Exhibit 99.1

                            Landis Savings Bank, SSB
                             Landis, North Carolina

                           Conversion Valuation Report
                             As of December 3, 1997

                                  Prepared by:

                                The Meritas Group
                      1829 East Franklin Street, Suite 600
                        Chapel Hill, North Carolina 27514
                                  919-968-9500

                       [Letterhead for The Meritas Group]

December 8, 1997

Board of Directors
Landis Savings Bank
107 South Central Avenue
Landis, North Carolina 28088

Dear Ladies and Gentleman:

      The Meritas Group, Inc. ("Meritas") hereby provides an independent appraisal of the estimated pro forma market value of Landis Savings Bank, SSB ("Landis Savings" or "the Savings Bank"). Landis Savings will convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank ("the Conversion"). The appraisal of Landis Savings was prepared and is furnished pursuant to the requirements of 4 NCAC 16G.0717 of the North Carolina Savings Institution Division (hereafter referred to as "the NC Administrator") and FDIC's regulations and valuation guidelines covering the conversion of mutual thrift institutions to stockholder-owned status.

      The Meritas Group, Inc. ("Meritas") is a financial consulting and valuation firm that specializes in the thrift and community banking industries. The background and experience of the principals of The Meritas Group are provided in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal, assisting with the business plan, and providing administrative assistance with the conversion, we are independent of Landis Savings.

      In preparing our appraisal, we have reviewed the Savings Bank's Application to Convert from a Mutual Savings Bank to a Stock Savings Bank with the NC Administrator, including the Form SB-2 filed with the SEC; we have conducted an analysis of Landis Savings which has included discussions with the Savings Bank's management, with Dixon, Odom & Co., L.L.P., the Savings Bank's independent auditors, and with Moore & Van Allen, PLLC, the Savings Bank's conversion counsel. We have also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While we believe this information to be reliable, we cannot guarantee its accuracy or completeness.

Board of Directors
Landis Savings Bank, SSB
December 8, 1997
Page 2

      In formulating our appraisal, we have relied upon the truthfulness, accuracy, and completeness of all documents the Savings Bank has furnished us. We have not independently verified the financial statements and other information provided to us by the Savings Bank, nor have we valued independently the assets or liabilities of the Savings Bank. Our valuation considers Landis Savings only as a going concern and should not be considered as an indication of the liquidation value of the Savings Bank.

      Ultimately, the value of any business is the price at which a willing buyer and a willing seller, each with access to relevant information and neither being under a compulsion to buy or sell, would transact. To estimate the pro forma market value of Landis Savings, our analysis focused on the application of three valuation procedures that are described in our report. In applying these procedures, we have reviewed, among other factors, the economic make-up of the Savings Bank's primary market area, the Savings Bank's financial performance and condition in relation to publicly-traded institutions that are deemed closely comparable to the Savings Bank, the conditions of securities markets in general, and the market for thrift institution common stocks in particular. Our analysis provides an estimation of the pro forma market value of Landis Savings based on the valuation methods applied and the assumptions outlined in our report.

      It is our opinion that as of December 3, 1997, the pro forma market value of Landis Savings was $7,000,000. The allowable range of value of the Savings Bank was from $5,950,000 (595,000 shares at $10 per share) to $8,050,000
(805,000 shares at $10 per share), based on a range of 15% above and below the valuation midpoint. The supermaximum was $9,257,500 (925,750 shares at $10 per share).

      Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of BOC Financial Corp.'s common stock.

      The valuation will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Savings Bank's financial performance and condition, management policies, and conditions in the equity markets for savings institutions' shares.

Board of Directors
Landis Savings Bank, SSB
December 8, 1997
Page 3

Should any such new developments or changes be material, in our opinion, to the valuation of the Savings Bank's shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be disclosed in the related valuation update.

Very Truly Yours,

The Meritas Group, Inc.

By:

Karen L. Young
Senior Vice President

                                Table of Contents

                            Landis Savings Bank, SSB
                      Landis, North Carolina Publishing Co.

Section                                                                    Page
-------                                                                    ----

Section I. Financial Characteristics of Landis Savings Bank, SSB

   Introduction                                                               7
      Description of Landis Savings                                           7
      Market Area                                                             8
      Regulation                                                              8
      Strategic Direction of the Savings Bank                                 9
      Asset Composition                                                       9
      Deposit Composition                                                    10

   Financial Condition of Landis Savings                                     10
      Balance Sheet Trends and Growth                                        10
      Income and Expense Trends                                              11
      Asset/Liability Management                                             12
      Yields and Costs                                                       13
      Regulatory Capital Requirements                                        14
      Lending Activities                                                     14
      Delinquencies and Non-Performing Assets                                16
      Investment Activities                                                  16
      Deposits                                                               17
      Borrowed Funds                                                         17
      Subsidiaries                                                           18
      Property and Equipment                                                 18
      Officers and Directors                                                 18
      Employees of Landis Savings Bank                                       19

Section II.   Analysis of Primary Market Area

   Introduction                                                              20
   Primary Service Area                                                      21
   Construction Activity                                                     22
   Unemployment Trends                                                       23
   Competition                                                               23
   North Carolina Bank and Merger Activities                                 23
   Trends in Market Interest Rates                                           23

                                Table of Contents
                                   (Continued)

                            Landis Savings Bank, SSB
                      Landis, North Carolina Publishing Co.

Section                                                                    Page
-------                                                                    ----

Section III. Selection and Analysis of Comparative Group

   Introduction                                                              25
   Review of the Comparative Companies                                       26
   Comparison of Landis Savings to the Comparative Group Aggregates          29
   Conclusions about Comparative Analysis                                    30
   Future of Landis Savings                                                  30

Section IV.   Correlation of Market Value                                    35

   Introduction                                                              35
   Financial Condition                                                       35
   Earnings Base and Profitability                                           36
   Growth and Predictability of Earnings                                     36
   Size and Growth Potential                                                 37
   Market Area                                                               37
   Management                                                                37
   Dividend Payments                                                         38
   Liquidity                                                                 38
   Marketing of the Issue                                                    39
   Summary of Adjustments                                                    41
   Valuation Method                                                          42
   Valuation Conclusion                                                      43

Section I. Financial Characteristics of Landis Savings Bank, SSB

Introduction

Description of Landis Savings Bank

      Landis Savings Bank ("Landis Savings" or the "Savings Bank") is a North Carolina-chartered mutual savings bank headquartered in Landis, North Carolina. The Savings Bank was chartered by the State of North Carolina in 1913 and operated as a state savings and loan association until 1986. Prior to 1986, Landis Savings was insured by the Financial Institutions Assurance Corporation, a state-chartered deposit insurance company. In 1986, the Savings Bank received federal insurance of its deposit accounts, when it converted to a federally chartered savings and loan association under the name Landis Home Federal Savings and Loan Association. In 1993, the Savings Bank converted to a North Carolina-chartered savings bank at which time it adopted its present name of Landis Savings Bank, SSB.

      In September 1997, the Board of Directors adopted a Plan of Conversion, providing for both the conversion of the Savings Bank from mutual to stock form and conversion to a state commercial bank charter. In connection with the conversion, Landis Savings will form a parent holding company to be known as BOC Financial Corp. ("Bancorp" or the "Holding Company"). Bancorp will sell stock to the public and invest part of the proceeds in exchange for all of the shares of stock issued by Landis Savings. Immediately after the stock conversion, Landis Savings will convert to a state commercial bank charter and will be renamed Bank of the Carolinas.

      Historically, the Savings Bank has operated as a traditional savings institution, emphasizing the origination of loans secured by one-to-four family residences and solicitation of passbook accounts and certificates of deposit. As a small, one-office institution with six employees, the Savings Bank has been limited in the number of products and services it can afford to offer its customers.

      Through the stock conversion and conversion to a state bank charter, Landis Savings plans to expand its retail deposit and loan product offerings and expand its market area through branching. Specifically, the Savings Bank plans to build a new branch in a high growth area in nearby Cabarrus County. Management believes that this area holds great potential for both deposit and loan growth for the Savings Bank. To support this growth and facilitate the Savings Bank's transition to a commercial bank charter, management plans to hire additional commercial banking expertise to assist management in developing new retail deposit and loan products.

      As of September 30, 1997, the Savings Bank had assets of $24.234 million, deposits of $19.701 million and retained earnings of $4.395 million, representing 18.14% of total assets. The Savings Bank reported earnings of $123,104 for the twelve months ended September 30, 1997 and $111,847 for the twelve months ended December 31, 1996, and $78,161 for the nine months ending September 30, 1997 and $66,904 for the nine months ended September 30, 1996.

Market Area

      Landis Savings' office is located in downtown Landis, North Carolina at 107 South Central Avenue in southern Rowan County. Landis (population 2,355) was originally incorporated in 1901, along a north/south railroad route which traverses downtown Landis. The heart of Landis' local economy was the Linn Mill, a thread and yarn textile mill founded in 1900. With the automation and sale of original Linn Mill to overseas interests, the Landis area has evolved into a bedroom community for Concord and Cabarrus County. The Bank's Primary Market Area consists of Rowan and Cabarrus Counties, and its Primary Service Area (in which approximately 75% of its customer base reside) consists of a three-mile radius from its downtown office.

      Landis Savings plans to expand its primary market area through the establishment of a new branch in a new business park development, named Kings Grant Business Community ("Kings Grant"), located on Interstate-85 at Speedway Boulevard, inside the city limits of Concord, North Carolina (Cabarrus County). This 20 acre development proposes to house three hotels and conference center, a regional mall, community shopping center, commercial and professional parks, and multi-family housing. Management anticipates that the branch will be constructed during the latter of part of 1998 and the branch will open in 1999.

      A map depicting the Savings Bank's location in Landis, North Carolina and proposed branch site in Concord, North Carolina are presented in Exhibit II.

Regulation

      The Savings Bank is a member of the Federal Home Loan Bank of Atlanta ("FHLB of Atlanta") and its deposits are insured to the applicable limits by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). Landis Savings is regulated by the FDIC and the Savings Institutions Division of the North Carolina Department of Commerce. Following the completion of its stock conversion, the Savings Bank plans to convert to a commercial bank charter, at which time it will be regulated by the North Carolina Banking Commission.

      On September 30, 1996, the Deposit Insurance Funds Act of 1996 was signed into law. The legislation included a special assessment equal to approximately 65 basis points of the assessable base of the Savings Bank as of March 31, 1996. As a result of this legislation, Landis Savings paid its one time special assessment of $101,141.87 on September 30, 1996.

Strategic Direction of the Savings Bank

      Landis Savings' Board of Directors has studied the strategic options available for a small mutual thrift in a low growth market. By virtue of the Savings Bank's small staff (six employees) and modest earnings, the Savings Bank has historically limited the number of deposit and loan products it offers its customers.

      In 1996, the Savings Bank expanded its deposit product line with the introduction of a money market checking account for high balance customers. During 1998, the Savings Bank plans to introduce traditional checking accounts in an effort to attract low cost demand accounts. The Savings Bank has also expanded its loan product offering through the introduction of equity loans secured by commercial real estate, as an initial step toward serving commercial customers in their primary market area. Management plans to introduce a broader array of deposit and loan products as the Savings Bank begins its conversion to a community bank charter.

      The Board of Directors recognized the limited opportunities for growth in the Landis market and began exploring adjoining markets that might offer the Savings Bank growth opportunities. Management identified the Kings Grant, located adjacent to Interstate 85, as a candidate for a branch location. After reviewing the area's demographics, the Board voted to purchase a branch site in the development. The Board believes that this community with its growth to date and prospects for future growth represents a unique opportunity for expansion.

      After careful study of the Savings Bank's strategic options, the Board concluded that a concurrent conversion to stock form of ownership and conversion to a community bank charter would provide the Savings Bank the financial capability and marketing tools to establish the Savings Bank as a full service, community bank. Following the conversion to stock form and to a state-chartered, community bank, the Savings Bank will be renamed "Bank of the Carolinas."

      The Board recognizes that the investment in the branch ($1.6 million budgeted for land and building) and the start-up costs of the branch will adversely impact the Savings Bank's earnings over the short term. Specifically, the Savings Bank will expand its staff for the branch and for commercial banking expertise to develop new retail deposit and loan products. The Board believes that Landis Savings' investment in the branch and its start-up costs are investments in long-term growth opportunities for the Savings Bank and an important step in its conversion to a full-service community bank.

Asset Composition

      Historically, Landis Savings has been a traditional thrift institution, principally engaged in the business of attracting deposits from the general public and originating one-to-four family residential real estate loans and, to a lesser extent, equity lines of credit.

      At September 30, 1997, approximately 88% of the Savings Bank's net loan portfolio were comprised of one-to-four residential real estate loans. Otherwise, the net loan portfolio is comprised of home equity loans (6.4% of the loan portfolio), home improvement loans (1.9%), construction loans (1.5%), commercial real estate loans (1.5%), and loans secured by deposits

(.3%). At September 30, the Savings Bank had $47,000 of loans delinquent 90 days or more (accruing), which represented .19% of total assets.

      At September 30, 1997, the Savings Bank's investment portfolio totaled $5.1 million, including gross unrealized gains of $10,479. The Savings Bank's investment portfolio consisted of United States government and agency securities ($2.6 million), Federal Funds Sold ($2.3 million), Federal Home Loan Bank Stock ($187,000) and interest-earning balances in other banks ($26,000).

Deposit Composition

      At September 30, 1997, Landis Savings held approximately $19.7 million of deposits. Approximately 43% of the Savings Bank's deposits were comprised of demand accounts, including regular passbook accounts (20.3% of the total deposits), and money market accounts (22.9%). Otherwise, the Savings Bank had $11.2 million of certificates of deposits with maturities ranging less than six months (14.7% of total deposits), six to 12 months (16.9%), and more than 12 months (25.3%). Approximately 14.6% of the Savings Bank's deposits ($2.9 million) are jumbo deposits of $100,000 or more. All jumbo deposits are retail deposits; the Savings Bank does not solicit brokered deposits.

Financial Condition of Landis Savings Bank

Balance Sheet Trends and Growth

      Exhibit II presents a summary of the audited financial statements of the Savings Bank for the fiscal years ending December 31, 1991-1996 and nine months ending September 30, 1997-1996. Table 1 provides Selected Financial Data for the Savings Bank and its compound annual growth rate for the FY1991-1996 period.

                                     Table 1
                             Selected Financial Data
                                     ($000)

                  At September 30,                    At December 31,
                  ---------------     -----------------------------------------------  Compound Growth
                  1997       1996     1996    1995    1994     1993      1992    1991        Rate
                  ----       ----     ----    ----    ----     ----      ----    ----        ----
Total Assets    24,234      22,470   22,661  20,094  19,084   18,917    18,734  18,085      4.1%
Investments      5,097       2,539    3,026   2,278   2,681    2,566     3,394   4,329     -6.9%
Net Loans       18,641      18,458   18,917  17,308  16,011   15,419    14,673  12,943      7.2%
Receivable
Deposits        19,701      18,077   18,322  15,846  15,045   15,098    15,137  14,837      3.7%
Borrowings           0           0        0       0       0        0         0       0         -
Equity           4,395       4,262    4,312   4,206   3,983    3,754     3,499   3,203      3.4%

Source: Savings Bank's Audited Statements

      As shown, Landis Savings' deposit growth was relatively flat over the FY1991-1995 period with deposits increasing only 1.0% annually. Through the introduction of money market deposit accounts in 1996, the Savings Bank's deposits increased approximately $2.5 million or 15.6%. For the nine months ending September 30, 1997, deposits increased $1.4 million, representing a 10.0% increase in deposits on an annualized basis. The Savings Bank's deposit growth in 1997 is attributable solely to its money market deposit account. As a result of the introduction of the money market deposit account, Landis Savings experienced an aggregate 3.7% compound growth in deposits over the FY1991-1996 period, which resulted in a 4.1% growth in total assets. While Landis Savings' investment in cash and investments declined approximately 7% over the 1991-1996 period, the Savings Bank's investments totaled $5.1 million at September 30, 1997, an increase of more than 68% from December 31, 1996. Otherwise, the Savings Bank's investment in loans receivable have increased 7.2% annually over the FY1991-1996 period.

Income and Expense Trends

      As a result of a narrowing of its interest rate margins, Landis Savings' level of profitability in FY1995 and FY1996 has declined, relative to the earlier periods shown. Specifically, the Savings Bank's cost of funds has increased with the introduction of its money market demand account, while its yield on earning assets has declined modestly over the period.

      The Savings Bank's earnings have also been impacted by several (non-recurring) factors. During fiscal year 1996, the Savings Bank recorded a $101,142 special SAIF assessment, which inflated the Savings Bank's non-interest expenses for the period. During the nine-months ending September 30, 1997, the Savings Bank adopted a Directors Retirement Plan for its Board members. As a result of the death of a Board member, the Savings Bank incurred a $47,000 (non-recurring) expense related to the Plan benefits. Further, the Savings Bank provided for approximately $19,000 of additional loan loss reserves to bring its loss reserves in line with loan loss reserve formulas suggested by the FDIC examiners.

                                     Table 2
                             Selected Operating Data
                                     ($000)

                              Nine Months
                                 Ended
                              September 30,    Twelve Months Ended December 31,
                           ------------------- --------------------------------
                           1997    1996   1996    1995   1994   1993 1992 1991

Total Interest Income     1,312   1,193  1,610   1,510  1,401  1,442 1507 1591
Total Interest  Expense     732     609    841     723    559    574  721  970
Net Interest Income         580     584    769     787    843    868  786  620
Provision for Loan           22       4      6       1      0      0    0    2
Losses
Net Interest Income         558     580    763     786    843    868  619  786
After Provisions
Non-interest Income           4       5      8       2     -4     23   34   37
Non-interest Expense        453     488    609     509    404    442  368  363
Income before Income Tax    109      97    162     279    435    449  451  292
Income Tax Expense           31      30     50     101    168    193  164  103
Net Income before
cumulative effect of
change in accounting
principal                    78      67    112     178    267    256  287  189
Cumulative effect of
change in accounting
principal                     0       0      0       0      0      0    8    0
Net Income                   78      67    112     178    267    256  295  189
Earnings Base, Adjusted
 for Non-Recurring Items    166*   --      182     178    267    256  287  189

*     Trailing 12 Months Ended 9/30/97

Source: Audited Financial Statements

                                     Table 3
                             Selected Operating Data
                                     ($000)

                                             Period Ending / At        Period Ending /At
                                               September 30,              December 30,
                                             ------------------        -----------------
                                                1997     1996           1996       1995
Performance Ratios:
Return on Average Assets                       0.44%      0.42%         0.52%      0.90%
Return on Average Retained Earnings            2.37%      2.11%         2.64%      4.30%
Average Retained Earnings to Average Assets   18.61%     20.15%        19.86%     20.83%
Interest Rate Spread                           2.50%      2.96%         2.84%      3.20%
Net Yield on Average Interest Earning Assets   3.37%      3.83%         3.71%      4.07%
Average Interest Earning Assets to Average   120.21%    121.84%       121.53%    123.41%
Interest-Bearing Liabilities
Ratio of Non-interest Expense to Average       2.57%      3.09%         2.85%      2.56%
Total Assets

Asset Quality Ratios:
Non-performing Assets to Total Assets          0.19%      0.04%         0.02%          -
Loan Loss Reserves to Non-performing Loans    63.83%     60.00%        160.0%          -
at period end

Number of:
Outstanding Loans                                503        506           507        501
Deposit Accounts                               1,476      1,496         1,479       1455
Full Services Offices Open                         1          1             1          1

Source: Offering Circular

      As a result of a decline in the Savings Bank's net interest margin, Landis Savings' return on average assets has trended downward over the FY1991-FY1996 period. For FY1996, the Savings Bank reported a 0.52% return on average assets (0.85% return on assets, adjusted for the SAIF special dividend assessment) and 0.53% return on average assets for the twelve months ended September 30, 1997 (0.71% return on assets, adjusted for non-recurring expenses related to a directors retirement plan resulting from the recent death of a director and a larger loan loss provision).

      Landis Savings' capital to assets ratio declined modestly over the period from 20.8% of assets at December 31, 1995 to 18.6% at September 30, 1997, reflecting a higher growth in assets over the period relative to capital augmentation.

Asset/Liability Management

      Over recent years, Landis Savings has measured its exposure to interest rate risk by computing the "GAP" between the dollar volume of assets and liabilities which are expected to reprice within similar time periods, based upon assumptions about prepayment speeds and deposit decay. Recently, the Savings Bank has also begun reviewing the present value of its cash flow from assets, liabilities, and off-balance sheet assets under various interest rate scenarios. This analysis represents the Savings Bank's net portfolio value ("NPV") under instantaneous changes in market interest rates from one to four percent. The FHLB of Atlanta prepares these NPV analyses for Landis Savings.

      Exhibit IV illustrates Landis Savings' asset/liability maturity structure, based upon contractual maturities. On September 30, 1997, the Savings Bank reported a one-year GAP of negative 27.75%. The Savings Bank's three-year and five-year cumulative GAPs were negative 29.43% and negative 26.26%, respectively. Exhibits V and VI provide the Savings Bank's Net Portfolio Value and Net Interest Income Analysis, respectively, at September 30, 1997. As shown, the Savings Bank's market value of portfolio equity would decline 8.74% (or $428,000) if interest rates were to rise 200 basis points. Conversely, the Savings Bank's market value of portfolio equity would increase 3.45% ($169,000) if interest rates were to fall 200 basis points,

      The Board of Directors seeks an acceptable balance between maximizing yield potential and limiting the Savings Bank's exposure to interest rate risk. The Savings Bank's basic strategy in managing its exposure to interest rate risk has been to emphasize shorter-term, fixed rate mortgages and adjustable rate mortgages. The Savings Bank has never used synthetic hedge instruments or borrowed funds as tools to manage its interest rate risk At September 30, 1997, the Board of Directors believed that the Savings Bank's exposure to interest rate risk was acceptable in view of the Savings Bank's historical results from operations and its highly capitalized position.

      With the Savings Bank's conversion to a community bank charter, the converted bank will place greater emphasis on (shorter term) consumer lending, adjustable rate real estate loans and commercial loans. Through deposit growth and deployment of assets with shorter terms, it is anticipated that the Savings Bank's asset/liability maturity structure may improve over time, thereby limiting the converted bank's exposure to interest rate risk.

Yields and Costs

      Exhibit VII presents the Savings Bank's weighted average yields and costs on interest earning assets and interest bearing liabilities for the nine months ending September 30, 1996 and 1997 and twelve months ending December 31, 1995 and 1996.

      From December 31, 1995 to 1996, the Savings Bank's yield on earning assets has declined 4 basis points from 7.82% to 7.78%, respectively. Subsequently, the Savings Bank's yield on earning assets has declined 17 basis points to 7.61% for the nine months ending September 30, 1997.

      From December 31, 1995 to 1996, the Savings Bank's cost of interest-bearing liabilities increased 32 basis points from 4.62% to 4.94%, respectively. Subsequently, the Savings Bank's cost of interest bearing liabilities increased 17 basis points to 5.11% for the nine months ending September 30, 1997.

      As a result of the Savings Bank's yield/cost structure, Landis Savings' interest rate spread has declined from 3.20% for fiscal year 1995 to 2.84% for fiscal year 1996 and 2.50% for the nine months ending September 30, 1997. The Savings Bank's interest rate spread has declined in large part because of the pricing structure of the its money market demand account and resulting transfers from lower cost funds to the money market account. Continued growth in new money into the money market demand account along with the introduction of traditional checking accounts may offset the deterioration of the Savings Bank's interest rate spread over time.

      Over this period, the Savings Bank's ratio of interest earning assets to interest bearing liabilities has fallen from 123.41% for fiscal year 1995 to 121.53% for fiscal year 1996 to 120.21% for the nine month period ending September 30, 1997. Over this period, the Savings Bank's net yield on average interest earning assets has fallen from 4.07% for fiscal year 1995 to 3.37% for the nine months ending September 30, 1997.

      Exhibit VIII provides an analysis of the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities.

Regulatory Capital Requirements

      Exhibit IX provides presents the historical and projected pro forma capitalization of Landis Savings. On a pre-conversion basis, the Savings Bank meets all of its regulatory capital requirements, with its 18% capital to assets ratio at September 30, 1997. Through the stock conversion, Landis Savings will raise additional capital to supplement its existing capital base and provide financial resources for its planned expansion into Cabarrus County.

Lending Activities

      Exhibit X provides an analysis of the Savings Bank's loan portfolio by type of loan and security. At September 30, 1997, more than 88% of the Savings Bank's net loan portfolio was comprised of single-family residential loans, primarily located in the Savings Bank's market area. Over the period shown, there has been a modest decline in the level of residential mortgages and a corresponding increase in the level of home equity loans.

      Exhibit XI presents a summary of the Savings Bank's loan origination activities over the nine months ending September 30, 1996-1997 and fiscal years ending December 30, 1995-1996. Landis Savings originates its loans for portfolio. Applications for single family real estate loans are underwritten and closed in accordance with the standards of the Federal Home Loan Mortgage Corporation ("FHLMC"). While the Savings Bank underwrites its loans so that they could be sold in the secondary market, Landis Savings originates and retains its loans for portfolio. The Savings Bank's lending policies limit the maximum loan-to-value ratio on mortgages secured by single-family residences to 80% of the lesser of the appraised value or the purchase price of the real property securing the loan. The Savings Bank will make a single family residential loan with up to a 95% loan-to-value ratio if the customer obtains private mortgage insurance.

      Landis Savings offers residential and commercial construction loans. To date, the majority of Savings Bank's construction loans have been for the construction of owner-occupied, single-family dwellings in the Savings Bank's primary market area. Generally, the construction loans are originated in connection with the permanent loan on the property and have a term of six to 18 months. At September 30, 1997, the Savings Bank had $285,000 of construction loans outstanding (virtually all was secured by single family residences), representing 1.52% of net loan outstanding.

      The Savings Bank originates commercial real estate loans, as well as a limited amount of multi-family residential real estate loans, generally limiting such originations to loans secured in its primary market area and to borrowers with whom it has other loan relationships. The Savings Bank's multi-family residential loan portfolio consists of loans secured by small apartment buildings. The Savings Bank limits the loan-to-value ratio on multi-family residential loans to 80%. At September 30, 1997, the Savings Bank had approximately $205,000 of loans secured by multi-family residential property, representing 1.09% of the loan portfolio.

      The Savings Bank also originates commercial real estate loans to finance the acquisition of small office buildings and commercial and industrial buildings. Such loans generally range in size from $100,000 to $500,000.The Savings Bank generally limits the loan-to-value ratio on commercial real estate to 75%, although the loan-to-value ratio on commercial real estate loans has been as high as 80%. At September 30, 1997, the Savings Bank had approximately $270,000 of loans secured by commercial real estate, representing 1.44% of the loan portfolio. Recently, the Savings Bank has introduced an equity line of credit, secured by commercial properties. Underwriting for commercial equity lines conform to the Savings Bank's loan underwriting guidelines for commercial real estate loans, as outlined above.

      Landis Savings offers home equity loans, where the aggregate debt outstanding does not exceed 80% of the appraised value of the collateral property. Such loans are offered on an adjustable rate basis, requiring monthly payments until the loan is retired. At September 30, 1997, the Savings Bank had approximately $1.2 million of home equity loans outstanding, representing 6.41% of the loan portfolio.

      The Savings Bank also offers home improvement loans and loans secured by deposit accounts. At September 30, 1997, the Savings Bank's home improvement loans totaled $358,000 (or 1.92% of the loan portfolio) and its loans on savings accounts totaled $58,000 (0.31% of the loan portfolio).

      The Savings Bank has recently begun offering automobile loans, which are generally underwritten in amounts up to 75% of the lesser of the purchase price of the automobile or, with respect to used automobiles, the value as published by the National Automobile Dealers Association. The terms of most automobile loans do not exceed 48 months. At September 30, 1997, the Savings Bank had no automobile or unsecured consumer loans in its loan portfolio.

      Exhibit XII presents the contractual maturities of the Savings Bank's loan portfolio as of September 30, 1997. As shown, approximately $11.2 million of the Savings Bank's loan portfolio consisted of fixed rate 1-4 family residential loans, accounting for approximately 60% of the loan portfolio.

Delinquencies and Non-Performing Assets

      Exhibit XIII presents Landis Savings' non-performing assets at December 31, 1995 and 1996 and at September 30, 1997. At September 30, 1997, the Savings Bank had $47,000 of accruing loans 90 days or more past due, representing 0.19% of total assets.

      Exhibit XIV provides an analysis of the Savings Bank's allowances for loan losses. During 1997, the Savings Bank adopted an allocation of loan loss reserves by loan category, based upon recommendations made by the Savings Bank's FDIC examiners. As a result, the Savings Bank made a $22,000 provision for loan losses during the nine month period ending September 30, 1997. (Exhibit XV provides a summary of the Savings Bank's allocation of allowances for loan losses). On September 30, 1997, loan loss provisions totaled $30,000, representing 64% of the Savings Bank's non-performing assets.

      Landis Savings has not incurred a loan loss since the Savings Bank was incorporated in 1913.

Investment Activities

      The Board of Directors has authorized management to invest in U.S. Government and agency securities, state government obligations, municipal securities, obligations in the FHLB, mortgage-backed securities issued by the Federal National Mortgage Association and FHLMC, and other securities authorized by the Administrator of the Savings Institution Division as permissible investments. The Savings Bank's objective is to use such investments to reduce the Savings Bank's interest rate risk, enhance its yields on assets and provide liquidity for daily operations.

      The Savings Bank's investment portfolio consists primarily of securities issued by the US Treasury and federal and state government agency obligations. At September 30, 1997, the Savings Bank's entire portfolio of investment securities was classified as available for sale and amounted to $2.6 million, including gross unrealized gains of $10,000. The Savings Bank attempts to maintain a high degree of liquidity in its investment portfolio by choosing those which are readily marketable. As of September 30, 1997, the estimated weighted life of the Savings Bank investment securities portfolio was approximately one year. In addition, the Savings Bank had invested $2.3 million in federal funds sold, $187,000 in FHLB stock, and $26,000 in interest-bearing balances in other banks.

      Exhibit XVI sets forth the carrying value of the Savings Bank's investment portfolio at December 31, 1995 and 1996 and at September 30, 1997. As shown, the Savings Bank has increased its aggregate investment in liquid assets from $2.3 million at December 31, 1995 to $5.1 million at September 30, 1997. The Board has elected to increase the Savings Bank's investment in liquid assets over this period to support the liquidity needs of its money market demand accounts.
Exhibit XVII sets forth the scheduled maturities, carrying values, amortized cost and average yields for the Savings Bank's investment portfolio at September 30, 1997.

Deposits

      Landis Savings attracts demand accounts and short term and intermediate term certificates of deposits from its primary market area. As noted, the Savings Bank introduced its money market demand account in 1996, designed to attract high balance, low volume checking customers. The Savings Bank sets an interest rate for its money market demand account, based upon the average balance in the account for the month. Since the Savings Bank has a limited staff (six employees) and limited financial resources, the Board elected to initially offer a low-volume checking program designed to attract deposits and minimize administrative overhead. As a result of these efforts, the Savings Bank had attracted approximately $4.5 million of money market deposits at September 30, 1997. While the Savings Bank experienced some internal transfer of deposits into the money market account, overall new deposits have been acquired and internal capabilities to handle check processing has been developed. During 1998, Landis Savings plans to add traditional checking accounts to its product line.

      Exhibit XVIII sets forth the Savings Bank's deposit mix as of December 31, 1995 and 1996 and September 30, 1997. Over the period shown, the Savings Bank's deposits have increased from $15.8 million at December 31, 1995 to $19.7 million at September 30, 1997. Passbook deposits have declined from $5.4 million to $4.0 million, while money market demand deposits increased from $0 to $4.5 million over the corresponding period. Otherwise, certificates of deposits have increased from $10.5 million at December 31, 1995 to $11.2 million at September 301, 997.

      On September 30, 1997, approximately 57% of the Savings Bank's deposits were comprised of certificates of deposits, 22.9% of money market demand deposits, and 20.3% of passbook deposits.

      Exhibit XIX provides a summary of the Savings Bank's deposit flows for fiscal years ending December 31, 1995 and 1996 and nine months ending September 30, 1996 and 1997. Exhibit XX sets forth the Savings Bank's certificates of deposit, classified by balance and term to maturity. As shown, Landis Savings had $2.9 million of certificates of deposits with balances of $100,000 or more, representing 25.7% of total certificates of deposit and 14.6% of total deposits.

Borrowed Funds

      As a member of the FHLB of Atlanta, Landis Savings has access to advances from the FHLB of Atlanta. The Savings Bank has a Blanket Agreement for advances with the FHLB under which the Savings Bank may borrow up to 75% of assets, subject to normal collateral and underwriting requirements.

      Landis Savings does not utilize borrowings as a source of funds for daily operations of the Savings Bank and therefore has reported no outstanding borrowings over the December 31,

1995 through September 30, 1997 period. Following its conversion to a commercial bank charter, the Savings Bank plans to remain a member of the FHLB of Atlanta.

Subsidiaries

      Landis Savings does not currently have an active service corporation.

Property and Equipment

      Landis Savings operates out of its downtown office at 107 South Central Avenue in Landis, North Carolina. The Savings Bank purchased its 5,000 square foot office in 1953. At September 30, 1997, the Savings Bank's net investment in the office was $261,000. According to the 1997 tax records, the Savings Bank's office has a tax value of $375,340, reflecting management's estimate of the building's current market value.

Officers and Directors

      Landis Savings' has six members on its Board of Directors, including the one inside director, the President. The Board is comprised of the following members:

o Stephen R. Talbert, 52, serves as the President, Chief Executive Office and Director of Landis Savings. Mr. Talbert graduated from Catawba College in 1996 with a Bachelor of Arts in Business Administration. From 1966 to 1971, Mr. Talbert served as a cost accountant with Boise Cascade Corp; Mr. Talbert worked for First Union Bank from 1970-1971 as an accountant in the Bank's Corporate Accounting Department. Mr. Talbert joined Landis Savings in 1971; he was elected to the Board of Directors in 1986 and named Chief Executive Officer in 1988.

o Thomas P. Corriher, 68, serves as Chairman of the Board and Vice President of the Savings Bank. Mr. Corriher is retired from the Cannon Companies, where he served as Assistant Secretary. He currently owns and operates the Retail Camera and Hobby Shop.

o Henry H. Land, 55, serves as Secretary, Treasurer, and Director for the Savings Bank. Since 1988, Mr. Land has been a partner in McClary, Stocks, Smith & Land, P.A., a certified public accounting firm in Kannapolis, North Carolina.

o John A. Drye, 33, serves as Director for the Savings Bank. Since 1991, Mr. Drye has served as Vice President of Clay Wright Insurance Agency, Inc., a property and casualty insurance agency in Landis, North Carolina.

o Susan Linn Norvell, 43, serves as Director for the Savings Bank. Mrs. Norvell is currently a homemaker. From 1995 until 1997, Mrs. Norvell was employed as a legal assistant for Edward P. Norvell, Attorney at Law.

o Lynne Scott Safrit, 39, serves as Director for the Savings Bank. Since October 1995, Mrs. Safrit has served as President of Castle & Cooke, Inc. and President and Chief Executive Officer of Atlantic American Properties, Inc. in Kannapolis, North Carolina since 1989. Both companies are involved in commercial property development and asset management of office, office, retail, multi-family, country club, and residential properties.

Employees of Landis Savings Bank

      Landis Savings has six full-time employees (including the President) with extensive tenure and an annual payroll of approximately $295,000 for fiscal year 1996.

Section II. Analysis of Primary Market Area

Introduction

      Landis Savings' primary market area consists of the counties of Rowan and Cabarrus, the home of the Savings Bank's single office location (Landis, North Carolina) and the proposed site of their de novo branch in Kings Grant Business Community (Concord, North Carolina). Landis has historically been a textile manufacturing town, the home of Linn Mills. Following the decline of the textile industry during the 1980's and sale and automation of the original Linn Mill, Landis has evolved into a bedroom community for Concord and Cabarrus County. Located approximately three miles from Interstate 85, Landis has excellent interstate access to Salisbury (Rowan County's seat) and Concord.

      With manufacturing comprising more than 30% of Rowan County's labor force, many of the area's largest employers are manufacturers (in Salisbury, unless otherwise noted), including Hoechst Celanese Corp (2,000 employees), Cone Mills
(750), Fieldcrest Cannon Inc. (700), Parkdale Mills (formerly the Linn Mill with 600 employees in Landis), China Grove Textiles, Inc (470 employees in China Grove), North Carolina Finishing (400 employees in Spencer), and Fieldcrest Cannon Inc. (Plant 7, 360 employees). Other leading employers in the County include Freightliner, a trucking company in Cleveland with 1,150 employees, and the city and county governments.

      Cabarrus County serves as home to more than 130 manufacturing plants, which employ more than 30,000 workers. The largest manufacturers in the County (in Concord, unless otherwise noted) include Fieldcrest Cannon Inc. (Plant 1 in Kannapolis, 5,000 employees), Philip Morris USA (2,172 employees), Fieldcrest Cannon (Plant 6, 950 employees), Shogren Hosiery Manufacturing (750), Perdue Farms (700), Pass Seymour/Legrand Inc. (500), Fieldcrest Cannon Inc. (Plant 4 in Kannapolis, 500 employees), Fun-Tees Inc. (500), and S & D Coffee Inc. (475). Other leading employers in Cabarrus County include the Cabarrus Memorial Hospital and city and county government.

      In addition to the area's manufacturing base, Concord has benefited from growth of the Interstate 85 corridor, with its access to Charlotte and its population of more than 1.2 million. The City of Concord has actively partnered with private industry to help attract economic growth to the area. Specifically, Concord has been a leading force in the development of Kings Grant, where the Savings Bank plans to open its de novo branch. Following the annexation of Kings Grant into the City, water and sewer lines were extended to the site property; the City purchased an adjacent airport site from Cabarrus County and completed the $31 million regional airport in 1994. The City also undertook the construction of a new $10 million championship public golf course adjacent to Kings Grant, which opened in August 1997. In 1997, the City purchased 160 acres within Kings Grant as the site for a convention center to be attached to a full service hotel.

      Kings Grant is strategically located between Charlotte and Concord, providing for the contiguous growth of business into Cabarrus County. Many of Charlotte's primary amenities are located near Kings Grant, including the University of North Carolina at Charlotte, University

Research Park, University Medical Center, Blockbuster Pavilion, and the Charlotte Motor Speedway. Kings Grant has core property of more than 1,000 acres, located on Interstate 85 and Kings Grant Boulevard/Speedway Boulevard. The plans for this multi-use planned development include a 1.4 million square foot mall, a 350,000 square foot retail center, a 300 room conference center hotel with attached convention center, commercial sites for restaurants, banks (Landis Savings and First Citizens Bank), a 25 acre multi-family site, and two business parks.

Primary Service Area

      Given the nearby Interstate 85 access and adjoining towns of China Grove (to the north) and Kannapolis (to the south), Landis Savings' primary service area approximates a three-mile radius from the Savings Bank's location in downtown Landis. Management estimates that approximately 75% of the Savings Bank's customers reside within this three-mile radius. Further, management anticipates that a three mile radius from the Kings Grant branch will be representative of the Savings Bank's service area in Cabarrus County.

      Exhibits XXI-XXIV present a demographic analysis of a three-mile radius for each site (defined as the Primary Service Area, "PSA") relative to county, state and national averages. The demographic data for these exhibits was provided by National Decisions Systems, San Diego, California. Landis Savings' future bank site has been included in this analysis because of the its strategic importance in the Savings Bank's business plan. Specifically, the Kings Grant branch site represents a significant opportunity for deposit and loan growth for the Savings Bank. With the Savings Bank's conversion to a commercial bank charter and name change, Landis Savings has the opportunity to expand its deposit and loan product offering and promote itself as "Bank of the Carolinas," a full service community bank.

      As shown in Exhibit XXI, the Kings Grant PSA has a population of approximately 8,716 residents and 3,140 households in 1997.While the population base is much smaller than that of Landis PSA (20,784), the Kings Grant PSA has enjoyed a growth in population that is more than five times that of Landis. Moreover, the area's projected growth exceeds local, state and national averages. By the year 2002, the Kings Grant PSA is projected to have a population of approximately 11,000 with more than 4,000 households. Importantly, this area is comprised overwhelmingly of homeowners, with more than 90% of the area's homes being owner-occupied, and the majority of the population consisting of married couples with children.

      The Kings Grant PSA's per capita income was $25,759 in 1997, more than 95% higher than that of Landis ($15,592); further, the area's average household income of $71,493 was approximately 90% above that of Landis ($37,570).

      More of the Kings Grant PSA residents are employed in executive and management positions, professional specialties, and sales, relative to the Landis PSA. As shown in Exhibit XXII, the Landis PSA has more residents employed in manufacturing processes, including machine operator, and precision, production and craft.

      As shown in Exhibit XXIII, the Kings Grant PSA residents have a higher level of education, with approximately 19% of the residents holding college bachelor degrees and 6% holding graduate degrees. In contrast, approximately 29% of Landis' residents hold high school diplomas and approximately 45% of the residents have attended fewer than 12 years of public education.

      Housing values also reflect the viability and strength of the local economies. The Landis PSA has a median property value of $56,483, approximately 18% below the county average and 38% below the state average. Conversely, the Kings Grant PSA's median property value was $137,091, which is 143% higher than that of Landis and above the county, state and national averages.

      Exhibit XXIV presents an estimate of the 1996 financial assets and liabilities within the three-mile PSA for Landis and Kings Grant. As shown, the Landis PSA had total financial assets of $450.72 million and financial liabilities of $175.78 million for a population of 20,784 and 8,521 households. On a per household basis, residents had approximately $4,000 invested in demand accounts, $29,000 in savings and investments and $19,000 in other investments. Looking at the Savings Bank's current product line, the Landis PSA had approximately $94.0 million of deposits, including $28.8 million of passbook accounts, $19.0 million of money market deposits and $46.1 million of short and long-term certificates of deposit. At September 30, 1996, the Savings Bank reported total deposits of $19.7 million, representing in aggregate 20% of the PSA deposit market share.

      Looking at the financial assets and liabilities of the Kings Grant PSA, the area reported approximately $371.2 million of financial assets and $163.4 million of financial liabilities. On a per household basis, residents had approximately $7,800 invested in demand deposits, $73,200 in total savings and investments, and $37,300 in other investments. Given the PSA's current financial base and its prospects for future growth, the Board of Directors chose the Kings Grant location for a de novo branch.

Construction Activity

      Exhibit XXV provides a summary of residential and non-residential construction activities in Rowan and Cabarrus Counties during 1991-1996 and the seven months ending July 1997 (latest data available). As shown, Rowan County's construction activities increased from $84.7 million ($47.5 million in residential and $37.2 million in non-residential) in 1991 to $159.9 million ($86.0 million in residential and $73.9 million in non-residential) in 1996, representing an 88.8% increase over the period. In contrast, Cabarrus County's construction activities increased 138.9% over the period from $96.7 million ($55.9 million in residential and $40.8 million in non-residential) in 1991 to $231.0 million ($148.4 million in residential and $82.6 million in non-residential) in 1996.

Unemployment Trends

      Exhibit XXVI provides a summary of labor force and unemployment trends in Rowan and Cabarrus Counties for 1991-1996 and from January to October 1997. Both Rowan and Cabarrus Counties have enjoyed low levels of unemployment over the periods shown, well below the state and national averages. In October 1997, Rowan and Cabarrus Counties reported unemployment rates of 3.0% and 2.4%, respectively, below both the state average (3.2%) and national average (4.4%).

Competition

      Exhibit XXVII provides a summary of the financial institutions serving the Landis, Rowan County, Concord, and Cabarrus County markets. As shown, the Savings Bank serves the Landis market, along with First Charter National Bank (Concord-based bank with $27.0 million of deposits in the market) and Central Carolina Bank (Durham-based bank with $8.5 million of deposits). While Landis Savings' aggregate deposits have increased over the period, the Savings Bank's market share has fallen from 33.6% in 1992 to 32.4% in 1996, with the market area's deposits growing faster than that of the Savings Bank. Over the 1992-1996 period, total deposits in Landis increased at a compound annual growth rate of 3.77%.

      Deposits in Concord and Cabarrus County totaled $555.0 million and $1.1 billion, respectively. Deposits in Concord grew at an adjusted 0.81% compound annual growth rate over the 1992-1996 period, while deposits grew 2.37% annually in Cabarrus County. (Note: In computing growth rates in deposits, First Union's deposits were excluded from calculations due to sharp declines--from $79.0 million to $29.1 million--in deposit balances; similar trends in First Union deposits have been noted in other geographic areas of North Carolina; we have concluded that these deposit fluctuations are more likely to be attributable to home office adjustments rather than retail deposit flows).

North Carolina Bank and Thrift Merger Activities

      Exhibit XXVIII provides a summary of announced thrift and bank mergers in North Carolina since January 1, 1995. As shown, thrift acquisitions have averaged approximately 148% of book value and 26X trailing 12 months earnings, while banks have averaged 248% of book value and 26X earnings over the corresponding period.

Trends in Market Interest Rates

      Exhibit XXIX provides an analysis of trends in market interest rates for 90-day treasury bills, 3-year treasury notes, one and 30-year treasuries and Prime Rate from 1994. As shown, interest rates declined through the last six months of 1995, before longer-term yields began to increase in the spring of 1996. Short-term rates have remained stable for approximately two years. Intermediate and longer-term rates rose through early 1997, but have retrenched in recent months.

      In general, the Federal Reserve appears to be comfortable with the recent tightening of interest rates and resulting leveling off of the yield curve. Flat yield curves are generally held to be an indicator that the market expects the economy to slow. Long term interest rates are generally accepted as an estimation by the market of where short term rates are going in the future. The Federal Reserve is not expected to make any material changes in interest rates other than a possible 25 basis point adjustment during the late spring of 1998 as a step to tighten the supply of money and further deter inflation.

Section III. Selection and Analysis of Comparative Group

Introduction

      To determine the fair market value of the Savings Bank's common stock, it is necessary to compare the financial condition, operating results and other characteristics to a select group of comparable publicly traded thrifts.

      First, Landis Savings is compared to the universe of publicly-traded thrifts, excluding those companies who have agreed to acquired; have been converted for less than 12 months; or who report operating losses or have price/earnings multiples exceeding 30. Out of the approximately 400 publicly traded thrifts listed on the New York Stock Exchange ("NYSE"), American Stock Exchange ("AMEX") or Nasdaq, a universe of 258 met the above criteria. This universe of publicly traded thrifts is provided in Exhibit XXX. The SNL DataSource, provided by SNL Securities in Charlottesville, Virginia, is the principal source of data for the analysis of publicly traded thrift companies.

      From this publicly traded thrift universe, we have also identified several supplemental groups for valuing Landis Savings, including publicly traded thrifts in the southeast and in North Carolina. Exhibits XXXI and XXXII provide the universe of southeastern and North Carolina publicly traded thrifts.

      In valuing Landis Savings, ideally we select a group of publicly traded thrifts in the same geographic region with similar local economies, asset sizes, capital levels, earnings performance and asset quality. However, there are a limited number of comparably sized companies with "liquid" stock with an active market to provide meaningful market values. Therefore, we have selected a group of publicly traded thrifts are listed on the NYSE, AMEX or NASDAQ. Companies, which are the target of mergers or have announced that they are engaged in merger negotiations are excluded from consideration. Further, we have eliminated those companies with unusual characteristics, which tend to distort both the median or mean calculations of pricing ratios. Specifically, we have excluded all companies with operating losses for the last twelve months. From this universe of thrifts, we have identified those thrifts, which have assets of less than $100 million; have equity of 10% or more; and which converted prior to December 3, 1996. We believe that both asset and equity size are important considerations because they reflect both the earnings capacity of the institution and its limited liquidity. Exhibit XXXIII provides a list of the 36 publicly traded thrifts, which met the above criteria.

      From this list of 36 thrifts, companies were eliminated from consideration for the following factors: (a) the company was a mutual holding company (one company); (b) non-performing assets exceeded 1.5% (seven companies); (c) loans served/assets exceeded 20% (four companies); (d) price/earnings for last twelve months exceeded 40 X (four companies); incomplete financial data was available for analysis (one company); and (e) loans/assets were less than 65% (twelve companies). We believe that these selection criteria select the most comparable companies to Landis Savings, given the Savings Bank's low level of non-performing assets (0.19%); its traditional thrift operations as a portfolio lender; and its heavy emphasis upon mortgage lending. Exhibit XXXIII identifies the companies excluded from the comparative group based upon the criteria outlined above.

      The resulting group of comparative companies (the "comparative group") consists of 13 thrifts includes eleven mid-western companies and two southeastern companies. These comparative companies are located in the states of Ohio (three companies); Indiana (two); Michigan (two); Minnesota (one); Montana
(one); Kentucky (one); South Carolina (one) and North Carolina (one). Table 4 provides a description of these thrifts, their location, asset size and other descriptive data. Exhibit XXXV. Detailed information on the Comparative Group is presented in Exhibit XXXIV through XXXVII. Demographic data for each comparative company is provided in Exhibit XXXVIII.

Review of the Comparative Group Companies

Three Rivers Financial Corporation, Three Rivers, Michigan ("Three Rivers"), is the holding company for First Savings Bank, A Federal Savings Bank. It operates four full service offices in Three Rivers (two offices), Schoolcraft, and Union. They consider their primary market to consist of St. Joseph and Cass Counties and the southwest portion of Kalamazoo County. Three Rivers has assets of $94.2 million and an equity to assets ratio of 13.77. Over the last twelve months, Three Rivers reported a return on average assets of 0.90% and return on average equity of 6.48%. Over the 1993-1996 period, Three Rivers has experienced a 5.88% growth in assets. Loans increased 2.0% annually, while deposits declined 1.37% annually. Borrowings have funded much of Three Rivers'growth, increasing from $1.0 million to $9.1 million for a 109% growth.

Home Building Bancorp, Inc., Washington, Indiana ("Home Building"), is the holding company for Home Building Savings Bank, FSB, with full service offices in Washington and Petersburg. Home Building has total assets of $41.7 million and a capital to assets ratio of 14.12%. For the last twelve months reported, Home Building reported a return on assets of .75% and a return on equity of 5.76%. Over the 1993-1996 period, Home Building's assets declined .92% annually, while its deposit base shrank 5.2% annually and its loan portfolio decreased 2.77% annually. Over this period, Home Building utilized borrowings to fund operations with borrowings increasing from $2.5 million in 1993 to $4.1 million in 1996. According to the Savings Bank's regulatory report at June 30, 1996, more than 75% of the Savings Bank's portfolio consisted of single-family mortgage loans and 17.5% of consumer loans.

Joachim Bancorp, Inc., De Soto, Missouri ("Joachim"), is the holding company for Joachim Federal Savings and Loan Association with one full service office in De Soto, Missouri and $35.1 million in assets; the Association was organized in 1962 and converted to stock on December 27, 1995. Joachim has an equity to assets ratio of 28.14% and a return on average assets and average equity of 0.79% and 2.72%, respectively. Over the 1993-1996 period, the Association reported an annual growth of 0.7% in loans and 1.6% decline in deposits annually. Otherwise, the Association's assets grew 5.84% annually over the period, reflecting growth through earnings and its conversion to stock form of ownership.

Logansport Financial Corp, Logansport, Indiana ("Logansport Financial"), is the holding company for Logansport Savings Bank with its single office. At September 30, 1996, Logansport Financial reported total assets of $85.8 million and an equity to assets ratio of 18.89%. For the latest twelve months reported, Logansport Financial reported a 1.42% return on assets and 7.28% return on equity. Logansport Financial has reported strong growth over the 1993-1996, with growth in loans, savings and assets increasing annually 14.49%, 5.02% and 11.37% respectively. Logansport Financial converted to stock form of ownership on June 14,1995.

Lexington B&L Financial Corp., Lexington, Montana ("Lexington B&L"), is the holding company for B&L Bank, a federally chartered federal savings bank. Lexington B&L operates out of one office facility with total assets of $59.2 million and an equity to assets ratio of 28.32%. For the last twelve months reported, Lexington B&L reported a 1.02% return on assets and 3.45% return on average equity. Over the 1993-1996 period, Lexington B&L's assets grew 6.44% annually, while its deposits grew 0.99% and assets increased 9.11%. Lexington B&L emphasizes the origination of single family mortgage loans for its own portfolio. As a result, more than 88% of the Savings Bank's real estate loan portfolio consists of residential mortgages. On June 6, 1996, Lexington B&L converted to stock form.

Sobieski Bancorp, Inc., South Bend, Indiana ("Sobieski"), is the holding company for Sobeski Federal Savings and Loan Association of South Bend. Sobieski operates three full service offices in the South Bend market area. At September 30, 1997, Sobieski reported total assets of $84.3 million and an equity to assets ratio of 14.78%. For the last twelve months reported, Sobieski reported a return on average assets of .62% and a return on average equity of 3.88%. Over the 1993-1996 period, Sobieski reported a 2.45% annual growth in assets, with loans increasing 3.44% annually and deposits declining 3.28% annually. The Savings Bank completed its conversion to stock on March 31, 1995.

South Carolina Community Bancshares, Inc., Winnsboro, South Carolina ("South Carolina Community"), is the holding company for Community Federal Savings and Loan Association with three offices and assets of $45.6 million. South Carolina Community is highly capitalized with an equity to assets ratio of 26.58%. It currently reports a 1.16% return on average assets and 3% return on average equity. 4.38%. South Carolina Community is a traditional thrift, which emphasizes the origination of single-family mortgage loans, reporting a negative one-year gap of approximately 35%. Over the 1993-1996 period, South Carolina Community has exhibited compound annual growth rates of 1.51% increase in its loan portfolio, 2.86% decrease in deposits, and 3.46% increase in total assets. The Association converted to stock form of ownership on July 7, 1994.

Community Investors Bancorp, Inc., Bucyrus, Ohio ("Community Investors"), is the holding company for First Federal Savings and Loan Association of Bucyrus with full service offices in Bucyrus, Ohio (three offices) and New Washington, Ohio (one office). Community Investors has assets of $94.3 million and an equity/assets ratio of 11.75%. Looking at the Association's loan portfolio, Community Investors places it primary emphasis on single-family mortgage lending, with more than 80% of its loan portfolio consisting of single-family mortgages. For the last twelve months reported, Community Investors reported a 0.97% return on assets and 8.37% return on equity. Over the three years ending December 31, 1996, Community Investors reported a 6.77% compound annual growth in loans; 1.14% growth in deposits; and 7.26% growth in assets. The Association completed its stock conversion on February 7, 1995.

CKF Bancorp, Inc., Danville, Kentucky ("CFK"), is the holding company for
Central Kentucky Federal Savings Bank with one full service office and total assets of $59.9 million. CKF reports a capital/assets ratio of 23.67% and return on assets for the last twelve months of 1.82%. Approximately 94% of the Savings Bank's total loan portfolio consists of real estate loans, with 83% of the real estate loan portfolio consisting of 1-4 family mortgages. The Savings Bank has also built a small consumer loan portfolio consisting primarily of credit card receivables. Over the 1993-1996 period, CKF exhibited an 8.43% growth on its loan portfolio and 6.23% growth in assets, while its deposit base shrank at a
 ..59% annual rate. The Savings Bank increased its utilization of borrowings over the period from $491,000 to $1.3 million. On January 4, 1995, the Savings Bank completed its conversion to stock form.

Mississippi View Holding Company, Little Falls, Minnesota ("Mississippi View"), is the holding company for Community Federal Savings and Loan Association of Little Falls. Mississippi View has one office in Little Falls with assets totaling $68.5 million and an equity to assets ratio of 17.61%. For the last twelve months reported, Mississippi View reported a return on assets of 1.07% and a return on equity of 6.04%. Over the 1993-1996 period, Mississippi View has experience annual decline in its loans and deposits of 1.28% and 1.34%, while its assets have increased 2.51% annually. Relative to other companies in the comparative group, Mississippi View holds the largest portfolio of consumer loans, which represent 20.4% of its gross loan portfolio. The Association completed its conversion to stock on March 24, 1995.

FFD Financial Corporation, Dover, Ohio ("FFD Financial"), is the holding company for First Federal Savings Bank of Dover, Ohio. FFD is a unit bank with $88.2 million in assets and a 24.3% capital to assets ratio. FFD reported a 1.95% return on average assets and 7.83% return on average equity for the last twelve months reported. For fiscal years 1993-1996, FFD reported compound annual growth rates of 5.43% in loans; a 1.32% in deposits and 11.89% in assets. On April 3, 1996, the Savings Bank completed its conversion to stock form of ownership.

Scotland Bancorp, Inc., Laurinburg, North Carolina ("Scotland"), is the holding company for Scotland Savings Bank, SSB, which operates three full service offices with $64.4 million of assets. Scotland reports an equity to assets ratio of 22.6% and a return on average assets and equity of 1.89% and 6.39%, respectively. Over the 1993-1996 period, Scotland's loan portfolio has increased 3.53% annually, while its deposits have decreased 3.69% annually and its assets have increased 7.61% annually. The Savings Ban completed its conversion to stock on April 1, 1996.

London Financial Corporation, London, Ohio ("London Financial"), is the holding company for The Citizens Loan & Savings Company, which was formed in 1891 and converted to stock on April 1, 1996. London Financial operates one office serving Madison County Ohio and has assets of $38.2 million and an equity/assets ratio of 19.9%. London Financial reported a return on assets of 1.03% and return on equity of 4.96% for the last twelve months reported. Over the 1993-1996 period, London Financial exhibited a 3.16% growth in loans, a 0.48% growth in deposits and 5.94% growth in assets. The Association completed its conversion to stock form on April 1, 1996.

Comparison of Landis Savings to Comparative Group Aggregates

      Tables 4 and 5 provide summary information for Landis Savings Bank and the Comparative Group. Exhibits XXXIV - XXXVIII provide more detailed information for the comparative companies.

      Balance Sheet Characteristics. Landis Savings' asset composition is relatively similar to that of the Comparative Group's averages. The Savings Bank has a modestly lower level of cash and investments (21.03%) relative to the Comparative Group (23.27%) and slightly higher investment in loans (76.92% versus 74.30%). The Savings Bank has funded operations entirely through deposit acquisition, while the Comparative Group has a heavier reliance upon borrowed funds, which accounted for 9.2% of assets. Otherwise, the Savings Bank reported a slightly lower level of equity (18.14%, on a pre-conversion basis) relative to the Comparative Group (20.34%).

      Profitability. For the twelve months ending September 30, 1997, Landis Savings reported a lower level of profitability (reported net income of ..53% and core/adjusted net income of .71%) relative to the Comparative Group (1.18% reported and 1.09% core). Relative to the Comparative Group, the Savings Bank reported a lower level of interest income (7.40% versus 7.48%) and higher level of interest expense (4.12% versus 3.73%), resulting in a lower net interest margin (3.27% versus 3.75%). Landis Savings' loan loss provision (0.10%) was above that of the Comparative Group (.04%), reflecting the Savings Bank's special loan loss provision made to bring its loan loss reserves in line with the FDIC examiners' recommendations. The Savings Bank's non-interest income (.03%) was well below that of the Comparative Group (.20%) and its non-interest expense (2.46%) was above the Group's (2.23%). As previously noted, the Savings Bank's non-interest expenses increased during this period as a result of a expense related to the Directors' Retirement Plan and recent death of a board member. Otherwise, the Savings Bank's income tax expense (.22%) was well below that of the Comparative Group (.65%).

      For the twelve months ending September 30,1997, Landis Savings reported a ..71% return on assets, based upon an appraisal earnings base adjusted for
(non-recurring) loan loss provisions and one time charges related to the Directors Retirement Plan. For this period, the Savings Bank reported a 3.84% return on average equity, below the Comparative Group's average of 5.89%. The Savings Bank's efficiency ratio (68.21%) was above that of the Comparative Group (56.44%) and its interest rate spread (2.50% for the nine-months ending September 30, 1997) was lower than that reported by the Comparative Group Companies (which averaged 2.78% for the quarter ending September 30, 1997).

      Historical Growth Rates. Over the 1993-1996 period, Landis Savings has enjoyed moderate growth from its introduction of money market demand deposits. Over the period, the Savings Bank's loans grew 7.05% annually (above the Comparative Group average of 3.99%) and deposits grew 6.66% (above the Group average of -0.01%). For the eight companies with borrowings, the Comparative Group exhibited a 48.11% growth over the period, while the Savings Bank had no borrowed funds over the period. Overall, the Savings Bank's assets grew 6.2% annually over the 1993-1996 period, while the Comparative Group's assets grew 6.05% annually.

      Loan Portfolio Composition. Relative to the Comparative Group, Landis Savings has a higher investment in real estate loans (99.65% versus 90.43%). Moreover, the Savings Bank has a higher investment in single-family mortgage loans (97.22% of real estate loans) than the Comparative Group (90.78%). The Savings Bank had 0.35% of its gross loans invested in non-real estate loans, which were loans secured by savings accounts. In contrast, the Comparative Group had 9.57% of their gross loans invested in non-real estate loans, which were comprised of commercial loans (18.43%) and consumer loans (81.57%).

      Interest Rate Sensitivity. At September 30, 1997, Landis Savings reported a negative one year gap of 27.75%. Of the three companies which reported their one year gap, the Group's GAP averaged negative 9.86% and its median GAP was negative 20.34%.

      Asset Quality. At September 30, 1997, Landis Savings' non-performing assets/assets ratio was 0.19%, well below the Comparative Group's average of 0.52%. The Savings Bank's reserves to non-performing assets ratio was 63.83%, below the Comparative Group's ratio of 82.24%. Similarly, the Savings Bank's ratio of reserves to total loans (0.16%) was below that of the Comparative Group (0.48%).

Conclusions about Comparative Analysis

      Based upon the above financial characteristics of Landis Savings and the Comparative Group, we believe that the Savings Bank's balance sheet compares favorably of the Group. Given the Savings Bank's high (pre-conversion) net worth, its excellent asset quality, and strong growth over the 1993-1996 period, we believe that the Savings Bank has a strong financial base upon which to build.

      However, Landis Savings' profitability compares unfavorably to the Comparative Group. As a smaller institution with assets approximately 40% that of the Comparative Group, Landis Savings is not able to achieve the operating efficiencies enjoyed by larger institutions. As noted, the Savings Bank has begun expanding its product line to include money market checking and ultimately traditional checking accounts. Such steps have increased the Savings Bank's operating expenses and its costs of funds, as lower costs funds have transferred to the higher yielding money market accounts. These factors have adversely impacted the Savings Bank's profitability.

Future of Landis Savings

      Upon conversion to stock form of ownership and a commercial bank charter, Landis Savings will be a well capitalized, profitable community bank. The Savings Bank will utilize a portion of its conversion proceeds to build its de novo branch in Cabarrus County in a high growth market.

      In recent years, Landis Savings has achieved moderate growth through the introduction of money market demand deposit accounts. The Savings Bank plans to continue its expansion of deposit products through the introduction of checking accounts during 1998. The Savings Bank's business plan projects that it will experience continued growth in loans, savings deposits and liquidity over the planning period. This growth reflects the Savings Bank's efforts to expand its product line and the opening of its de novo branch, and its resulting deposit and loan growth. Growth from the Savings Bank's de novo branch is assumed to be at one-half the rate of the growth rate of (non-metropolitan) de novo commercial banks which have opened in North Carolina over the last three years.

Table 4
Landis Savings Bank, SSB
Description of Comparative Companies

                                                                                      Total Asset                 Market   Current
                                                                              Number     MstRctQt                  Value     Price
Company Name                               Ticker     City        State    of Offices       ($000     IPO Date      ($M)       ($)

CKF Bancorp, Inc.                           CKFB     Danville      KY          1            59,86    01/04/1995    16.71    18.500
Community Investors Bancorp, Inc.           CIBI     Bucyrus       OH          3            94,32    02/07/1995    14.78    16.375
FFD Financial Corporation                   FFDF     Dover         OH          1            88,22    04/03/1996    27.09    18.750
Home Building Bancorp, Inc.                 HBBI     Washington    IN          2            41,74    02/08/1995     6.62    21.250
Joachim Bancorp, Inc.                       JOAC     De Soto       MO          1            35,07    12/28/1995    10.84    15.000
Lexington B&L Financial Corp.               LXMO     Lexington     MO          1            59,23    06/06/1996    19.50    17.125
Logansport Financial Corp.                  LOGN     Logansport    IN          1            85,80    06/14/1995    19.22    15.250
London Financial Corporation                LONF     London        OH          1            38,21    04/01/1996     8.11    15.750
Mississippi View Holding Company            MIVI     Little Falls  MN          1            68,54    03/24/1995    12.95    17.500
Scotland Bancorp, Inc.                      SSB      Laurinburg    NC          2            64,39    04/01/1996    19.38    10.125
Sobieski Bancorp, Inc.                      SOBI     South Bend    IN          3            84,27    03/31/1995    14.81    19.000
South Carolina Community Bancshares, Inc.   SCCB     Winnsboro     SC          3            45,61    07/07/1994    16.07    23.000
Three Rivers Financial Corp.                THR      Three Rivers  MI          4            94,21    08/24/1995    16.68    20.250

Maximum:                                                                       4            94,32                  27.09    23.000
Minimum:                                                                       1            35,07                   6.62    10.125
Average:                                                                       2            66,11                  15.60    17.529
Median:                                                                        1            64,39                  16.07    17.500

Source: SNL Securities, Charlottesville, VA

Table 5
Key Financial Indicators
Landis Savings Bank, SSB and the Comparative Group

                                                Landis      Comparative  Group
                                                Savings       Average    Median
                                                -------       -------    ------
Balance Sheet Composition
-------------------------
(Percent of Total Assets)
    Cash and Securities                          21.03%       23.27%     17.54%
    Total Net Loans                              76.92%       74.30%     79.79%
    Real Estate                                   0.00%       23.00%      0.52%
    Intangible Assets                             0.00%        0.00%      0.02%
    Total Deposits                               81.29%       71.99%     67.95%
    Borrowed Funds                                0.00%        9.20%     11.80%
    Total Equity                                 18.14%       20.34%     18.72%
    Tangible Equity                              18.14%       20.34%     18.70%

Profitability
-------------
(Percent of Total Assets)
    Interest Income                               7.40%        7.48%      7.52%
    Interest Expense                              4.12%        3.73%      3.78%
    Net Interest Margin                           3.27%        3.75%      3.67%
    Loan Loss Provision                           0.10%        0.04%      0.02%
    Total Non-Interest Income                     0.03%        0.20%      0.16%
    Total Non-Interest Expense                    2.46%        2.23%      2.36%
    Income Before Taxes                           0.74%        1.83%      1.56%
    Income Taxes                                  0.22%        0.65%      0.54%
    Reported Net Income                           0.53%        1.18%      1.03%
    Core Income                                   0.71%        1.09%      0.98%

Profitability Measures
----------------------
    Return on Average Equity (last 12 months)     3.84%        5.89%      6.22%
    Efficiency Ratio (1)                         68.21%       56.44%     57.26%
    Interest Rate Spread (Most Recent Quarter)    2.50%        2.78%      2.89%

1993-1996 Compound Growth Rates
-------------------------------
    Loans                                         7.05%        3.99%      3.44%
    Deposits                                      6.66%       -0.01%     -0.01%
    Borrowings                                      NA        48.11%     36.62%
    Assets                                        6.20%        6.05%      5.94%

(1) Landis Savings' efficiency ratio adjusted to exclude non-recurring expense for accrual for directors retirement plan related to director's death.

Source: SNL Securities, Charlottesville, VA, Meritas Calculations

Table 5
Key Financial Indicators
Landis Savings Bank, SSB and the Comparative Group

                                                    Landis  Comparative   Group
                                                   Savings    Average     Median
                                                   -------    -------     ------

Loan Porfolio Composition
-------------------------
  (per June 30, 1996 Regulatory Filings)
    Real Estate Loans/Gross Loans                  99.65%     90.43%      92.29%
    Other (Non-Real Estate) Loans/Gross Loans       0.35%      9.57%       7.71%
    Allowance for Loan Losses/Gross Loans           0.78%      0.59%       0.48%

    Const & Development Loans/Real Estate Loans     0.00%      2.21%       1.77%
    Total 1-4 Family Loans/Real Estate Loans       97.22%     90.78%      92.21%
    Multifamily Loans/Real Estate Loans             1.31%      1.49%       1.62%
    Other Real Estate Loans/Real Estate Loans       1.47%      5.52%       4.27%

    Commercial Loans/Total Other Loans              0.00%     18.43%      14.15%
    Consumer Loans/Total Other Loans              100.00%     81.57%      85.85%

Interest Rate Sensitivity
-------------------------
   One Year Gap (last reported)                   -27.75%    -9.86%      -20.34%
    Cash & Securites/Assets                        22.30%     23.39%      25.16%
    Earning Assets/Interst Bearing Liabilities    120.21%    120.95%     120.19%

Asset Quality
-------------
    Non-performing Assets/Assets                    0.19%      0.52%       0.49%
    Reserves/NPA                                   63.83%     82.24%      73.62%

Capital Adequacy
----------------
    Equity/Assets                                  18.14%     20.34%      19.90%
    Tangible Capital                               14.10%     17.05%      17.61%
    Risk-based                                     38.20%     33.13%      34.22%

Source: SNL Securities, Charlottesville, VA, Meritas Calculations

Section IV. Correlation of Market Value

Introduction

      In order to determine the estimated pro forma market value of the Savings Bank, certain adjustments are required to reflect the differences between Landis Savings and the Comparative Group. In Section III, an analysis is presented of the similarities and differences of the Savings Bank and the Comparative Group. The following narrative presents an analysis of how these differences impact the pro forma valuation of Landis Savings. Emphasis is placed upon the strengths and weaknesses of the Savings Bank relative to the Comparative Group for financial strength, quality and predictability of earnings, growth, market area, management, dividend payments, and liquidity of issue.

      The pro forma market value set forth in this appraisal report is preliminary value for Landis Savings. Throughout the conversion process, any changes in Landis Savings' financial condition and operating performance will be reviewed. Additionally, any changes, which occur in the Savings Bank's financial characteristics relative to the Comparative Group, will be analyzed. The valuation reported herein will be updated as appropriate.

Financial Condition

      The financial strength of Landis Savings is an important determinant in the pro forma market value, because such factors as capital, asset composition, liquidity, and funding sources impact the investment attractiveness of the Savings Bank. Specific comparisons of Landis Savings to the Comparative Group include:

      Capital Adequacy. Landis Savings pre-conversion capital (18.14% of total assets) is slightly below the comparative group average (20.34%) and median (18.72%). However, the Savings Bank's level of pro forma capital will exceed that of the Comparative Group.

      Balance Sheet Composition. Landis Savings exhibits strength with its high level of liquidity and lack of intangible assets, borrowings, or real estate owned.

      Asset Quality. Relative to the Comparative Group, Landis Savings reported a lower level of classified assets as of September 30, 1997. Further, the Savings Bank reported a high level of loan loss reserves to non-performing assets.

      Credit Risk. Approximately 99.7% of the Savings Bank's loan portfolio consist of real estate loans, compared to 90.4% by the Comparative Group. Within its real estate loan portfolio, more than 97.2 % of the portfolio consists of single-family mortgages, well above the comparative group's average of 90.8%. The Savings Bank had 0.3% of its loan portfolio in consumer loans, all of which were loans secured by savings accounts. With 9.57% of its loan portfolio invested in consumer loans, the Comparative Group had 18.43% of its consumer loans in vested in commercial loans and 81.57% invested in consumer loans.

      Based upon the above considerations, we believe that a modest upward adjustment is necessary for this factor.

Earnings Base and Profitability

      For the twelve months ended September 30,1 997, Landis Savings reported net income of $123,104. For valuation purposes the following adjustment have been made to the Savings Bank's reported earnings:

  Reported Earnings:                                                   $123,104

  Adjustments:
    Plus:   Accrual for Directors Retirement Plan (6/1/97-9/30/97)       80,900
    Less:  1998 Directors Retirement Accrual*                           (33,000)
    Plus:   "Excess" Loan Loss Provisions                                19,400
   Total Adjustments                                                     67,300
   Less Applicable Taxes @ 36%                                          (24,228)
                                                                       --------
  Appraisal Earnings Base, 12 months ended September 30, 1997          $166,176
                                                                       ========

  *     "Normal" accrual for the Directors Retirement Plan

      For the twelve months ended September 30, 1997, Landis Savings reported a net income of 0.53% of average assets and 0.71% of average assets, using the appraisal earnings base. On a pro forma basis, the Savings Bank's return on average assets approximates 0.80%, based upon the midpoint valuation. In contrast, the Comparative Group reported a 1.18% return on average assets, more 30% above the Savings Bank's pro forma earnings. The Comparative Group reported a 1.09% return, based upon core earnings.

Given the above considerations, we believe that a downward adjustment is warranted for this factor.

Growth and Predictability of Earnings

      Landis Savings has exhibited moderate growth over the 1993-1996 period. Given the Savings Bank's plans to open a de novo branch in Cabarrus County, Landis Savings anticipates continued growth over its business-planning period.

      With the Savings Bank's conversion to a commercial bank charter and plans to expand its product offering, Landis Savings faces a transitional period in which the Savings Bank will invest in added staff and operational capabilities to become a full service community bank. Initially, we anticipate that Landis Savings' profitability may be adversely impacted over the short-term as the Savings Bank's operating expenses increase before earnings generated through deposit and loan growth can off-sets these costs and operating efficiencies can be achieved. The Savings Bank's business plan projects a return on assets of 0.35% for fiscal year 1998 (de novo branch is built during second and third quarter); 0.43% for fiscal year 1999 (de novo branch starts operations) and 0.68% for fiscal year 2000.

      As a result of the above considerations, we believe that predictable growth in the Savings Bank's earnings are not assured and we believe that a downward adjustment is warranted for this factor.

Size and Growth Potential

      The public marketplace considers the relative size of the institution and its ability to achieve economies of scale. At September 30,1 997, the Savings Bank had total assets of $24.2 million, roughly 37% the size of the Comparative Group companies, which averaged $66.1 million. As noted, the Savings Bank has achieved moderate growth over the 1993-1996 period through expansion of its deposit products.

      In our opinion, the public market place places a greater value on franchises and the economies of scale, which can be achieved through asset size. While Landis Savings' asset base is much smaller than the comparative companies, the Savings Bank also has excellent prospects for future growth through the opening of its de novo branch. On balance, we believe that a modest downward adjustment is warranted for these factors.

Market Area

      As discussed in Section II, Landis Savings' primary market area consists of Rowan (home of its Landis office) and Cabarrus Counties (future home of its de novo branch). In our analysis, we defined the Primary Service Area to consist of a three-mile radius from each office location or proposed site, which serves approximately 75% of the Savings Bank's customer base. On balance, we found that the weaknesses of the Landis PSA (i.e., low population and household growth; lower levels of per capita and household income; lower levels of education, etc.) were offset by the strengths of the Kings Grant PSA in Cabarrus County.

      On balance, we believe that the Savings Bank's primary market area is as attractive as those of the comparative companies. Thus, we do not believe that an adjustment is warranted for this factor.

Management

      Landis Savings is headed by President Steve Talbert, an experienced chief executive officer with 26 years of service with the Savings Bank. The Savings Bank has a relatively small staff of six full time employees, including the President.

      While we believe that the Savings Bank is well managed, we acknowledge that Landis Savings has a limited management team with no management succession in place. Given the Savings Bank's plans for growth and product expansion, Landis Savings' business plan provides for additional staff to be hired for staffing the de novo branch and supplementing the Savings Bank's commercial banking skills. Since we believe that the majority of the comparative companies have more management resources and a broader range of staffing skills, we believe that a modest downward adjustment is warranted for this factor.

Dividend Payments

      Table 6 provides dividend information relative to the Comparative Group and Industry Groups as a whole. The Comparative Group is paying an average dividend of 1.75%. In contrast, North Carolina thrifts are paying an average dividend of 1.44% (and median of 1.88%). Southeastern thrifts are paying an average dividend of 1.77% (median 1.88%) and all thrifts are paying an average dividend of 1.45% (1.48% median). Landis Savings plans to pay an initial dividend rate of $0.40 per share or 4%.

      We believe that no adjustment is warranted relative to Landis Savings' intention to pay dividends.

Liquidity

      Small thrift institution stocks generally have not been actively traded, resulting in limited liquidity. Landis Savings' Holding Company has not previously issued capital stock to the public, and, consequently, there is no current market for the Holding Company's common stock. Management anticipates that the Common Stock will be quoted on the OTC Bulletin Board Service operated by NASD. The trading markets for securities quoted in the OTC Bulletin Board typically lack depth, liquidity, and orderliness necessary to maintain an active market in the trading of such securities. William R. Hough & Co. has advised Landis Savings that it plans to act as market maker for the Common Stock, but it is not obligated to do so. In addition, William R. Hough & Co. and the Savings Bank will seek to encourage and assist other broker dealers to make a market in the Common. While these steps will be taken, there can be no assurance that a liquid market will develop. A liquid market having depth, liquidity, and orderliness depend upon the presence in the marketplace of both willing buyers and sellers of the Common Stock. These factors are not within the control of the Holding Company or Savings Bank.

      Following the initial issuance of the Common Stock, it is anticipated that the liquidity of the Holding Company's Common Shares may be very limited over time. We anticipate that the Common Stock's limited liquidity could ultimately be reflected in its trading price.

      The Comparative Group consists of companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the Comparative Group averages $15.6 million ($16.0 median), and ranges from $6.62 million to $27.1 million. At the midpoint valuation of Landis Savings is $7.0 million (based upon 700,000 shares at $10 per share), the Savings Bank's market capitalization would approximate 45% of the Comparative Group average.

      As a result of these factors, it is anticipated that the Holding Company's Common Stock will lack consistent liquidity. Therefore, we believe that a modest discount is warranted for the lack of consistent liquidity.

Marketing of the Issue

      To evaluate the factors impacting the marketing of the Holding Company's Common stock, we must consider numerous factors, including general economic conditions, interest rate trends, and the thrift equity marketplace for seasoned issues and thrift initial public offerings.

      General Economic Conditions. The December, 1997 Conference Board release of the Index of Leading Indicators (October, 1997 data) showed the Index of Leading Indicators increasing by .2 percent for October, the sixth consecutive increase in the leading index. April's .1% decline interrupted what would have been a 12-month trend of positive indications. For the 10 months to October, the Index rose 1.9%, which compares to a rise of 2.2% for all of 1996.

      In the October data, seven of the ten components of the leading indicator rose. Of the negative indications, Interest Rate Spread (Spread of the rate of interest on the 10 year Treasury Bond over the Federal Funds rate) declined from 1.38% in April to .53% indicating a further flattening of the yield curve. The Coincident and Lagging Indicators revealed similar rises.

      Generally, the positive indications from the Index of Leading Indicators are precursors of continued economic expansion.

      According to the Bureau of Economic Analysis, Gross Domestic Product grew by 3.3% (adjusted) in the third quarter compared to a growth rate of 3.3% for the second quarter and 4.9% for the first quarter of 1997. For all of 1996, the Gross Domestic Product grew by 2.8%.

      In the Producer Price Index for finished goods, a string of increases in August through October was interrupted by a decline of .2% in November. In eight of the eleven months through November of 1997, the index declined. For the first eleven months of 1997, the Producer Price Index, considered a precursor to general price trends declined at an 1.2% annual rate. This compares to a 2.8% increase in 1996.

      Interest Rate Trends. Interest rates declined slowly, with some short interruptions, during 1995. Short-term rates remained relatively stable during 1996 while longer-term rates increased through mid-year before retreating slightly. Short rates increased in the first half of 1997 to peak in the second quarter and remain relative stable since. Long term rates increased similarly to through the second quarter but have declined steadily since. FOMC policy of containing inflation through strict monetary and fiscal policy appears to be working. Increases in the Leading Indicator Index figures, Producer Price Index declines, increases in real Gross

Domestic Product and low unemployment all portend a stable economy requiring little "tweaking." Conservative estimates provide for a possible increase in the discount rate in 1998 after the Asian monetary crisis is moderated. Given that interest rates are a reflection of the requirement for real interest plus inflation, continued control of inflation appears to predict relatively stable interest rates in the near term.

      Declines in long term rates with stable short-term rates indicate that interest spreads for Landis Savings will continue to decline. Moreover, the Savings Bank's negative one-year maturity mismatch is high and therefore it is vulnerable to increases in rates, particularly short-term rates.

      Thrift Equity Market. Table 6 summarizes the movement of the SNL Thrift Indexes.

                                     Table 6
                            Thrift and Market Indices

                               1997                             Percent Change
                               ----                             --------------
                      Nov     Oct    Sept   Dec.1996 Dec.1995  Nov/Sept Nov/1996
                      ---     ---    ----   -------- --------  -----------------

All Publicly Traded  767.4   752.4   737.5    483.6    376.5     4.05     58.67

SAIF                 703.7   689.6   669.5    555.0    356.8     5.11     60.22

NYSE                 466.9   464.0   442.7    277.3    257.6     5.47     68.40

AMEX                 238.4   225.8   214.9    192.7    137.7    10.94     52.63

OTC                  876.2   855.8   847.4    569.7    449.5     3.40     53.78

SE                   704.5   718.1   670.2    447.2    467.2     5.12     57.53

Assets < $ 250 MM    815.4   795.7   801.0    586.6    538.4     1.80     39.00

DJIA                7823.1  7442.1  7945.3   6448.3     5117    -1.54     21.32

S & P                955.4   914.6   947.3    740.7    615.9      .86     28.98

      Thrift and bank stocks have outperformed the broader market during 1995-1996 and thus far in 1997. Investor expectations that lower interest rates benefit financial companies together with confirming announced higher earnings, until recently, for the thrift industry have attracted investors. To a lesser degree, the macro shift in the U.S. from a manufacturing to a service economy, a large part of which is the financial services industry segment, has focused investors in the financial element of the market. Merger multiples approaching 300% of book for Banks and 200% of book for thrifts have also increased interest by investors in such stocks.

      Publicity about "pops" in initial public offerings for converting thrifts at seminars and in industry and even general investor publications has attracted a larger body of such investors. Consequently, initial public offering issues have continued to exhibit large gains in spite of substantial increases in appraised values. The proliferation of "return of capital" dividends from converting institutions has created additional interest.

      Smaller institutions have participated to a lesser extent in the general thrift market rise over the period.

      Exhibit XXXIX provides a summary of recent thrift conversions. As shown, conversions over the past year have experienced strong price appreciations in the aftermarket. More specifically, the thrift conversions' prices during October, 1997 bounced sharply up in the aftermarket, appreciating on average 49.4% on their first day of trading; 50.8% at the end of their first week of trading and 53.3% at the end of their first month of trading. The market for IPO issues from converting thrifts remains strong and should remain so. As information about declining spreads and profits in the industry become widely known, some investors who "invest on earnings" may leave the market. However, the consensus that thrift stock investment decisions are currently heavily weighted toward book value rather than earnings will maintain strong support for industry stocks.

      On balance, we believe that the overall economy continues to be strong and market conditions are favorable for a thrift initial public offering, Since the Savings Bank has never issued stock before, we believe that a new issue discount is applicable in valuing Landis Savings.

Summary of Adjustments

      Table 7 provides a summary of the adjustments applied to Landis Savings relative to the Comparative Group. We have made no adjustments to the value of the Savings Bank for its market area or dividend payments. A modest upward adjustment is made for the Savings Bank's financial condition. Modest downward adjustments are made for the Savings Bank's growth and predictability of earnings, size and growth potential; management; and liquidity of stock. Downward adjustments are also made for the Savings Bank's profitability and the new issue discount.

--------------------------------------------------------------------------------
                                     Table 7
                         Summary of Valuation Discounts
--------------------------------------------------------------------------------
Factor                      Modest              No       Modest
                           Premium      Adjustment     Discount       Discount
--------------------------------------------------------------------------------
Financial Condition             X
--------------------------------------------------------------------------------
Profitability                                                                X
--------------------------------------------------------------------------------
Growth and                                                                   X
Predictability of
Earnings
--------------------------------------------------------------------------------
Size and Growth                                             X
Potential
--------------------------------------------------------------------------------
Market Area                                    X
--------------------------------------------------------------------------------
Management                                                  X
--------------------------------------------------------------------------------
Dividend Payments                              X
--------------------------------------------------------------------------------
Liquidity                                                                    X
--------------------------------------------------------------------------------
Marketing of the                                                             X
Issue--New Issue
Discount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Valuation Method

      In applying the accepted valuation methodology promulgated by the Office of Thrift Supervision and adopted by the Federal Deposit Insurance Corporation, we have considered three key pricing ratios in valuing Landis Savings, including the price/earnings, price/book value, and price/assets approaches. Traditionally, investors have focused on a company's price/earnings ratio in determining market valuation. However, due to the wide variance in the quality of thrifts' earnings, it is not practical to use solely the price/earnings approach to arriving at a valuation. Price/book value is a useful yardstick in measuring financial stocks in general. A third method for thrift valuations is the price/assets ratio, which is more meaningful when the subject company is thinly capitalized and/or low earnings or operating losses. The price/assets ratio is a measurement of the franchise value of the institution.

      In computing the pro forma impact of the conversion and related pricing ratios in Table 8, we have utilized the valuation assumptions outlined in the Savings Bank prospectus, including the offering expenses ($450,000); an earnings rate for conversion proceeds based upon the one year treasury bill rate (3.37%, net of taxes); and the stock benefit assumptions. Exhibits XXXX and XXXXI summarize these benefits and provides the pro forma valuation calculations. We have also utilized the appraisal earnings base of $166,167, reflecting the adjusted earnings for the twelve months ending September 30, 1997.

      The Savings Bank has adopted Statement Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding, excluding unreleased ESOP shares. In preparing the pro forma pricing analyses, all shares issued in the offering are reflected in our analysis, including all ESOP share to capture their full dilutive impact. We did consider the adoption of SOP 93-6 in the valuation.

      Based upon the valuation adjustment discussed above and placing the greatest weight on the price/earnings multiple and price/book value ratio, The Meritas Group has concluded that as of December 3, 1997, the pro forma market value of the Savings Bank's stock is $7,000,000.

      Table 9 presents Landis Savings pro forma ratios and compares them to the Comparative Group and publicly traded thrift universe. On December 3, 1997, the Comparative Group traded at an average of 21.47X earnings and 118.31% of book value. The Comparative Group traded at a median of 16.07X times earnings and 116.26% of book value.

      At the midpoint of the valuation range, Landis Savings is priced at a 30.1X earnings and 69.24% of book value. At the maximum end of the range, Landis Savings is priced at 31.8X earnings and 72.96% of book value. At the super maximum, Landis Savings is priced at 33.5X earnings and 76.53% of book value.

      At the valuation midpoint of $7,000,000, Landis Savings is priced at a 41.5% discount from the Comparative Group's price/book average and 40.4% discount from its price/book median. The Savings Bank's price/earnings multiple represents a 40.2% premium to the Comparative Group's P/E average and 62.9% premium to its P/E median.

      At the valuation maximum of $8,050,000, Landis Savings is priced at a 38.3% discount from the Comparative Group's price/book average and 37.2% discount from its price/book median. The Savings Bank's price/earnings multiple represents a 48.1% premium to the Comparative Group's P/E average and 72.1% premium to its P/E median.

      As shown in Exhibit XXXIX, conversions closing since October 1, 1997 were issued at an average price/book ratio of 74.18% and median of 75.18%. Landis Savings pro forma price to book value ratio is 69.24% at the midpoint; 72.96% at the maximum and 76.53% at the super maximum of the valuation range. At the midpoint valuation, the Savings Bank is 6.7% below the October IPO conversion average and 8.6% below the October IPO conversion median. At the maximum valuation, the Savings Bank is 1.6% below the October IPO conversion average and 3.0% below the recent October IPO conversion median. At the super maximum valuation, the Savings Bank is 3.2% above the recent conversion average and 1.8% above the recent conversion median.

Valuation Conclusion

      It is, therefore, our opinion that as of December 3, 1997, the estimated pro form market value of Landis Savings was $7,000,000, equal to 700,000 shares offered at $10.00 per share. Based upon a 15 percent range below and above the midpoint, the resulting valuation range was from $5,950,000 and $8,050,000. Based upon a $10.00 per share offering price, this valuation range represents an offering of 595,000 to 805,000 shares. The Holding Company's offering also includes a provision for a super maximum, which if authorized, would result in a $9,257,500 offering (925,750 shares at $10.00 per share). The pro forma calculations are shown in Table 8 and are detailed in Exhibits XXXX and XXXXI.

Table 8
Pro Forma Effects of Conversion Proceeds
Landis Savings Bank, SSB
as of December 3, 1997

                                                          Minimum        Midpoint         Maximum       Super Max
                                                          -------        --------         -------       ---------
Conversion Proceeds

     Pro forma market value                           $  5,950,000    $  7,000,000    $  8,050,000    $  9,257,500
     Less: Estimated offering expenses                    (450,000)       (450,000)       (450,000)       (450,000)
                                                      ------------    ------------    ------------    ------------
           Net conversion proceeds                       5,500,000       6,550,000       7,600,000       8,807,500
     Less:  Shares to be acquired by RP (4%)              (238,000)       (280,000)       (322,000)       (370,300)
     Less:  Shares to be acquired by ESOP (8%)            (476,000)       (560,000)       (644,000)       (740,600)
                                                      ------------    ------------    ------------    ------------
     Adjusted net conversion proceeds                    4,786,000       5,710,000       6,634,000       7,696,600

Estimated Additional Income from Conversion Proceeds

     Adjusted Net Conversion Proceeds                    4,786,000       5,710,000       6,634,000       7,696,600
     Estimated net incremental rate of return                 3.37%           3.37%           3.37%           3.37%
                                                      ------------    ------------    ------------    ------------
     Gross Pro Forma Earnings on Proceeds                  161,116         192,221         223,327         259,098
     Less:  Investment in Branch ($1.6 mil @ 3.37%)        (53,862)        (53,862)        (53,862)        (53,862)
     Less:  Cost of Servicing RP, after taxes              (30,464)        (35,840)        (41,216)        (47,398)
     Less:  Cost of Servicing ESOP, after taxes            (30,464)        (35,840)        (41,216)        (47,398)
                                                      ------------    ------------    ------------    ------------
     Net Pro Forma Earnings on Proceeds                     46,326          66,679          87,033         110,439

Pro Forma Earnings

      Before Conversion                                    166,176         166,176         166,176         166,176
        Earnings on Proceeds                                46,326          66,679          87,033         110,439
                                                      ------------    ------------    ------------    ------------
            Pro Forma Earnings After Conversion            212,502         232,855         253,209         276,615

Pro Forma Net Worth

      Before Conversion                                  4,399,568       4,399,568       4,399,568       4,399,568
        Conversion Proceeds                              4,786,000       5,710,000       6,634,000       7,696,600
                                                      ------------    ------------    ------------    ------------
            Pro Forma Net Worth After Conversion         9,185,568      10,109,568      11,033,568      12,096,168

Pro Forma Total Assets

      Before Conversion                                 24,234,080      24,234,080      24,234,080      24,234,080
        Conversion Proceeds                              4,786,000       5,710,000       6,634,000       7,696,600
                                                      ------------    ------------    ------------    ------------
            Pro Forma Total Assets After Conversion     29,020,080      29,944,080      30,868,080      31,930,680

Pro Forma Pricing Ratios

     Price /Pro Forma Appraisal Base Earnings                 28.0            30.1            31.8            33.5
     Price/Pro Forma Net Worth                               64.78%          69.24%          72.96%          76.53%
     Price/Pro Forma Total Assets                            20.50%          23.38%          26.08%          28.99%

Table 9
Pro Forma Pricing Comparisons
Landis Savings Bank, SSB

                                                                                                                             Total
                                             Current       Market   Price/ LTM  Price/     Price/    Price/  Dividend       Assets
                                               Price        Value     Earnings   Book  Tang. Book    Assets     Yield    MstRctQtr
Company Name                      Ticker         ($)         ($M)          (x)    (%)         (%)       (%)       (%)       ($000)
------------                      ------        ---         ----          ---     ---        ---       ---       ---       ------
All Public Thrifts
  Averages                                    25.227      224.21       19.04        167   173.78       18.2      1.45     1,387,012
  Medians                                     22.641       63.13       18.26     156.07   158.45      16.89      1.48       372,694

NYSE-Traded Thrifts
  Averages                                    47.715    2,199.53       17.39     204.17   234.57      15.78      0.65    15,665,476
  Medians                                      47.75    1,087.68       17.27     200.59   205.72      13.20      0.63     7,207,143

AMEX-Traded Thrifts
  Averages                                   23.0884       55.28       18.32     146.09   147.43      20.19      2.09       290,938
  Medians                                     21.688       43.56       17.65     133.05   134.31      18.06      2.15       222,076

NASDAQ-Traded Thrifts
  Averages                                    24.446      158.63       19.14     166.74   173.03      18.19      1.44       905,475
  Medians                                       22.5       61.32       18.33     156.07   158.43      16.89      1.48       371,958

Southeastern Region Thrifts
  Averages                                    24.685       95.87       21.18     175.14   181.94      21.94      1.77       564,645
  Medians                                     22.125       74.08       20.76     156.91    157.4      18.22      1.88       337,197

North  Carolina Thrifts
  Averages                                    22.475       59.62       21.24     138.24   138.55      29.05      1.44       219,257
  Medians                                      18.75       35.35       23.53      13.96   130.96      29.42      1.88       152,796

Comparative Group
CKF Bancorp, Inc.                   CKFB      18.500       16.71       14.80     109.40   109.40      27.91      2.70        59,868
Community Investors Bancorp, Inc.   CIBI      16.375       14.78       15.60     135.44   135.44      15.91      1.95        94,328
FFD Financial Corporation           FFDF      18.750       27.09       15.00     126.18   126.18      30.71      0.00        88,220
Home Building Bancorp, Inc.         HBBI      21.250        6.62       18.48     104.01   104.01      15.86      1.41        41,746
Joachim Bancorp, Inc.               JOAC      15.000       10.84       39.47     109.81   109.81      30.90      3.33        35,073
Lexington B&L Financial Corp.       LXMO      17.125       19.50       30.04     116.26   116.26      32.91      1.75        59,236
Logansport Financial Corp.          LOGN      15.250       19.22       16.94     118.58   118.58      22.41      0.00        85,801
London Financial Corporation        LONF      15.750        8.11       19.44     106.71   106.71      21.23      1.52        38,210
Mississippi View Holding Company    MIVI      17.500       12.95       18.23     107.36   107.36      18.90      0.91        68,546
Scotland Bancorp, Inc.              SSB       10.125       19.38       13.68     133.05   133.05      30.09      2.96        64,399
Sobieski Bancorp, Inc.              SOBI      19.000       14.81       28.79     110.08   110.08      17.57      1.68        84,279
South Carolina Community Bancshrs   SCCB      23.000       16.07       29.49     132.56   132.56      35.23      2.61        45,619
Three Rivers Financial Corp.        THR       20.250       16.68       19.10     128.57   129.06      17.70      1.98        94,216

Average:                                      17.529       15.60       21.47     118.31   118.35      24.41      1.75        66,119
Median:                                       17.500       16.07       18.48     116.26   116.26      22.41      1.75        64,399

Landis Savings Bank, SSB
Before Conversion                                                                                                            24,234
Pro Forma Supermaximum                         10.00       9.258        33.4      76.53    76.53      28.99      3.00        31,931
Pro Forma Maximum                              10.00       8.050        31.8      72.96    72.96      26.08      3.00        30,868
Pro Forma Midpoint                             10.00       7.000        30.1      69.24    69.24      23.38      3.00        29,944
Pro Forma Minimum                              10.00       5.950        28.0      64.78    64.78       20.5      3.00        29,020

Source: SNL Securities, Charlottesville, VA; Meritas calculations

Table 9, page 2
Pro Forma Pricing Comparisons
Landis Savings Bank, SSB

                                   Price/
                                      LTM    Premium/    Price/     Premium/       Price/     Premium/       Price/     Premium/
                                 Earnings  (Discount)      Book   (Discount)   Tang. Book   (Discount)       Assets   (Discount)
Company Name                          (x)          %        (%)            %          (%)           %          (%)            %
------------                          ---          -        ---            -          ---           -          ---            -
All Public Thrifts
  Averages                         19.04                     167                   173.78                     18.2

Landis Savings Bank, SSB
Pro Forma Supermaximum              33.4      75.42%       76.53     -54.17%        76.53     -55.96%        28.99      59.29%
Pro Forma Maximum                   31.8      67.02%       72.96     -56.31%        72.96     -58.02%        26.08      43.30%
Pro Forma Midpoint                  30.1      58.09%       69.24     -58.54%        69.24     -60.16%        23.38      28.46%
Pro Forma Minimum                   28.0      47.06%       64.78     -61.21%        64.78     -62.72%         20.5      12.64%

Southeastern Region Thrifts
  Averages                         21.18                  175.14                   181.94                    21.94

Landis Savings Bank, SSB
Pro Forma Supermaximum              33.4      57.70%       76.53     -56.30%        76.53     -57.94%        28.99      32.13%
Pro Forma Maximum                   31.8      50.14%       72.96     -58.34%        72.96     -59.90%        26.08      18.87%
Pro Forma Midpoint                  30.1      42.12%       69.24     -60.47%        69.24     -61.94%        23.38       6.56%
Pro Forma Minimum                   28.0      32.20%       64.78     -63.01%        64.78     -64.39%         20.5      -6.56%

North  Carolina Thrifts
  Averages                         21.24                  138.24                   138.55                    29.05

Landis Savings Bank, SSB
Pro Forma Supermaximum              33.4      57.25%       76.53     -44.64%        76.53     -44.76%        28.99      -0.21%
Pro Forma Maximum                   31.8      49.72%       72.96     -47.22%        72.96     -47.34%        26.08     -10.22%
Pro Forma Midpoint                  30.1      41.71%       69.24     -49.91%        69.24     -50.03%        23.38     -19.52%
Pro Forma Minimum                   28.0      31.83%       64.78     -53.14%        64.78     -53.24%         20.5     -29.43%

Comparative Group
Average:                           21.47                  118.31                   118.35                    24.41
Median:                            18.48                  116.26                   116.26                    22.41

Landis Savings Bank, SSB
Pro Forma Supermaximum              33.4      55.57%       76.53     -35.31%        76.53     -35.34%        28.99      18.76%
Pro Forma Maximum                   31.8      48.11%       72.96     -38.33%        72.96     -38.35%        26.08       6.84%
Pro Forma Midpoint                  30.1      40.20%       69.24     -41.48%        69.24     -41.50%        23.38      -4.22%
Pro Forma Minimum                   28.0      30.41%       64.78     -45.25%        64.78     -45.26%         20.5     -16.02%

Source: SNL Securities, Charlottesville, VA; Meritas calculations

                                                                       Exhibit I

                             The Meritas Group, Inc.
                                Firm's Background

      The Meritas Group, Inc. ("Meritas") provides financial consulting, valuation and advisory services to community banks and thrifts. Meritas was established in January 1987 in Chapel Hill, North Carolina.

      Meritas provides valuations for mutual to stock conversions for thrifts, ESOP valuations for banks and thrifts, and analyses of value for acquisitions for both whole institutions and for branches. Meritas' thrift conversion valuation clients include First Federal Savings and Loan Association of Northwest Florida, Fort Walton Beach, FL; Summit Savings Bank, Sanford, NC; First Southern Savings Bank, Asheboro, NC; Mutual Savings Bank, Lenoir, NC; Granite Savings Bank, Granite Falls, NC; Graham Savings Bank, Graham, NC; Citzens Savings Bank, Lenoir, NC; Canton Savings Bank, Canton, NC; Peoples Savings Bank, SSB, Wilmington, NC; and Perpetual Savings Bank, Lexingon, NC

      Following are other services provided for Meritas clients, which range from de novo commercial banks to two of the major commercial banking entities:

o Financial advisory services related to conversions, including the development of the "least cost" strategies and review, analysis and qualifying conversion team members.

o Feasibility analysis and business plan development for de novo commercial banks.

o     Analysis of prospective branch site for thrifts and commercial banks.

o     Acquisition programs, strategic and specific, for banks and thrifts.

o Analysis of acceptable premiums payable by clients for branch purchases. Meritas has provided premium calculations and recommendations for the sale or purchase of both bank and thrift branches.

o Strategic programs for acquisitions of commercial banks and thrifts including the analysis of loan portfolios.

o Maximization of shareholder value through specific, practical plans for future actions including institution or branch sales.

o     Strategic and regulatory business plans for thrifts and community banks.

o     Capital plans for community banks.

o     Policy and procedures review and improvement programs.

o     Interest rate risk review, including revision of IRR policies.

o Expert witnesses for state and governmental agencies for thrift and commercial banking matters.

                                  Sam A. Harris

                                   Experience

The Meritas Group, Inc.                                         Chapel Hill, NC

President

Since January, 1987, Mr. Harris and his partners have, through The Meritas Group, provided community financial institutions with concrete, realistic advice about financial and capital matters, including mergers and acquisitions, business and strategic planning and conversion valuations and advisory services and regulatory relations support.

Trident Financial Corporation                                       Raleigh, NC
Executive Vice President

Chief Operating Officer of Trident Financial Corporation, an investment banking and consulting firm serving the thrift industry. In charge of all supervisory and modified conversion activities. Worked extensively with investors evaluating opportunities for entry into the thrift industry.

Peat, Marwick, Mitchell & Co.                                       Raleigh, NC
Managing Partner, Raleigh office

Partner-in-charge of Financial Institutions Practice and Securities and Exchange Commission Review Partner. Responsible for accounting, auditing, and financial advice for savings institutions, banks, and insurance companies.

                               Other Profesional

Chairman of the Underwriting Committee of Financial Institutions Assurance Corporation, a private deposit insurance company. Responsible for monitoring the financial condition of all insured institutions and setting policy for supervisory actions taken by the Corporation.

Former Accounting Counsel for the North Carolina Savings and Loan League.

                                   Education

B.B.A., Georgia State University, 1962
           Atlanta, GA

Stanford University                                               Palo Alto, CA
Additional graduate studies in economics and management;

                                 Karen L. Young

                                   Experience

The Meritas Group, Inc.                                         Chapel Hill, NC
Senior Vice-President

Ms. Young is responsible for valuations of thrifts and community banks for conversion, secondary stock issuance and merger and acquisition purposes. In addition, she provides assistance with interest rate risk, capital restoration and policy and procedures matters for her clients.

Trident Financial Corporation                                       Raleigh, NC
Senior Vice-President

Performed due diligence and valuations of thrifts for mutual-to-stock conversions, merger conversions and mergers and acquisitions. Prepared investor packages for the sale of thrift institutions. Assisted potential acquirors of thrifts with analysis and due diligence. Successfully negotiated the sale of several thrift institutions. Created a database containing historical financial and stock pricing information for all actively traded, publicly held thrifts for use in conversion appraisals.

Financial Institutions Assurance Corporation                        Raleigh, NC
Senior Vice-President

Head of Supervision for this private deposit insurance company. Performed regulatory examinations and operational reviews of insured member institutions. Developed an automated financial analysis system that provided the Underwriting Committee an "early warning" of adverse trends in the insured institutions. Analyzed and recommended approval or disapproval of merger and acquisition activities of insureds. Underwrote new applicants for deposit insurance with recommendations to the Underwriting Committee of the Board.

North Carolina Department of Commerce,
  Savings and Loan Division                                         Raleigh, NC
Senior Savings and Loan Examiner

Conducted regulatory examinations of the safety and soundness of state chartered thrift institutions in North Carolina. Developed an audit software examination program for use with Thrift's data processing service centers.

                               Other Professional

Served as a Credit Union Commissioner for the State of North Carolina

                                    Education

B.S., University of North Carolina at Chapel Hill, 1978
Chapel Hill, NC

                                                                      Exhibit II

                                 [MAP DELETED]

                              Main Office Location

                            Proposed Branch Location

                                                  Exhibit III

                            LANDIS SAVINGS BANK, SSB

                       STATEMENTS OF FINANCIAL CONDITION

                           December 31, 1996 and 1995

                                                          1996          1995
                                                       -----------   -----------
ASSETS
Cash on hand and in banks ..........................   $   307,474   $   100,023
Interest-earning balances in other banks ...........        33,190        32,458
Federal funds sold .................................       675,000       100,000
Investment securities available for sale at fair
   value (amortized cost of $2,146,388 and
   $1,975,591 at December 31, 1996 and 1995,
   respectively) (Note B) ..........................     2,148,475     1,987,739
Investment securities held to maturity,
   at amortized cost (fair value of $23,584 at
   December 31, 1995) (Note B) .....................            --        23,151
Loans receivable, net (Note C) .....................    18,916,960    17,307,687
Accrued interest receivable ........................        40,440        34,477
Promises and equipment, net (Note D) ...............       291,100       275,520
Stock in the Federal Home Loan Bank, at cost .......       170,200       157,500
Other assets .......................................        78,589        75,874
                                                       -----------   -----------
TOTAL ASSETS .......................................   $22,661,428   $20,094,229
                                                       ===========   ===========

LIABILITIES AND NET RETAINED EARNINGS
Deposit accounts (Note G) ..........................   $18,322,484   $15,845,546
Advance payments from borrowers for property
   taxes and insurance .............................         8,794         7,086
Accrued expenses and other liabilities .............        17,652        35,284
                                                       -----------   -----------
TOTAL LIABILITIES ..................................    18,348,930    15,887,916
                                                       -----------   -----------
Commitments and contingencies (Notes C and L)
   Retained earnings, substantially restricted .....     4,312,498     4,206,313
                                                       -----------   -----------
TOTAL LIABILITIES AND NET RETAINED EARNINGS ........   $22,661,428   $20,094,229
                                                       ===========   ===========

                            LANDIS SAVINGS BANK, SSB

                            STATEMENTS OF OPERATIONS

                     Years Ended December 31, 1996 and 1995

                                                          1996          1995
                                                      -----------   -----------
INTEREST INCOME
  Loans ..............................................  $1,445,284  $ 1,355,524
  Investments ........................................     136,781      138,369
  Deposits in other banks and federal funds sold .....      27,485       16,362
                                                       -----------  -----------
TOTAL INTEREST INCOME ................................   1,609,550    1,510,255
                                                       -----------  -----------
INTEREST EXPENSE
  Deposit accounts ...................................     840,658      723,424
                                                       -----------  -----------
NET INTEREST INCOME ..................................     768,892      786,831

PROVISION FOR LOAN LOSSES ............................       5,200          900
                                                       -----------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ..     763,692      785,931
                                                       -----------  -----------
OTHER INCOME
  Transaction and other service fee income ...........       3,803        1,910
  Gain (loss) on sale of investment securities .......       4,008         (297)
                                                       -----------  -----------
TOTAL OTHER INCOME ...................................       7,811        1,613

OTHER EXPENSES
  Personnel costs ....................................     294,888      314,187
  Occupancy ..........................................      47,077       43,285
  Data processing and outside service fees ...........      72,679       54,936
  Deposit insurance premiums .........................      27,275       35,210
  SAIF special assessment (Note I) ...................     101,142           --
  Other ..............................................      66,805       61,066
                                                       -----------  -----------
TOTAL OTHER EXPENSES .................................     609,866      508,684
                                                       -----------  -----------
INCOME BEFORE INCOME TAXES ...........................     161,637      278,860

INCOME TAX EXPENSE ...................................      49,790      100,928
                                                       -----------  -----------
NET INCOME ...........................................  $  111,847  $   177,932
                                                       ===========  ===========

                            LANDIS SAVINGS BANK, SSB

                 STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

                          September 30, 1997 and 1996

                                                                      1997            1996
                                                                  -----------     -----------
ASSETS
Cash on hand and in banks ......................................      $91,360      $1,057,774
Interest-bearing balances in other banks .......................       26,167          29,679
Federal funds sold .............................................    2,325,000         525,000
Investment securities available for sale, at fair value ........    2,559,251       1,813,830
Loans receivable, net ..........................................   18,640,913      18,457,667
Accrued interest receivable ....................................       43,706          25,499
Premises and equipment, net ....................................      291,714         279,070
Stock in the Federal Home Loan Bank, at cost ...................      187,200         170,200
Other assets ...................................................       68,839         110,889
                                                                  -----------     -----------
  TOTAL ASSETS .................................................  $24,234,150     $22,469,608
                                                                  ===========     ===========

LIABILITIES AND NET RETAINED EARNINGS
Deposit accounts ...............................................  $19,700,661     $18,077,350
Advance payments from borrowers for property taxes and insurance        2,749           4,275
Accrued expenses and other liabilities .........................      135,359         126,266
                                                                  -----------     -----------
  TOTAL LIABILITIES ............................................   19,838,769      18,207,891
                                                                  -----------     -----------
Retained earnings, substantially restricted ....................    4,395,381       4,261,717
                                                                  -----------     -----------
  TOTAL LIABILITIES AND NET RETAINED EARNINGS ..................  $24,234,150     $22,469,608
                                                                  ===========     ===========

                            LANDIS SAVINGS BANK, SSB

                      STATEMENTS OF OPERATIONS (UNAUDITED)

                          September 30, 1997 and 1996

                                                            1997         1996
                                                        ----------    ----------
INTEREST INCOME
   Loans .............................................  $1,126,467    $1,080,909
   Investments .......................................     135,903        97,848
   Deposits in other banks and federal funds sold ....      49,151        14,679
                                                        ----------    ----------
TOTAL INTEREST INCOME ................................   1,311,521     1,193,436
                                                        ----------    ----------
INTEREST EXPENSE
   Deposit accounts ..................................     731,541       609,217
                                                        ----------    ----------
NET INTEREST INCOME ..................................     579,980       584,219
PROVISION FOR LOAN LOSSES ............................      21,900         3,700
                                                        ----------    ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ..     558,090       580,519
                                                        ----------    ----------
OTHER INCOME
   Transaction and other service fee income ..........       1,855         3,366
   Gain on sale of investment securities .............       2,423         2,033
                                                        ----------    ----------
TOTAL OTHER INCOME ...................................       4,278         5,399
                                                        ----------    ----------
OTHER EXPENSES
   Personnel costs ...................................     273,940       186,323
   Occupancy .........................................      32,980        33,324
   Data processing and outside service fees ..........      45,875        57,873
   Deposit insurance premiums ........................       8,785        25,261
   SAIF special assessment                                      --       101,142
   Other .............................................      91,617        85,091
                                                        ----------    ----------
TOTAL OTHER EXPENSES .................................     453,197       489,014
                                                        ----------    ----------
INCOME BEFORE INCOME TAXES ...........................     109,161        96,904
INCOME TAX EXPENSE ...................................      31,000        30,000
                                                        ----------    ----------
NET INCOME ...........................................     $78,161    $1,080,909
                                                        ==========    ==========

Exhibit IV
Landis Savings Bank, SSB
GAP Table

                                                                Terms to Repricing at September 30,1997
                                               ------------------------------------------------------------------
                                                           More Than    More Than
                                                1 Year     1 Year to   3 Years to  More than   More than
                                               or Less      3 Years      5 Years    5 Years    10 Years     Total
                                               -------      -------      -------    -------    --------     -----
Interest-earning assets:
 Loans receivable:
  Real estate loans:
     1-4 Family residential
        Fixed                                $     27      $    174     $    768   $  4,479   $  5,765   $ 11,213
        Adjustable                              5,139          --           --         --         --        5,139
     Other
     Construction - adjustable                    234          --           --         --         --          234
     Other real estate loans - adjustable       2,027          --           --         --         --        2,027
  Other loans                                      58          --           --         --         --           58
Interst-bearing cash balances                      26          --                      --         --           26
Federal Funds Sold                              2,325          --                      --         --        2,325
Investment securities                             801         1,758         --         --         --        2,559
Stock in the Federal Home Loan Bank              --            --           --         --          187        187
                                             --------      --------     --------   --------   --------   --------
      Total interest-earning assets          $ 10,637      $  1,932     $    768   $  4,479   $  5,952   $ 23,768
                                             ========      ========     ========   ========   ========   ========

Interest-bearing liabilities:

Deposits
  Regular passbook                           $  3,994          --           --         --         --     $  3,994
  Money market passbook                         4,504          --           --         --         --        4,504
  Certificate accounts                          8,864         2,339         --         --         --       11,203
                                             --------      --------     --------   --------   --------   --------
      Total interest-bearing liabilites      $ 17,362      $  2,339     $      0   $      0   $      0   $ 19,701
                                             ========      ========     ========   ========   ========   ========
Interst sensitivity gap                      ($ 6,725)     ($   407)    $    768   $  4,479   $  5,952   $  4,067
                                             ========      ========     ========   ========   ========   ========
Cumulative interest sensitivity gap          ($ 6,725)     ($ 7,132)    ($ 6,364)  ($ 1,885)  $  4,067   $  4,067
                                             ========      ========     ========   ========   ========   ========
Ratio of interest-earning assets to
 interest-bearing liabilities                   61.27%        63.80%       67.70%     90.43%    120.64%    120.64%
                                             ========      ========     ========   ========   ========   ========
Ratio of cumulative gap to total assets       -27.75%       -29.43%      -26.26%     -7.78%      16.78%     16.78%
                                             ========      ========     ========   ========   ========   ========

Source: Offering Circular

Exhibit V
Landis Savings Bank, SSB
Net Portfolio Value Analysis

     Change in                    Net Portfolio Value
   Interest Rates        ---------------------------------
  in Basis Points
    (Rate Shock)         Amount       $Change      %Change
    ------------         ------       -------      -------

       Up 400             3,892       (1,002)      -20.48%

       Up 300             4,179        (715)       -14.61%

       Up 200             4,466        (428)        -8.74%

       Up 100             4,680        (214)        -4.37%

       Static             4,894          0           0.00%

      Down 100            4,979          85          1.73%

      Down 200            5,063         169          3.45%

      Down 300            5,168         274          5.59%

      Down 400            5,273         379          7.73%

Source: Offering Circular

Exhibit VI
Landis Savings Bank, SSB
Net Interest Income Analysis

        Change in                   Net Interest Income
      Interest Rates      ----------------------------------------
     in Basis Points
       (Rate Shock)       Amount          $Change          %Change
       ------------       ------          -------          -------

          Up 400            642             (3)            -0.46%

          Up 300            650              5              0.80%

          Up 200            658              13             2.06%

          Up 100            651              6              1.03%

          Static            645              0              0.00%

         Down 100           621             (24)           -3.68%

         Down 200           597             (48)           -7.36%

         Down 300           573             (72)          -11.14%

         Down 400           548             (97)          -14.92%

Source: Offering Circular

Exhibit VII
Landis Savings Bank, SSB
Net Interest Income

                                                                                    Nine Months Ended September 30,
                                                                    ----------------------------------------------------------------
                                            At September 30, 1997               1997                             1996
                                            ---------------------   ------------------------------  --------------------------------
                                                        Average     Average               Average    Average               Average
                                             Balance   Yield/Rate   Balance  Interest   Yield/Rate   Balance   Interest   Yield/Rate
                                             -------   ----------   -------  --------   ----------   -------   --------   ----------
Interest earning assets:
  Interest-bearing cash balances          $     26       6.23%    $     27   $    1       4.94%     $     29    $    1      4.60%
  Federal funds sold                         2,325       5.88%       1,242       48       5.15%          285        13      6.08%
  Stock in the Federal Home Loan Bank          187       7.25%         182       10       7.33%          166         9      7.23%
  Investment securities                      2,559       5.65%       2,734      126       6.14%        1,990        89      5.96%
  Loans receivable                          18,641       7.81%      18,792    1,127       8.00%       17,845     1,081      8.08%
                                          --------------------------------------------------------------------------------------
    Total interest-earning assets           23,738       7.38%      22,977    1,312       7.61%       20,315     1,193      7.83%

Non-interest-earning assets                    496                     567                               712
                                          --------                --------                          --------
     Total assets                         $ 24,234                $ 23,544                          $ 21,027
                                          ========                ========                          ========
Interest-bearing liabilities:
   Deposits                               $ 19,701       5.11%    $ 19,114      732       5.11%     $ 16,674       609      4.87%
                                          -------------------     ----------------------------      ----------------------------
    Total interest-bearing liabilities      19,701       5.11%      19,114      732       5.11%       16,674       609      4.87%

Non-interest-bearing liabilities               138                      49                               116
                                          --------                --------                          --------
     Total liabilities                      19,839                  19,163                            16,790

Retained earnings                            4,395                   4,381                             4,237
                                          --------                --------                          --------
     Total liabilities and retained
       earnings                           $ 24,234                $ 23,544                          $ 21,027
                                          ========                ========                          ========
Net interest income and interest rate
spread                                                   2.27%               $  580       2.50%                  $ 584      2.96%
                                                       ======                =================                  ================
Net yield on average interest-earning
assets                                                                                    3.37%                             3.83%
                                                                                        ======                            ======
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities                                          120.49%                          120.21%                           121.84%
                                                       ======                           ======                            ======
Source: Offering Circular

Exhibit VII
Landis Savings Bank, SSB
Net Interest Income

                                                                          Year Ended December 31,
                                                  ------------------------------------------------------------------------
                                                               1996                                     1995
                                                  --------------------------------         -------------------------------
                                                  Average                 Average          Average                 Average
                                                  Balance    Interest   Yield/Rate         Balance   Interest   Yield/Rate
                                                  -------    --------   ----------         -------   --------   ----------
Interest earning assets:
  Interest-bearing cash balances                  $    30     $   2       6.67%           $    28     $   1        3.57%
  Federal funds sold                                  412        26       6.31%               208        15        7.21%
  Stock in the Federal Home Loan Bank                 167        12       7.19%               156        11        7.05%
  Investment securities                             2,084       125       6.00%             2,140       127        5.93%
  Loans receivable                                 18,014     1,445       8.02%            16,784     1,356        8.08%
                                                  -----------------------------           ------------------------------
    Total interest-earning assets                  20,707     1,610       7.78%            19,316     1,510        7.82%

Non-interest-earning assets                           690                                     549
                                                  -------                                 -------
     Total assets                                 $21,397                                 $19,865
                                                  =======                                 =======
Interest-bearing liabilities:
   Deposits                                       $17,039       841       4.94%           $15,652       723        4.62%
                                                  -----------------------------           ------------------------------
    Total interest-bearing liabilities             17,039       841       4.94%            15,652       723        4.62%

Non-interest-bearing liabilities                      108                                      76
                                                  -------                                 -------
     Total liabilities                             17,147                                  15,728

Retained earnings                                   4,250                                   4,137
                                                  -------                                 -------
     Total liabilities and retained earnings      $21,397                                 $19,865
                                                  =======                                 =======
Net interest income and interest rate
spread                                                        $ 769       2.84%                       $ 787        3.20%
                                                              ================                        =================
Net yield on average interest-earning
assets                                                                    3.71%                                    4.07%
                                                                        ======                                   ======
Ratio of average interest-earning assets to
 average interest-bearing liabilities                                   121.53%                                  123.41%
                                                                        ======                                   ======
Source: Offering Circular

Exhibit VIII
Landis Savings Bank, SSB
Rate/Volume Analysis

                                              ---------------------------------
                                                 Nine Months Ended September,
                                              ---------------------------------
                                                1997          vs.         1996
                                                       Increase(Decrease)
                                                            Due to
                                              ---------------------------------

                                             Volume     Rate   Volume   Total
                                             ------     ----   ------   -----
Interest income:
  Interest-bearing cash balances                  (0)      0      (0)      (0)
  Federal funds sold                              44      (2)     (7)      35
  Stock in the Federal Home Loan Bank              1       0       0        1
  Investment securities                           33       3       1       37
  Loans receivable                                57     (11)     (1)      45
                                                  --     ---      ---      --

    Total interest-earning assets                135     (10)     (7)     118

Interest expense:
   Deposits                                       89      29       4      122
                                                  --     ---      ---      --
    Total interest-bearing liabilities            89      29       4      122

               Change in net interest income      46     (39)    (11)      (4)
                                                  ==     ===     ===       ==

Source: Offering Circular

Exhibit VIII
Landis Savings Bank, SSB
Rate/Volume Analysis

                                              ---------------------------------
                                                   Year Ended December 31,
                                              ---------------------------------
                                               1996          vs.         1995
                                                      Increase(Decrease)
                                                           Due to
                                              ---------------------------------
                                                                Rate/
                                             Volume     Rate   Volume   Total
                                             ------     ----   ------   -----

Interest income:
  Interest-bearing cash balances                  0       1      0        1
  Federal funds sold                             15      (2)    (2)      11
  Stock in the Federal Home Loan Bank             1       0      0        1
  Investment securities                          (3)      1     (0)      (2)
  Loans receivable                               99      (9)    (1)      89
                                                ---      --     --      ---

    Total interest-earning assets               112      (9)    (3)     100

Interest expense:
   Deposits                                      64      50      4      118
                                                ---      --     --      ---
    Total interest-bearing liabilities           64      50      4      118

Change in net interest income                    48     (59)    (7)     (18)
                                                ===      ==     ==      ===
Source: Offering Circular

Exhibit IX
LANDIS SAVINGS, SSB
HISTORICAL AND PRO FORMA REGULATORY CAPITAL

                                                                                Pro Forma Regulatory Capital
                                                                         At September 30, 1997 Based upon the Sale of
                                                           -------------------------------------------------------------------------
                                         Historical             850,000          1,000,000          1,150,000         1,322,500
                                         Regulatory             Shares at         Shares at          Shares at         Shares at
                                          Capital                $10.00            $10.00             $10.00            $10.00
                                     At September 30, 1996     Per Share         Per Share          Per Share         Per Share
                                    ---------------------- ------------------ -----------------  ----------------- -----------------
                                                Percent of         Percent of        Percent of         Percent of        Percent of
                                       Amount     Assets   Amount    Assets   Amount   Assets    Amount   Assets   Amount   Assets
                                       ------     ------   ------    ------   ------   ------    ------   ------   ------   ------
Capital under generally accepted
  accounting principles                 $4,395     18.1%   $7,060     25.6%   $7,570     26.8%   $8,080     28.0%  $8,667    29.3%
                                        ======   ======    ======   ======    ======   ======    ======   ======   ======  ======
Tier I capital                          $4,395     18.1%   $7,060     25.6%   $7,570     26.8%   $8,080     28.0%  $8,667    29.3%
Tier I (leverage) capital requirement      969      4.0%    1,103      4.0%    1,128      4.0%    1,154      4.0%   1,183     4.0%
                                        ------   ------    ------   ------    ------   ------    ------   ------   ------  ------
                                                                                       ======    ======   ======   ======  ======
  Excess                                $3,426     14.1%   $5,957     21.6%   $6,442     22.8%   $6,926     24.0%  $7,484    25.3%
                                        ======   ======    ======   ======    ======   ======    ======   ======   ======  ======
Tier I capital                          $4,395     37.9%   $7,060     52.1%   $7,570     55.4%   $8,080     58.6%  $8,667    62.2%
Tier I risk-based capital requirement      464      4.0%      542      4.0%      547      4.0%      552      4.0%     557     4.0%
                                        ------   ------    ------   ------    ------   ------    ------   ------   ------  ------
  Excress                               $3,931     33.9%   $6,518     48.1%   $7,023     51.4%   $7,528     54.6%  $8,109    58.2%
                                        ======   ======    ======   ======    ======   ======    ======   ======   ======  ======
Total risk-based capital                $4,425     38.2%   $7,090     52.4%   $7,600     55.6%   $8,110     58.8%  $8,697    62.4%
Total risk-based capital requirement       927      8.0%    1,083      8.0%    1,093      8.0%    1,103      8.0%   1,115     8.0%
                                        ------   ------    ------   ------    ------   ------    ------   ------   ------  ------
  Excess                                $3,498     30.2%   $6,008     44.4%   $6,508     47.6%   $7,008     50.8%  $7,583    54.4%
                                        ======   ======    ======   ======    ======   ======    ======   ======   ======  ======
Total NC Savings Bank capital           $4,425     18.3%   $7,090     25.7%   $7,600     26.9%   $8,110     28.1%  $8,697    29.4%
NC Savings Bank Capital Requirement      1,212      5.0%    1,379      5.0%    1,410      5.0%    1,442      5.0%   1,478     5.0%
                                        ------   ------    ------   ------    ------   ------    ------   ------   ------  ------
  Excess                                $3,213     13.3%   $5,711     20.7%   $6,190     21.9%   $6,668     23.1%  $7,218    24.4%
                                        ======   ======    ======   ======    ======   ======    ======   ======   ======  ======

(1) Assumes the Company will purchase all of the capital stock of the Converted Bank to be issued in the Stock Conversion for 50% of the net proceeds. Assumes $1.6 million of the net proceeds distributed to the Converted Bank will be invested in a new branch facility, with the balance of any such proceeds invested in 20% risk-weighted assets. Assumes 8% of the Common Stock to be sold in the Stock Conversion is acquired by the ESOP, and that the funds used to acquire such shares are borrowed from the Company. Although repayment of such debt will be secured solely by the Common Stock purchased by the ESOP, the Converted Bank expects to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. As a result, the table assumes a reduction to the Converted Bank's pro forma capital and regulatory capital to reflect the cost of funding the ESOP. Assumes the cost of the MRP will be paid by the Bank.

(2) Based on the Bank's total assets determined under generally acccepted accounting principles for capital as determined under generally accepted accounting principles, Tier 1 capital purposes and NC Savings Bank capital guidelines, and risk-weighted assets for the purpose of the risk-weighted capital requirements.

(3) Assumes a core capital requirement of 4% adjusted total assets, though such level may be increased by the Federal Reserve Board as high as 5%.

Source: Offering Circular

Exhibit X
Landis Savings Bank, SSB
Loan Portfolio Composition

                                                                                              At December 31,
                                                       At September 30,      -----------------------------------------------
                                                             1997                   1996                      1995
                                                 ----------------------      -------------------      ----------------------
                                                                             (Dollars in Thousands)

                                                                Percentage               Percentage               Percentage
                                                   Amount        of Total     Amount      of Total     Amount      of Total
                                                   ------        --------     ------      --------     ------      --------
Type of loan:

Real estate loans:
  One-to-four family residential
     Fixed                                       $ 11,273         60.47%     $ 11,612      61.38%     $ 11,596      67.00%
     Adjustable                                     5,164         27.70%        5,313      28.09%        3,815      22.04%
  Multi-family residential
     Adjustable                                       205          1.10%          224       1.18%          249       1.44%
  Commercial
     Fixed                                           --            --            --         --              11       0.06%
     Adjustable                                       270          1.45%          248       1.31%          267       1.54%
  Construction
     Variable                                         285          1.53%          413       2.18%          338       1.95%
  Home equity lines of credit
     Adjustable                                     1,194          6.41%        1,175       6.21%          985       5.69%
  Home improvement loans
     Fixed                                           --            --               3       0.02%         --         --
     Adjustable                                       358          1.92%          261       1.38%          228       1.32%
                                                 ----------------------      -------------------      -------------------
               Total real estate loans             18,749        100.58%       19,249     101.76%       17,489     101.05%
                                                 ----------------------      -------------------      -------------------
Other loans:
  Loans secured by deposits
     Fixed                                             58          0.31%           59       0.31%          126       0.73%
                                                 ----------------------      -------------------      -------------------
                     Total loans                   18,807        100.89%       19,308     102.07%       17,615     101.77%
Less:
 Construction loans in process                        (51)       -0.27%          (289)    -1.53%          (223)    -1.29%
 Allowance for loan losses                            (30)       -0.16%            (8)    -0.04%            (2)    -0.01%
 Deferred loan origination fees, net of costs         (85)       -0.46%           (94)    -0.50%           (82)    -0.47%
                                                 ----------------------      -------------------      -------------------
                                                 $ 18,641        100.00%     $ 18,917     100.00%     $ 17,308     100.00%
                                                 ======================      ===================      ===================

Source: Offering Circular

Exhibit XI
Landis Savings Bank, SSB
Loan Originations

                                      Nine Months Ended       Year ended
                                        September 30,         December 31,
                                     ---------------------------------------
                                     1997        1996       1996        1995
                                     ----        ----       ----        ----

Loans originated:
  One to four family residential    2,303       3,681       4,726       3,104
  Other loans                       1,016       1,175       1,277         728
                                    -----------------------------------------
       Total loans originated       3,319       4,856       6,003       3,832
                                    =========================================
Source: Offering Circular

Exhibit XII
Landis Savings Bank, SSB
Loan maturities (repricing) at 9/30/97

                                                    More Than    More Than    More Than
                                        1 Year      1 Year to   3 Years to   5 Years to     More Than
                                        or Less     3 Years      5 Years      10 Years       10 years        Total
                                        -------     -------      -------      --------       --------        -----

                                                                   (In Thousands)
Real Estate loans:
 1-4 Family residential
     Fixed                             $    27         $174        $768        $4,479        $5,765        $ 11,213
     Adjustable                          5,139          --          --           --            --             5,139

 Other
     Construction - adjustable             234          --          --           --            --               234
     Other - adjustable                  2,027          --          --           --            --             2,027
                                       ----------------------------------------------------------------------------

        Total real estate loans          7,427          174         768         4,479         5,765          18,613

Other loans                                 58          --          --           --            --                58
                                       ----------------------------------------------------------------------------

Less allowance for loan losses             (30)         --          --           --            --               (30)
                                       ----------------------------------------------------------------------------

           Total loans                 $ 7,455         $174        $768        $4,479        $5,765        $ 18,641
                                       ============================================================================

Source: Offering Circular

Exhibit XIII
Landis Savings Bank, SSB
Nonperforming Assets

                                               At
                                           September 30,      At December 31,
                                                          ---------------------
                                               1997           1996      1995
                                            ------------  ---------------------

                                                        (Dollars In Thousands)

Loans not accruing interest                 $       --    $      -    $     --
Accruing loans 90 days or more past due             47           5          --
                                            ----------    --------    ---------
     Total nonperforming loans                      47           5          --

Foreclosed real estate                              --           -          --
                                            ----------    --------    ---------
     Total nonperforming assets             $       47    $      5          --
                                            ==========    ========    =========
     Nonperforming assets to total assets         0.19%       0.02%         --
                                            ==========    ========    =========

Source: Offering Circular

Exhibit XIV
Landis Savings Bank
Analysis of Allowance for Loan Losses

                                                   Nine Months Ended                 Year Ended
                                                      September 30,                  December 31,
                                               1997            1996             1996              1995
                                            --------          -------          -------          -------
                                                       (Dollars in thousands)
Balance at beginning of period              $      8          $     2          $     2          $     2
                                            --------          -------          -------          -------
  Loans charged off                               --               --               --               --
  Recoveries                                      --               --               --               --
                                            --------          -------          -------          -------
    Net loans charged off                         --               --               --               --
                                            --------          -------          -------          -------
  Provision for loan losses                       22                4                6               --
                                            --------          -------          -------          -------
Balance at end of period                    $     30          $     6          $     8          $     2
                                            ========          =======          =======          =======
Ratio of net charge-offs to average
     loans outstanding during the period         --%              --%               --%              --%
                                            ========          =======          =======          =======

Source: Offering Circular

Exhibit XV
Landis Savings Bank
Allocation of Allowance for Loan Losses

                                              At September 30,                               At December 31,
                                    ------------------------------ -----------------------------------------------------------------
                                                    1997                          1996                            1995
                                    ------------------------------ ------------------------------- ---------------------------------

                                              Percent of   Percent            Percent of   Percent             Percent of   Percent
                                               Allowance  of Loans             Allowance  of Loans             Allowance    of Loans
                                    Amount of  to Total   to Gross Amount of   to Total   to Gross Amount of    to Total    to Gross
                                    Allowance  Allowance    Loans  Allowance   Allowance    Loans  Allowance   Allowance     Loans
                                    ------------------------------ ------------------------------- ---------------------------------

                                                                        (Dollars in Thousands)

Real estate loans:
  One-to-four family residential      $   12     40.00%     87.40%  $    7     87.50%     88.94%    $    2      100.00%     88.56%
  Multi-family residential                 2      6.67%      1.09%    --        --         1.18%      --          --         1.44%
  Commercial                               2      6.67%      1.44%    --        --         1.31%      --          --         1.60%
  Construction                             2      6.67%      1.51%    --        --         0.65%      --          --         0.66%
  Home equity lines of credit             10     33.33%      6.35%       1     12.50%      6.21%      --          --         5.69%
  Home improvement loans                   2      6.67%      1.90%    --        --         1.40%      --          --         1.32%
                                      ---------------------------   ---------------------------     -----------------------------
    Total real estate loans               30    100.00%     99.69%       8    100.00%     99.69%         2      100.00%     99.27%

Other loans:
  Loans secured by deposits             --        --         0.31%    --        --         0.31%      --          --         0.73%
                                      ---------------------------   ---------------------------     -----------------------------
     Total allowance for loan losses  $   30    100.00%    100.00%  $    8    100.00%    100.00%    $    2      100.00%    100.00%
                                      ===========================   ===========================     =============================

Source: Offering Circular

Exhibit XVI
Landis Savings Bank, SSB
Investment Portfolio Composition

                                                At         At December 31,
                                           September 30,  ----------------
                                               1997        1996      1995
                                               ----        ----      ----
                                                      (in thousands)
Securities available for sale:
  U.S. government and agency securities       $2,559      $2,148    $1,988
                                              ------      ----------------

Securities held to maturity:
  Mortgage-backed securities                      --          --        24
                                              ------      ----------------

    Total investment securities                2,559       2,148     2,012

Interest-earning balances in other banks          28          33        32
Federal funds sold                             2,325         875       100
Federal Home Loan Bank stock                     187         170       157
                                              ------      ----------------

    Total investments                         $6,097      $3,026    $2,301
                                              ======      ================


Source: Offering Circular

Exhibit XVII
Landis Savings Bank, SSB
Investment Portfolio Maturity Structure

                                                                    After One Year      After Five Years
                                              One Year or Less    Through Five Years   Through Ten Years
                                            ------------------    ------------------   ------------------
                                            Carrying   Average    Carrying   Average   Carrying   Average
                                             Value      Yield      Value      Yield     Value      Yield
                                             -----      -----      -----      -----     -----      -----

Securities available for sale:
 U.S. government and agency securities       $  801      5.39%     $1,758     5.77%      $ --       --

Other
 Interest-earning balances in other banks        26      6.23%         --       --         --       --
 Federal funds sold                           2,325      5.88%         --       --         --       --
 Federal Home Loan Bank stock                    --        --          --       --         --       --
                                            ------------------    ------------------   ------------------
                                             $3,152      5.75%     $1,758     5.77%      $ --       --
                                            ==================    ==================   ==================


                                               After Ten Years           Total
                                              -----------------   ------------------
                                              Carrying   Average  Carrying   Average
                                               Value      Yield    Value      Yield
                                               -----      -----    -----      -----

Securities available for sale:
 U.S. government and agency securities         $  --         --    $2,559     5.65%

Other
 Interest-earning balances in other banks         --         --        26     6.23%
 Federal funds sold                               --         --     2,325     5.88%
 Federal Home Loan Bank stock                    187       7.25%      187     7.25%
                                              -----------------   ------------------
                                              $  187       7.25%   $5,097     5.81%
                                              =================   ==================

Source: Offering Circular

Exhibit XVIII
Landis Savings Bank, SSB
Deposit Mix

                                                 September 30, 1997                                  December 31, 1996
                                      -----------------------------------                   ----------------------------------

                                                  Weighted                    Increase                Weighted
                                                  Average        % of         (Decrease)               Average         % of
                                       Amount       Rate         Total       in Amount      Amount      Rate          Total
                                      ---------  -----------   ----------   ------------   -------  --------------   ---------
                                                                                                     (Dollars in thousands)
Savings deposits:
     Regular passbook                     3,994         3.20%       20.27%       (340)       4,334            3.05%      23.65%
     Money market                         4,504         5.37%       22.86%      1,838        2,666            5.58%      14.55%
                                      ---------  -----------   ----------   ------------   -------  --------------   ---------

     Total demand deposits                8,498         4.35%       43.13%      1,498        7,000            4.01%      38.21%
                                      ---------  -----------   ----------   ------------   -------  --------------   ---------

Certificate accounts with original
maturities of (in thousands):
     6 months or less                     2,899         5.14%       14.71%       (989)       3,888            5.32%      21.22%
     Over 6 to 12 months                  3,319         5.67%       16.85%      1,092        2,227            5.26%      12.15%
     Over 12 months                       4,985         6.00%       25.30%       (222)       5,207            6.26%      28.42%
                                      ---------  -----------   ----------   ------------   -------  --------------   ---------

     Total certificates                  11,203         5.68%       56.87%       (119)      11,322            5.74%      61.79%
                                      ---------  -----------   ----------   ------------   -------  --------------   ---------

                       Total deposits    19,701         5.11%      100.00%      1,379       18,322            5.08%     100.00%
                                      =========  ===========   ==========   ============   =======  ==============   =========

                                                              December 31, 1995
                                                      -------------------------------

                                          Increase              Weighted
                                         (Decrease)              Average       % of
                                         in Amount     Amount     Rate        Total
                                        -----------   -------  ----------   ---------

Savings deposits:
     Regular passbook                       (1,045)     5,379        3.05%      33.95%
     Money market                            2,666          0        0.00%       0.00%
                                        -----------   -------  ----------   ---------

     Total demand deposits                   1,621      5,379        3.05%      33.95%
                                        -----------   -------  ----------   ---------

Certificate accounts with original
maturities of (in thousands):
     6 months or less                          465      3,423        5.34%      21.60%
     Over 6 to 12 months                       350      1,877        5.56%      11.85%
     Over 12 months                             40      5,167        5.99%      32.61%
                                        -----------   -------  ----------   ---------

     Total certificates                        855     10,467        5.70%      66.05%
                                        -----------   -------  ----------   ---------

                       Total deposits        2,476     15,846        4.80%     100.00%
                                        ===========   =======  ==========   =========

Exhibit XIX
Landis Savings Bank, SSB
Deposit Flows

                                      Nine Months Ended
                                         September 30,   Year Ended December 31,
                                     -----------------   -----------------------
                                       1997    1996         1996        1995
                                      ------  ------       ------      ------
                                                  (in thousands)

Deposits                              $7,709  $6,698       $8,137      $8,191
Withdrawals                            7,062   5,076        6,502       8,113
                                      ------  ------       ------      ------
    Net increase before interest
       credited                          647   1,622        1,635          78
Interest credited                        732     609          841         723
                                      ------  ------       ------      ------
    Net increase in
       savings deposits               $1,379  $2,231       $2,476      $  801
                                      ======  ======       ======      ======

Source: Offering Circular

Exhibit XX
Landis Savings Bank, SSB
Certificate of Deposit Maturity Structure

                                                           Maturity
                                      -----------------------------------------------------
                                                    Over      Over
                                      3 months     3 to 6     6 to 12     Over
                                      or less      Months     Months   12 Months    Total
                                      -------      ------     ------   ---------    -----
                                                         (In Thousands)
Certificates of $100,000 or more          721        330      1,354        476       2,881
Certificates of less than $100,000      2,248      2,335      1,876      1,863       8,322
                                        -----      -----      -----      -----      ------

                    Total               2,969      2,665      3,230      2,339      11,203
                                        =====      =====      =====      =====      ======

Source: Offering Circular

Exhibit XXI
Growth in Population, Households                                          Kings
and 1997 Household Income Levels        Landis          Rowan             Grant         Cabarrus         North           United
                                         PSA           County              PSA           County        Carolina          States
                                         ---           ------              ---           ------        --------          ------
Population

1980 Census                             17,541          99,186            2,832          85,895        5,881,768        226,545,856
1990 Census                             18,781         110,605            5,286          98,935        6,628,637        248,709,872
1997 Estimate                           20,784         123,772            8,716         114,769        7,382,905        266,798,176
2002 Projection                         22,542         134,512           10,951         126,075        7,871,295        278,178,912

Compound Growth (%)

1980-1990                                 0.69%           1.10%            6.44%           1.42%            1.20%              0.94%
1990-1997                                 1.46%           1.62%            7.41%           2.14%            1.55%              1.01%
1997-2002                                 1.64%           1.68%            4.67%           1.90%            1.29%              0.84%

Households

1980 Census                              6,623          35,949              957          30,610        2,043,292         80,389,688
1990 Census                              7,498          42,512            1,869          37,515        2,517,026         91,947,408
1997 Estimate                            8,521          48,657            3,140          44,751        2,875,279        101,561,672
2002 Projection                          9,355          53,650            4,002          49,620        3,108,369        107,323,152

Compound Growth (%)

1980-1990                                 1.25%           1.69%            6.92%           2.05%            2.11%              1.35%
1990-1997                                 1.84%           1.95%            7.69%           2.55%            1.92%              1.43%
1997-2002                                 1.89%           1.97%            4.97%           2.09%            1.57%              1.11%

Occupied Units                           7,498          42,512            1,869          37,515        2,517,026         91,947,416

  Owner Occupied                         73.82%          73.57%           90.67%          73.66%           68.01%             64.19%
  Renter Occupied                        26.18%          26.43%            9.33%          26.34%           31.99%             35.81%
  1990 persons per household              2.47            2.52             2.83            2.59             2.54               2.63

1997 Estimated Households by Income

$150,000                                  1.32%           1.98%            7.36%           3.60%            3.80%              4.49%
$100,000-$149,000                         1.84%           2.54%            4.17%           4.32%            4.12%              5.43%
$75,000-$99,000                           2.66%           4.00%           12.98%           6.70%            5.83%              7.58%
$50,000-$74,999                          15.86%          17.19%           27.45%          21.94%           17.00%             19.09%
$35,000-$49,999                          18.95%          19.38%           19.56%          19.10%           16.86%             16.63%
$25,000-$34,999                          15.84%          16.88%            9.09%          13.10%           14.57%             13.29%
$15,000-$24,999                          18.48%          16.28%            9.80%          14.23%           16.35%             14.32%
$5,000-$14,999                           21.82%          17.88%            7.98%          13.66%           15.96%             14.52%
Under $5,000                              3.25%           3.87%            1.61%           3.35%            5.51%              4.65%

Exhibit XXII
Income Levels, Marital Status
and Population by Age

                                                                    Kings
                                       Landis          Rowan        Grant       Cabarrus     North           United
                                        PSA           County         PSA         County    Carolina          States
                                        ---           ------         ---         ------    --------          ------
Income Levels

1997 Est. Average HH Income        $    37,570  $    42,301   $    71,493  $    53,014   $    49,753     $       55,449
1997 Est. Median HH Income         $    29,075  $    32,093   $    51,796  $    39,450   $    33,358     $       37,916
1997 Est. Per Capita Income        $    15,592  $    17,080   $    25,759  $    20,932   $    19,738     $       21,464

Marital Status                          15,187       88,585         4,084       79,168     5,293,221        195,142,016

Single Male                               9.99%       11.90%        10.75%       11.65%        13.73%             14.76%
Single Female                             8.08%        9.18%         8.79%        9.17%        11.40%             12.17%
Married                                  58.72%       58.83%        68.28%       60.84%        56.30%             54.79%
Previously Married Male                   7.03%        6.49%         4.80%        5.61%         5.73%              5.76%
Previously Married Female                16.18%       13.59%         7.40%       12.74%        12.84%             12.52%

Households with Children                 2,476       15,033           830       13,886       921,516         33,587,136

Married Couple Family                    72.76%       74.58%        87.40%       77.42%        72.69%             73.35%
Other Family-Male Head                    5.50%        4.85%         2.30%        4.41%         4.38%              4.82%
Other Family-Female Head                 20.51%       19.49%         9.03%       17.11%        21.97%             20.80%
Non-family                                1.22%        1.08%         1.26%        1.07%         0.96%              1.03%

Median Age                               37.87        36.57         34.32        36.27         35.35              34.96

Average Age                              39.50        37.63         33.48        36.96         36.48              36.16

Population (16+) by Occupation           8,919       54,730         3,059       51,808     3,238,414        115,681,224

Executive and Managerial                  6.92%        8.13%        12.52%       10.51%        10.28%             12.30%
Professional Specialty                    7.62%        9.37%        10.95%        9.72%        11.98%             14.10%
Technical Support                         2.37%        2.80%         6.86%        3.50%         3.47%              3.68%
Sales                                     9.96%       10.10%        13.04%       11.25%        11.30%             11.79%
Administrative Support                   12.69%       12.69%        15.55%       15.13%        14.03%             16.27%
Service:  Private Household               0.16%        0.21%         0.36%        0.22%         0.37%              0.45%
Service:  Protective                      1.41%        1.35%         1.04%        1.64%         1.42%              1.72%
Service:  Other                           7.80%       10.28%        10.36%        8.54%         9.64%             11.05%
Farming, Forestry & Fishing               1.13%        0.17%         1.48%        1.26%         2.59%              2.45%
Precision Production & Craft             17.53%       15.40%        12.23%       15.20%        13.27%             11.32%
Machine Operator                         21.37%       17.49%         8.22%       12.78%        12.72%              6.83%
Transportation & Material Moving          4.60%        5.10%         4.06%        5.14%         4.33%              4.09%
Laborers                                  6.40%        5.38%         3.33%        5.11%         4.60%              3.94%

Exhibit XXIII
Occupation and Education of Population
and Property Values

                                                                      Kings
                                            Landis      Rowan         Grant        Cabarrus         North          United
                                              PSA      County          PSA          County        Carolina         States
                                              ---      ------          ---          ------        --------         ------
Population by Education

Elementary (0-8)                            21.67%      13.56%          3.49%        13.61%         12.69%         10.39%
Some High School (9-11)                     23.01%      20.42%         11.97%        18.97%         17.35%         14.38%
High School Graduate (12)                   29.44%      32.16%         27.19%        30.39%         28.98%         29.99%
Some College-No Degree                      13.17%      15.01%         22.76%        17.07%         16.78%         18.74%
Associate Degree Only                        5.86%       7.14%          9.51%         7.66%          6.82%          6.16%
Bachelor Degree Only                         4.83%       8.30%         18.81%         8.94%         11.99%         13.11%
Graduate Degree                              2.02%       3.42%          6.27%         3.37%          5.38%          7.22%

Owner Occupied Property Values

Under $25,000                                6.02%       4.39%          0.85%         3.08%          4.41%          4.24%
$25,000 to $49,999                          37.89%      25.59%          2.71%        16.65%         14.95%         12.48%
$50,000 to $74,999                          28.75%      31.16%          0.06%        23.65%         23.41%         17.79%
$75,000 to $99,999                          15.09%      19.07%         14.05%        20.60%         20.75%         17.03%
$100,000 to $149,999                        10.00%      14.37%         34.83%        22.26%         21.21%         20.72%
$150,000 to $199,999                         1.56%       3.34%         19.57%         7.74%          7.76%         11.19%
$200,000 to $299,999                         6.10%       4.60%         17.52%         4.92%          5.08%          9.51%
$300,000+                                    0.09%       0.47%          4.33%         1.10%          2.43%          7.04%

Median Property Value                 $    56,483  $   68,691   $    137,091  $     87,447   $     91,815     $  122,334

Exhibit XXIV
Landis Savings                                   Landis PSA                        Kings Grant PSA
PSA Financial Services                           ----------                        ---------------
                                       ($Millions)         %    Per HH ($)   ($Millions)        %      Per HH ($)
                                       -----------         -    ----------   -----------        -      ----------
No-Interest Checking                      $  6.61       1.47%      775.73     $    3.54        0.95%       1,127.39
Interest Checking                           22.21       4.93%    2,606.50         14.80        3.99%       4,713.38
Asset Management                             5.64       1.25%      661.89          6.01        1.62%       1,914.01
                                          -------  ---------   ----------     ---------   ---------     -----------
  Total Demand Deposits                     34.46       7.65%    4,044.13         24.35        6.56%       7,754.78

Regular & Passbook Savings                  28.82       6.39%    3,382.23         19.64        5.29%       6,254.78
Money Market Deposits                       18.99       4.21%    2,228.61         16.31        4.39%       5,194.27
Short & Long Term Cds                       46.14      10.24%    5,414.86         24.29        6.54%       7,735.67
IRA's                                       79.71      17.69%    9,354.54         83.39       22.47%      26,557.32
401(K) and 403(B)                           63.56      14.10%    7,459.22         76.56       20.63%      24,382.17
SEP/Keogh                                   13.25       2.94%    1,554.98          9.56        2.58%       3,044.59
                                          -------  ---------   ----------     ---------   ---------     -----------
  Total Savings & Investments              250.47      55.57%   29,394.44        229.75       61.90%      73,168.79

Stocks                                      58.86      13.06%    6,907.64         50.78       13.68%      16,171.97
Municipal Bonds                             15.83       3.51%    1,857.76         10.30        2.78%       3,280.25
U.S. Savings Bonds                          16.68       3.70%    1,957.52          7.00        1.89%       2,229.30
Mutual Funds                                74.42      16.51%    8,733.72         48.99       13.20%      15,601.91
                                          -------  ---------   ----------     ---------   ---------     -----------
  Other Investments                        165.79      36.78%   19,456.64        117.07       31.54%      37,283.44

Total Assets                               450.72     100.00%   52,895.20        371.17      100.00%     118,207.01
                                          =======  =========   ==========     =========   =========     ===========

1st Mtg., Primary Residence/Fixed Rate      71.53      40.69%    8,394.55         84.49       51.72%      26,907.64
1st Mtg., Primary Residence/Variable        21.97      12.50%    2,578.34         22.09       13.52%       7,035.03
Home Equity Line of Credit                   5.71       3.25%      670.11          6.51        3.99%       2,073.25
1st Mortgage, Other Property                11.67       6.64%    1,369.56         15.46        9.46%       4,923.57
2nd Mortgage, Primary Residence              7.03       4.00%      825.02          7.16        4.38%       2,280.25
                                          -------  ---------   ----------     ---------   ---------     -----------
  Total Mortgage Loans                     117.91      67.08%   13,837.58        135.71       83.08%      43,219.75

Personal Auto Loan                          35.84      20.39%    4,206.08         16.44       10.06%       5,235.67
Sales Finance                                1.99       1.13%      233.54          0.62        0.38%         197.45
Educational                                  4.10       2.33%      481.16          1.98        1.21%         630.57
                                          -------  ---------   ----------     ---------   ---------     -----------
  Total Installment Loans                   41.93      23.85%    4,920.78         19.04       11.66%       6,063.69

Credit Card Loans                           14.23       8.10%    1,669.99          7.34        4.49%       2,337.58
Unsecured Loans                              1.71       0.97%      200.68          1.26        0.77%         401.27
                                          -------  ---------   ----------     ---------   ---------     -----------
  Total Revolving Loans & Credit Card       15.94       9.07%    1,870.67          8.60        5.26%       2,738.85

Total Loans                               $175.78     100.00%   20,629.03        163.35      100.00%      52,022.29
                                          =======  =========   ==========     =========   =========     ===========

1997 Population                            20,784                                 8,716

1997 Households                             8,521                                 3,140

Exhibit XXV
Construction Activity in Rowan County

                                                                                                                 7 Mths
                                          1991        1992        1993        1994        1995        1996        1997
                                          ----        ----        ----        ----        ----        ----        ----
Residential Construction

  Single Family Units                      391         422         436         513         534         690         388
  Single Family Costs ($)           38,694,562  41,800,237  40,939,191  50,537,045  52,138,425  79,409,570  45,503,400

  Multi-Family Units                        34         190          26          49          91          21          69
  Multi-Family Costs ($)             1,202,023   7,404,000     723,000   1,942,100   2,498,000   1,355,000   4,735,000

  Res. Additions & Alter. Units            322         295         259         282         328         282         220
  Res. Additions & Alter. Cost ($)   7,638,456   4,714,756   4,223,741   4,232,274   5,729,007   5,268,452   4,525,856

Total Residential Units                    747         907         721         844         953         993         677
Total Residential Costs ($)         47,535,041  53,918,993  45,885,932  56,711,419  60,365,432  86,033,022  54,764,256


Non-Residential Construction

  Non-residential Units                    410         481         416         465         402         486         275
  Non-residential Costs ($)         32,701,932  42,741,907  47,952,434  37,990,006  26,384,141  66,745,415  18,514,475

  Non-Res. Add. & Alter. Units              58         113         136          89         104          99         114
  Non-Res. Add. & Alter. Cost ($)    4,468,708   6,860,252   9,589,453   4,831,270   4,469,767   7,157,367   5,713,199

Total Non-res. Construction Units          468         594         552         554         506         585         389
Total Non-res. Construction ($)     37,170,640  49,602,159  57,541,887  42,821,276  30,853,908  73,902,782  24,227,674

Source: Department of Labor, State of North Carolina, Raleigh, North Carolina

Exhibit XXV
Construction Activity in Cabarrus County

                                                                                                                 7 Mths
                                          1991        1992        1993        1994        1995        1996        1997
                                          ----        ----        ----        ----        ----        ----        ----
Residential Construction

  Single Family Units                      688         746         844       1,067       1,144        1,296       1,098
  Single Family Costs ($)           48,503,448  55,791,042  67,427,739  93,186,372  100,802,913 119,225,265 102,692,134

  Multi-Family Units                       172          32          86         218         167          616         244
  Multi-Family Costs ($)             4,281,155     565,000   2,298,784   4,344,000   2,502,000   25,141,680   5,733,000

  Res. Additions & Alter. Units            362         428         445         468         452          370         158
  Res. Additions & Alter. Cost ($)   3,124,918   3,864,083   4,453,886   4,573,273   4,465,621    4,032,334   1,929,592

Total Residential Units                  1,222       1,206       1,375       1,753       1,763        2,282       1,500
Total Residential Costs ($)         55,909,521  60,220,125  74,180,409  102,103,645 107,770,534 148,399,279 110,354,726


Non-Residential Construction

  Non-residential Units                    553         528         521         516         691          520         297
  Non-residential Costs ($)         38,754,683  24,185,228  39,862,680  35,436,289  58,113,781   73,849,424  76,983,890

  Non-Res. Add. & Alter. Units             165         217         144         162         150          144         117
  Non-Res. Add. & Alter. Cost ($)    2,000,276   4,593,235   2,463,732   4,515,229   9,428,360    8,778,787   5,160,826

Total Non-res. Construction Units          718         745         665         678         841          664         414
Total Non-res. Construction ($)     40,754,959  28,778,463  42,326,412  39,951,518  67,542,141   82,628,211  82,144,716

Source: Department of Labor, State of North Carolina, Raleigh, North Carolina

Exhibit XXVI
Labor Force and Employment Information
1990-1996 Annual Averages

                           Jan           Feb           Mar           Apr           May           Jun           Jul           Aug
                           ---           ---           ---           ---           ---           ---           ---           ---
Rowan County            63,360        63,210        63,700        63,630        63,810        64,110        64,770        64,450
Labor Force             61,200        61,320        62,020        62,100        62,120        62,050        62,930        62,360
Employment               2,160         1,890         1,680         1,530         1,690         2,060         1,840         2,090
Unemployment Rate          3.4%          3.0%          2.6%          2.4%          2.6%          3.2%          2.8%          3.2%

Cabarrus County         61,790        62,050        62,250        62,310        62,290        62,640        63,230        62,660
Labor Force             59,780        59,890        60,580        60,660        60,680        60,610        61,470        60,910
Employment               2,010         2,160         1,670         1,650         1,610         2,030         1,760         1,750
Unemployment Rate          3.3%          3.5%          2.7%          2.6%          2.6%          3.2%          2.8%          2.8%

North Carolina       3,748,300     3,756,400     3,776,400     3,782,300     3,816,600     3,858,800     3,892,900     3,849,900
Labor Force          3,582,800     3,600,100     3,644,000     3,669,600     3,687,000     3,705,400     3,738,100     3,704,400
Employment             165,500       156,300       132,400       112,700       129,600       153,400       154,800       145,500
Unemployment Rate          4.4%          4.2%          3.5%          3.0%          3.4%          4.0%          4.0%          3.8%

United States      134,317,000   134,535,000   135,524,000   135,180,000   135,963,000   137,557,000   138,331,000   137,460,000
Labor Force        126,384,000   126,887,000   128,125,000   128,629,000   129,565,000   130,463,000   131,350,000   130,865,000
Employment           7,933,000     7,647,000     7,399,000     6,551,000     6,398,000     7,094,000     6,981,000     6,594,000
Unemployment Rate          5.9%          5.7%          5.5%          4.8%          4.7%          5.2%          5.0%          4.8%

                           Sept           Oct
                           ----           ---

Rowan County             63,580        63,980
Labor Force              61,770        62,080
Employment                1,810         1,900
Unemployment Rate           2.8%          3.0%

Cabarrus County          61,960        62,160
Labor Force              60,340        60,640
Employment                1,620         1,520
Unemployment Rate           2.6%          2.4%

North Carolina        3,812,700     3,819,300
Labor Force           3,684,000     3,697,200
Employment              128,700       122,100
Unemployment Rate           3.4%          3.2%

United States       136,375,000   136,665,000
Labor Force         129,972,000   130,671,000
Employment            6,403,000     5,995,000
Unemployment Rate           4.7%          4.4%

Source: North Carolina Employment & Securities Exchange Commission

Exhibit XXVI
Labor Force and Employment Information
1990-1996 Annual Averages

                          1990           1991            1992            1993            1994            1995            1996
                          ----           ----            ----            ----            ----            ----            ----
Rowan County
------------
Labor Force             58,370          57,980          58,000          58,330          59,400          60,380          63,520
Employment              56,060          54,780          54,840          56,000          57,490          58,180          61,250
Unemployment             2,310           3,200           3,160           2,330           1,910           2,200           2,270
Rate (%)                   4.0%            5.5%            5.4%            4.0%            3.2%            3.6%            3.6%

Cabarrus County
---------------
Labor Force             55,260          55,210          56,260          56,620          57,620          58,870          61,890
Employment              53,230          52,460          52,970          54,210          55,730          56,830          59,830
Unemployment             2,030           2,750           3,290           2,410           1,890           2,040           2,060
Rate (%)                   3.7%            5.0%            5.8%            4.3%            3.3%            3.5%            3.3%

North Carolina
--------------
Labor Force          3,468,300       3,512,400       3,547,800       3,556,600       3,597,000       3,639,500       3,796,200
Employment           3,324,000       3,307,700       3,334,500       3,381,000       3,439,900       3,481,800       3,631,300
Unemployment           144,300         204,700         213,300         175,600         157,100         157,700         164,900
Rate (%)                   4.2%            5.8%            6.0%            4.9%            4.4%            4.3%            4.3%

United States
-------------
Labor Force        124,787,000     125,303,000     126,982,000     128,040,000     131,056,000     132,304,000     133,943,000
Employment         117,914,000     116,877,000     117,598,000     119,306,000     123,060,000     124,900,000     126,708,000
Unemployment         6,874,000       8,426,000       9,384,000       8,734,000       7,996,000       7,404,000       7,236,000
Rate (%)                   5.5%            6.7%            7.4%            6.8%            6.1%            5.6%            5.4%

Source: North Carolina Employment & Securities Exchange Commission

Exhibit XXVII
Deposit Market
Cabarrus and Rowan Counties

                                         1996                1995               1994                 1993             1992
INST. NAME/ADDRESS                 ($000)    % Mkt.    ($000)    % Mkt.    ($000)   % Mkt.     ($000)   % Mkt.   ($000)   % Mkt.
------------------                 ------    ------    ------    ------    ------   ------     ------   ------   ------   ------
Central Carolina B&T                8,498    16.19      7,489    15.18      6,503    13.93      5,630   12.61     6,039    13.34
    600 South Main Street           8,498    16.19      7,489    15.18      6,503    13.93      5,630   12.61     6,039    13.34

First Charter                      27,009    51.46     25,936    52.58     24,754    53.02     23,562   52.76    24,015    53.05
  139 S. Cebtral Ave,              27,009    51.46     25,936    52.58     24,754    53.02     23,562   52.76    24,015    53.05

Landis Savings Bank                16,977    32.35     15,900    32.24     15,427    33.05     15,471   34.64    15,213    33.61
    107 South Central Avenue       16,977    32.35     15,900    32.24     15,427    33.05     15,471   34.64    15,213    33.61

Landis Total
   3 branches Bank Total           52,484   100.00     49,325   100.00     46,684   100.00     44,663  100.00    45,267   100.00
   3 T O T A L Market              52,484   100.00     49,325   100.00     46,684   100.00     44,663  100.00    45,267   100.00

Rowan County
  36 branches Bank Total          963,405    96.59    946,976    96.89    934,404    96.78    978,980   97.18   968,581    97.28
   3 branches CU Total             33,979     3.41     30,430     3.11     31,088     3.22     28,383    2.82    27,133     2.72
  39 T O T A L Market             997,384   100.00    977,406   100.00    965,492   100.00  1,007,363  100.00   995,714   100.00

City of Concord*
  19 branches Bank Total          553,585    99.74    585,163    99.76    607,279    99.78    587,240   99.80   586,962    99.81
   1 branches CU Total              1,427     0.26      1,398     0.24      1,350     0.22      1,178    0.20     1,139     0.19
  20 T O T A L  Market            555,012   100.00    586,561   100.00    608,629   100.00    588,418  100.00   588,101   100.00
  Adjusted Market Total*          525,878             518,477             523,596             517,939           509,090

Carbarrus County*
  37 branches Bank Total        1,068,883    96.51  1,033,728    96.53  1,012,808    96.45    991,890   96.31 1,006,988    94.92
   1 branches S&L Total                 0     0.00          0     0.00          0     0.00          0    0.00    12,578     1.19
   2 branches CU Total             38,664     3.49     37,153     3.47     37,229     3.55     38,017    3.69    41,295     3.89
  40 T O T A L  Market          1,107,547   100.00  1,070,881   100.00  1,050,037   100.00  1,029,907  100.00 1,060,861   100.00
  Adjusted Market Total         1,078,413           1,002,797             965,004             959,428          981,850

Compound Growth Rates
Landis                               3.77%
Rowan County                         0.04%
Concord                              0.81%
Cabarrus County                      2.37%

* Excludes First Union Bank, whose deposits declined from $79.0 million to $29.1 million over the period.

Exhibit XXVIII
Landis Savings Bank, SSB
North Carolina Bank and Thrift Sales                        Ann'd      Ann'd    Ann'd     Ann'd     Ann'd    Seller: Seller: Seller:
Announced 1/1/95-12/05/97                                    Deal TgBk Prem/     Deal  Deal Pr/  Deal Pr/    1:Total 1:Eqty/   1:YTD
                                                            Value   CoreDeps    Pr/Bk     Tg Bk     4-Qtr     Assets  Assets    ROAA
Buyer                             Seller                     ($M)        (%)      (%)       (%)   EPS (x)     ($000)     (%)     (%)
-----                             ------                     ----        ---      ---       ---   -------     ------     ---     ---
Bank Sales

Piedmont BancShares               Old North State Bank         NA        NA       NA        NA                46,732    8.48    0.75
Triangle Bancorp                  Village Bank                9.8       9.45   219.92    219.92     32.50     64,308    6.89    0.51
First Charter Corp                Bank of Union              32.6      24.03   303.90    308.20     22.90    126,343    8.35    1.17
United Carolina Bncs              Triad Bank                 39.7      15.21   250.81    250.81     20.44    199,237    7.51    1.00
Centura Banks                     First Comm'l Holding       54.2      28.85   287.13    288.29     18.63    174,562   10.53    1.67
Centura Banks                     First Community Bank       28.0      18.10   240.08    240.08     20.83    112,355   10.07    1.27
Centura Banks                     FirstSouth Bank            40.9      17.96   221.78    234.97     20.16    181,306    9.19    1.14
Fidelity BancShares               Perpetual State Bank       11.3       6.21   117.36    117.36     46.97     45,939   20.67    0.52
CCB Financial Corp                Salem Trust Bank           41.2      28.77   246.51    246.51     29.75    154,098    8.83    0.92
Triangle Bancorp                  Granville United Bnk       11.1      11.91   176.36    192.01     24.03     59,342   10.61    0.84
Bank of Granite Corp              Carolina State Bank        30.2      21.46   265.21    285.04     21.96    121,568    9.37    0.92
BB&T Corp                         United Carolina Bncs      980.7      17.59   284.36    295.05     20.84  4,366,324    7.82    1.14
FCFT, Inc                         Blue Ridge Bank            24.3      17.98   214.76    214.76     22.41    103,156   10.56    1.04
LSB Bancshares                    Old North State Bank       32.5      24.83   284.12    322.29     26.99    128,497    8.40    0.98
Triangle Bancorp                  Bank of Mecklenburg        42.0      19.18   217.77    230.34     20.60    259,280    7.04    0.82
First Charter Corp                Carolina State Bank        42.2      30.24   336.34    356.75     35.08    139,014    9.03    0.78
Triangle Bancorp                  Guaranty State Bncp        35.5      31.77   301.50    301.50     30.67    103,830   10.75    1.15

Thrift Sales

First Union Corp                  RS Financial Corp         117.8       9.68   161.71    169.19     19.93    809,772    8.52    0.75
United Carolina Bncs              Seaboard Svgs Bk SSB        9.4      11.99   158.54    158.54     38.06     47,100   12.59    0.81
First Citizens BcShs              Allied Bank Capital        66.3      17.73   186.04    186.04     19.60    268,654   11.59    1.20
Clyde Savings Bank  (1)           Tryon FS&LA                  NA         NA       NA        NA        NA    116,443    9.16    0.58
First Citizens BcShs              First Savings Fin'l        10.6       3.88   102.09    102.09        NA     55,850   16.44   -0.99
FNB Corp.                         Home Savings Bank          14.5      12.28   150.93    150.93        NA     53,446   17.74    0.96
Southern Bancshares               ESB Bncp                    6.4       8.30   126.91    126.91     25.30     26,502   19.03    1.98

All Average (Banks and Thrifts)                                        17.61   220.64    227.16     25.88    323,486   10.80    0.91
Bank Average                                                           20.22   247.99    256.49     25.92    375,641    9.65    0.98
Thrift Average                                                         10.64   147.70    148.95     25.72    196,824   13.58    0.76

Source: SNL Securities, Charlottesville, Virginai

Exhibit XXVIII
Landis Savings Bank, SSB
North Carolina Bank and Thrift Sales
Announced 1/1/95-12/05/97

                                      Bank/                                   Bank/            Announce
Buyer                           ST    Thrift    Seller                        Thrift               Date          Status
-----                           --    ------    ------                        ------               ----          ------
Bank Sales
Piedmont BancShares             NC    Bank      Old North State Bank          Bank              04/15/95         Completed
Triangle Bancorp                NC    Bank      Village Bank                  Bank              05/04/95         Completed
First Charter Corp              NC    Bank      Bank of Union                 Bank              09/13/95         Completed
United Carolina Bncs            NC    Bank      Triad Bank                    Bank              10/19/95         Completed
Centura Banks                   NC    Bank      First Comm'l Holding          Bank              11/28/95         Completed
Centura Banks                   NC    Bank      First Community Bank          Bank              03/20/96         Completed
Centura Banks                   NC    Bank      FirstSouth Bank               Bank              04/18/96         Completed
Fidelity BancShares             NC    Bank      Perpetual State Bank          Bank              04/22/96         Completed
CCB Financial Corp              NC    Bank      Salem Trust Bank              Bank              05/14/96         Completed
Triangle Bancorp                NC    Bank      Granville United Bnk          Bank              06/10/96         Completed
Bank of Granite Corp            NC    Bank      Carolina State Bank           Bank              07/25/96         Terminated
BB&T Corp                       NC    Bank      United Carolina Bncs          Bank              11/04/96         Completed
FCFT, Inc                       WV    Bank      Blue Ridge Bank               Bank              11/22/96         Completed
LSB Bancshares                  NC    Bank      Old North State Bank          Bank              01/21/97         Completed
Triangle Bancorp                NC    Bank      Bank of Mecklenburg           Bank              03/27/97         Completed
First Charter Corp              NC    Bank      Carolina State Bank           Bank              06/30/97         Pending
Triangle Bancorp                NC    Bank      Guaranty State Bncp           Bank              10/16/97         Pending

Thrift Sales
First Union Corp                NC    Bank      RS Financial Corp             Thrift            05/30/95         Completed
United Carolina Bncs            NC    Bank      Seaboard Svgs Bk SSB          Thrift            07/24/95         Completed
First Citizens BcShs            NC    Bank      Allied Bank Capital           Thrift            08/07/95         Completed
Clyde Savings Bank  (1)         NC    Thrift    Tryon FS&LA                   Thrift            06/12/96         Completed
First Citizens BcShs            NC    Bank      First Savings Fin'l           Thrift            04/03/97         Completed
FNB Corp.                       NC    Bank      Home Savings Bank             Thrift            06/03/97         Pending
Southern Bancshares             NC    Bank      ESB Bncp                      Thrift            11/21/97         NonBinding

(1) Mutual to mutual merger not in averages

Source:  SNL Securities, Charlottesville, Virginia

Exhibit XXIX
Interest Rate History
Landis Savings Bank, SSB

                              FED       PRIME       FHA 30 YEAR     THREE MO.    ONE YEAR     THIRTY YEAR
                             FUNDS       RATE           MTG         T-BILLS      TREASURY       TREASURY
                             -----      -----       -----------     --------     --------     -----------
1994
    First Quarter Avg.        3.21%      6.02%          7.39%         3.24%        3.91%          6.56%
    Second Qtr. Avg.          3.94%      6.90%          8.61%         3.99%        5.13%          7.36%
    Third Qtr. Avg            4.49%      7.50%          8.78%         4.48%        5.60%          7.59%
    Fourth Qtr. Avg.          5.17%      8.13%          9.29%         5.28%        6.60%          7.96%

1995
    First Quarter Avg.        5.81%      8.83%          9.23%         5.74%        6.73%          7.64%
    Second Qtr. Avg.          6.02%      9.00%          8.40%         5.60%        5.97%          6.96%
    Third Qtr. Avg            5.80%      8.77%          8.04%         5.37%        5.65%          6.71%
    Fourth Qtr. Avg.          5.72%      8.72%          7.72%         5.26%        5.44%          6.23%

1996
    First Quarter Avg.        5.36%      8.33%          7.40%         4.93%        5.12%          6.30%
    Second Qtr. Avg.          5.24%      8.25%          8.39%         5.02%        5.66%          6.93%
    Third Qtr. Avg            5.31%      8.25%          8.56%         5.10%        5.78%          6.97%
    Fourth Qtr. Avg.          5.28%      8.25%          8.23%         4.98%        5.48%          6.61%

1997
Jan.                          5.25%      8.25%          8.06%         5.03%        5.61%          6.83%
Feb.                          5.19%      8.25%          8.06%         5.01%        5.53%          6.69%
Mar.                          5.39%      8.30%          8.08%         5.14%        5.80%          6.93%
    First Qtr. Avg.           5.28%      8.27%          8.07%         5.06%        5.65%          6.82%
Apr.                          5.51%      8.50%          8.55%         5.16%        5.99%          7.09%
May                           5.50%      8.50%          8.56%         5.05%        5.87%          6.94%
Jun.                          5.56%      8.50%          8.05%         4.93%        5.69%          6.77%
   Second Qtr. Avg.           5.52%      8.50%          8.39%         5.05%        5.85%          6.93%
Jul.                          5.52%      8.50%          8.02%         5.05%        5.54%          6.51%
Aug.                          5.54%      8.50%          7.61%         5.14%        5.56%          6.58%
Sep.                          5.54%      8.50%          8.02%         4.95%        5.52%          6.50%
    Third Qtr. Avg            5.53%      8.50%          7.88%         5.05%        5.54%          6.53%
Oct.                          5.50%      8.50%                        4.97%        5.46%          6.33%
Nov.                          5.52%      8.50%                        5.14%        5.46%          6.11%
Dec.(12/16)                   5.56%      8.50%                        5.07%        5.47%          5.96%

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                            Total Assets
                                                                    M&A  Dep                   MstRctQtr     Market Value
  Ticker Company Name                                 Exchange  Target?  Ins.  State  Region      ($000)             ($M)
  ------ ------------                                 --------  -------  ----  -----  ------ -----------     ------------
    FBCV 1ST Bancorp                                    NASDAQ       No  SAIF    IN      MW       64,327            28.53
    FBER 1st Bergen Bancorp                             NASDAQ       No  SAIF    NJ      MA       22,595            54.43
    ABBK Abington Bancorp, Inc.                         NASDAQ       No   BIF    MA      NE       42,870            67.06
     ANA Acadiana Bancshares, Inc.                        AMSE       No  SAIF    LA      SW       11,874            62.43
    AABC Access Anytime Bancorp, Inc.                   NASDAQ       No  SAIF    NM      SW       40,103            12.83
    AFCB Affiliated Community Bancorp, Inc.             NASDAQ       No  SAIF    MA      NE       14,467           196.57
    AFED AFSALA Bancorp, Inc.                           NASDAQ       No  SAIF    NY      MA       28,109            26.55
     AHM Ahmanson & Company (H.F.)                        NYSE       No  SAIF    CA      WE        6,453         5,865.30
    ALBK ALBANK Financial Corporation                   NASDAQ       No  SAIF    NY      MA       46,938           589.16
    ALBC Albion Banc Corp.                              NASDAQ       No  SAIF    NY      MA        5,274             7.00
    ABCL Alliance Bancorp, Inc.                         NASDAQ       No  SAIF    IL      MW       60,464           220.58
    AMFC AMB Financial Corp.                            NASDAQ       No  SAIF    IN      MW       37,852            15.42
    ASBI Ameriana Bancorp                               NASDAQ       No  SAIF    IN      MW       65,348            63.82
     BKC American Bank of Connecticut                     AMSE       No   BIF    CT      NE       20,099           110.17
    ATSB AmTrust Capital Corp.                          NASDAQ       No  SAIF    IN      MW        4,149             7.37
    ABCW Anchor BanCorp Wisconsin, Inc.                 NASDAQ       No  SAIF    WI      MW       54,205           290.87
    ANDB Andover Bancorp, Inc.                          NASDAQ       No   BIF    MA      NE       35,417           197.73
    ASBP ASB Financial Corp.                            NASDAQ       No  SAIF    OH      MW       46,913            22.11
    ASFC Astoria Financial Corporation                  NASDAQ       No  SAIF    NY      MA       40,043         1,162.46
    BKCT Bancorp Connecticut, Inc.                      NASDAQ       No   BIF    CT      NE       30,584           117.02
    BNKU Bank United Corporation                        NASDAQ       No  SAIF    TX      SW       39,520         1,366.51
    BWFC Bank West Financial Corporation                NASDAQ       No  SAIF    MI      MW       33,782            39.45
    BANC BankAtlantic Bancorp, Inc.                     NASDAQ       No  SAIF    FL      SE       26,948           308.91
   BKUNA BankUnited Financial Corporation               NASDAQ       No  SAIF    FL      SE       48,254           122.73
    BVCC Bay View Capital Corporation                   NASDAQ       No  SAIF    CA      WE       16,479           436.30
    BFSB Bedford Bancshares, Inc.                       NASDAQ       No  SAIF    VA      SE        8,107            32.27
    CBCI Calumet Bancorp, Inc.                          NASDAQ       No  SAIF    IL      MW       29,594           101.71
    CMRN Cameron Financial Corporation                  NASDAQ       No  SAIF    MO      MW       15,896            52.52
    CASB Cascade Financial Corporation                  NASDAQ       No  SAIF    WA      WE       33,235            43.18
    CATB Catskill Financial Corporation                 NASDAQ       No   BIF    NY      MA       27,475            83.83
    CBES CBES Bancorp, Inc.                             NASDAQ       No  SAIF    MO      MW       41,099            20.63
    CNIT CENIT Bancorp, Inc.                            NASDAQ       No  SAIF    VA      SE       46,348           113.33
    CEBK Central Co-operative Bank                      NASDAQ       No   BIF    MA      NE       30,744            50.60
    CFSB CFSB Bancorp, Inc.                             NASDAQ       No  SAIF    MI      MW        7,994           177.17
    COFI Charter One Financial, Inc.                    NASDAQ       No  SAIF    OH      MW       58,177         3,969.55
    CVAL Chester Valley Bancorp Inc.                    NASDAQ       No  SAIF    PA      MA       60,177            59.11
    CTZN CitFed Bancorp, Inc.                           NASDAQ       No  SAIF    OH      MW       17,754           470.68
    CKFB CKF Bancorp, Inc.                              NASDAQ       No  SAIF    KY      MW       59,868            16.71
    CLAS Classic Bancshares, Inc.                       NASDAQ       No  SAIF    KY      MW        1,114            21.45
    CFCP Coastal Financial Corporation                  NASDAQ       No  SAIF    SC      SE       35,251           103.39
     CFB Commercial Federal Corporation                   NYSE       No  SAIF    NE      MW       63,719         1,087.68
    CMSB Commonwealth Bancorp, Inc.                     NASDAQ       No  SAIF    PA      MA       49,875           343.17
    CFTP Community Federal Bancorp, Inc.                NASDAQ       No  SAIF    MS      SE       19,345            87.95
    CFFC Community Financial Corporation                NASDAQ       No  SAIF    VA      SE       52,206            35.12
    CIBI Community Investors Bancorp, Inc.              NASDAQ       No  SAIF    OH      MW       28,792            14.78
    CMSV Community Savings (MHC)                        NASDAQ       No  SAIF    FL      SE       26,954           108.25
    COOP Cooperative Bankshares, Inc.                   NASDAQ       No  SAIF    NC      SE       31,855            55.94
    CRZY Crazy Woman Creek Bancorp, Incorporated        NASDAQ       No  SAIF    WY      WE       59,952            14.68
    DNFC D & N Financial Corporation                    NASDAQ       No  SAIF    MI      MW       50,133           212.29
     DME Dime Bancorp, Incorporated                       NYSE       No   BIF    NY      MA       14,941         2,562.67
    DIME Dime Community Bancorp, Inc.                   NASDAQ       No   BIF    NY      MA        9,100           315.62
    DIBK Dime Financial Corporation                     NASDAQ       No   BIF    CT      NE        4,006           160.03
     DSL Downey Financial Corp.                           NYSE       No  SAIF    CA      WE       21,264           770.86
    EBSI Eagle Bancshares, Inc.                         NASDAQ       No  SAIF    GA      SE       20,738           109.70
    ETFS East Texas Financial Services, Inc.            NASDAQ       No  SAIF    TX      SW       50,413            20.53
    ESBK Elmira Savings Bank, FSB                       NASDAQ       No   BIF    NY      MA       31,660            21.54

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                            Total Assets
                                                                    M&A  Dep                  MstRctQtr      Market Value
  Ticker Company Name                                 Exchange  Target?  Ins.  State  Region      ($000)             ($M)
  ------ ------------                                 --------  -------  ----  -----  ------ -----------     ------------
    EFBI Enterprise Federal Bancorp, Inc.               NASDAQ       No  SAIF    OH      MW       12,744            53.87
    EQSB Equitable Federal Savings Bank                 NASDAQ       No  SAIF    MD      MA       46,053            27.10
    FCBF FCB Financial Corp.                            NASDAQ       No  SAIF    WI      MW       64,239           110.08
    FOBC Fed One Bancorp, Inc.                          NASDAQ       No  SAIF    WV      SE       30,041            61.12
    FFBS FFBS BanCorp, Inc.                             NASDAQ       No  SAIF    MS      SE        3,880            35.38
    FFDF FFD Financial Corporation                      NASDAQ       No  SAIF    OH      MW       22,684            27.09
    FFLC FFLC Bancorp, Inc.                             NASDAQ       No  SAIF    FL      SE       55,702            87.24
    FFFC FFVA Financial Corporation                     NASDAQ       No  SAIF    VA      SE       42,978           152.68
    FFWC FFW Corporation                                NASDAQ       No  SAIF    IN      MW       50,396            28.00
    FFYF FFY Financial Corp.                            NASDAQ       No  SAIF    OH      MW       21,150           125.49
    FSBI Fidelity Bancorp, Inc.                         NASDAQ       No  SAIF    PA      MA       53,271            41.40
    FBCI Fidelity Bancorp, Inc.                         NASDAQ       No  SAIF    IL      MW       39,110            65.51
    FFED Fidelity Federal Bancorp                       NASDAQ       No  SAIF    IN      MW       38,728            29.31
    FFOH Fidelity Financial of Ohio, Inc.               NASDAQ       No  SAIF    OH      MW        4,416            88.58
    FIBC Financial Bancorp, Inc.                        NASDAQ       No  SAIF    NY      MA       34,812            42.32
    FBSI First Bancshares, Inc.                         NASDAQ       No  SAIF    MO      MW       31,683            27.72
    FBBC First Bell Bancorp, Inc.                       NASDAQ       No  SAIF    PA      MA       25,855           113.94
    FSTC First Citizens Corporation                     NASDAQ       No  SAIF    GA      SE        9,517            74.08
    FFBA First Colorado Bancorp, Inc.                   NASDAQ       No  SAIF    CO      SW        5,277           398.78
    FDEF First Defiance Financial Corp.                 NASDAQ       No  SAIF    OH      MW       50,076           139.95
    FESX First Essex Bancorp, Inc.                      NASDAQ       No   BIF    MA      NE       30,050           154.30
    FFBZ First Federal Bancorp, Inc.                    NASDAQ       No  SAIF    OH      MW        7,095            30.32
    BDJI First Federal Bancorporation                   NASDAQ       No  SAIF    MN      MW       45,956            18.83
    FFBH First Federal Bancshares of Arkansas, Inc.     NASDAQ       No  SAIF    AR      SE       22,831           105.57
    FTFC First Federal Capital Corp.                    NASDAQ       No  SAIF    WI      MW       52,344           274.95
    FFKY First Federal Financial Corporation of KentuckyNASDAQ       No  SAIF    KY      MW       54,905            92.77
    FFES First Federal Savings & Loan of East Hartford  NASDAQ       No  SAIF    CT      NE        4,376            99.24
    FFSX First Federal Savings Bank of Siouxland (MHC)  NASDAQ       No  SAIF    IA      MW       63,634            91.37
    FFCH First Financial Holdings Inc.                  NASDAQ       No  SAIF    SC      SE        8,995           312.04
    FFHS First Franklin Corporation                     NASDAQ       No  SAIF    OH      MW       34,581            31.59
    FGHC First Georgia Holding, Inc.                    NASDAQ       No  SAIF    GA      SE       25,311            25.18
    FSPG First Home Bancorp, Inc.                       NASDAQ       No  SAIF    NJ      MA          804            64.33
    FFSL First Independence Corporation                 NASDAQ       No  SAIF    KS      MW       46,987            14.67
    FISB First Indiana Corporation                      NASDAQ       No  SAIF    IN      MW       39,793           281.20
    FKFS First Keystone Financial, Inc.                 NASDAQ       No  SAIF    PA      MA       45,750            40.84
    FLKY First Lancaster Bancshares, Inc.               NASDAQ       No  SAIF    KY      MW       47,184            14.98
    FLFC First Liberty Financial Corp.                  NASDAQ       No  SAIF    GA      SE       43,735           227.08
    CASH First Midwest Financial, Inc.                  NASDAQ       No  SAIF    IA      MW       11,373            55.33
    FMSB First Mutual Savings Bank                      NASDAQ       No   BIF    WA      WE       57,904            73.72
    FNGB First Northern Capital Corporation             NASDAQ       No  SAIF    WI      MW        1,385           121.63
    FFPB First Palm Beach Bancorp, Inc.                 NASDAQ       No  SAIF    FL      SE       38,948           199.39
    SOPN First Savings Bancorp, Inc.                    NASDAQ       No  SAIF    NC      SE       33,171            86.88
    FWWB First Savings Bank of Washington Bancorp, Inc. NASDAQ       No  SAIF    WA      WE       50,039           271.53
    SHEN First Shenango Bancorp, Inc.                   NASDAQ       No  SAIF    PA      MA        8,221            69.83
    FFDB FirstFed Bancorp, Incorporated                 NASDAQ       No  SAIF    AL      SE       45,392            24.49
     FED FirstFed Financial Corp.                         NYSE       No  SAIF    CA      WE       41,415           393.07
    FFSW FirstFederal Financial Services Corp           NASDAQ       No  SAIF    OH      MW       39,556           184.69
    FLAG FLAG Financial Corporation                     NASDAQ       No  SAIF    GA      SE       41,855            38.07
    FFIC Flushing Financial Corporation                 NASDAQ       No   BIF    NY      MA       42,626           183.62
    FMCO FMS Financial Corporation                      NASDAQ       No  SAIF    NJ      MA       57,372            71.63
    FBHC Fort Bend Holding Corp.                        NASDAQ       No  SAIF    TX      SW       57,270            32.65
    FTSB Fort Thomas Financial Corporation              NASDAQ       No  SAIF    KY      MW       32,307            22.43
    FFHH FSF Financial Corp.                            NASDAQ       No  SAIF    MN      MW       60,455            60.19
     GAF GA Financial, Inc.                               AMSE       No  SAIF    PA      MA       15,872           151.52
    GUPB GFSB Bancorp, Inc.                             NASDAQ       No  SAIF    NM      SW       44,428            16.21
    GBCI Glacier Bancorp, Inc.                          NASDAQ       No  SAIF    MT      WE       49,680           145.74
    GFCO Glenway Financial Corp.                        NASDAQ       No  SAIF    OH      MW       31,101            41.07

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                            Total Assets
                                                                    M&A  Dep                  MstRctQtr      Market Value
  Ticker Company Name                                 Exchange  Target?  Ins.  State  Region      ($000)             ($M)
  ------ ------------                                 --------  -------  ----  -----  ------ -----------     ------------
     GDW Golden West Financial Corporation                NYSE       No  SAIF    CA      WE       37,831         5,300.54
    GSBC Great Southern Bancorp, Inc.                   NASDAQ       No  SAIF    MO      MW        6,637           181.69
    GSFC Green Street Financial Corp.                   NASDAQ       No  SAIF    NC      SE       46,890            79.52
     GPT GreenPoint Financial Corporation                 NYSE       No   BIF    NY      MA       52,321         2,890.76
    HALL Hallmark Capital Corp.                         NASDAQ       No  SAIF    WI      MW       25,251            43.29
    HRBF Harbor Federal Bancorp, Inc.                   NASDAQ       No  SAIF    MD      MA       20,594            35.14
    HARB Harbor Florida Bancorp, Inc. (MHC)             NASDAQ       No  SAIF    FL      SE       16,912           327.00
    HFSA Hardin Bancorp, Inc.                           NASDAQ       No  SAIF    MO      MW       51,828            15.36
    HARL Harleysville Savings Bank                      NASDAQ       No  SAIF    PA      MA       17,559            47.36
    HFFB Harrodsburg First Financial Bancorp, Inc.      NASDAQ       No  SAIF    KY      MW       43,413            35.94
    HAVN Haven Bancorp, Inc.                            NASDAQ       No  SAIF    NY      MA       63,812           192.99
     HBS Haywood Bancshares, Inc.                         AMSE       No   BIF    NC      SE       21,724            26.57
    HFFC HF Financial Corp.                             NASDAQ       No  SAIF    SD      MW       50,601            76.38
    HFNC HFNC Financial Corp.                           NASDAQ       No  SAIF    NC      SE       14,891           255.74
    HIFS Hingham Institution for Savings                NASDAQ       No   BIF    MA      NE       19,632            36.34
    HMNF HMN Financial, Inc.                            NASDAQ       No  SAIF    MN      MW       44,559           107.72
    HBFW Home Bancorp                                   NASDAQ       No  SAIF    IN      MW        7,182            69.43
    HBBI Home Building Bancorp, Inc.                    NASDAQ       No  SAIF    IN      MW       41,746             6.62
    HOMF Home Federal Bancorp                           NASDAQ       No  SAIF    IN      MW       38,749           137.91
    HWEN Home Financial Bancorp                         NASDAQ       No  SAIF    IN      MW       41,309             7.64
    HPBC Home Port Bancorp, Inc.                        NASDAQ       No   BIF    MA      NE        4,406            45.59
    HRZB Horizon Financial Corp.                        NASDAQ       No   BIF    WA      WE        6,740           126.01
    HZFS Horizon Financial Services Corporation         NASDAQ       No  SAIF    IA      MW       22,248             9.89
    IFSB Independence Federal Savings Bank              NASDAQ       No  SAIF    DC      MA       54,953            16.97
    INBI Industrial Bancorp, Inc.                       NASDAQ       No  SAIF    OH      MW       26,436            92.46
    IPSW Ipswich Savings Bank                           NASDAQ       No   BIF    MA      NE        5,901            30.98
    ISBF ISB Financial Corporation                      NASDAQ       No  SAIF    LA      SW       38,544           187.62
    ITLA ITLA Capital Corporation                       NASDAQ       No   BIF    CA      WE       49,587           141.29
    JXVL Jacksonville Bancorp, Inc.                     NASDAQ       No  SAIF    TX      SW       29,574            46.12
    JSBA Jefferson Savings Bancorp, Inc.                NASDAQ       No  SAIF    MO      MW       12,569           214.02
     JSB JSB Financial, Inc.                              NYSE       No   BIF    NY      MA       23,740           473.60
     KNK Kankakee Bancorp, Inc.                           AMSE       No  SAIF    IL      MW       12,257            48.29
     KYF Kentucky First Bancorp, Inc.                     AMSE       No  SAIF    KY      MW       22,553            18.65
    KFBI Klamath First Bancorp, Inc.                    NASDAQ       No  SAIF    OR      WE       62,574           222.91
    KSAV KS Bancorp, Inc.                               NASDAQ       No  SAIF    NC      SE       44,401            19.92
    KSBK KSB Bancorp, Inc.                              NASDAQ       No   BIF    ME      NE       18,585            18.88
    LVSB Lakeview Financial Corp.                       NASDAQ       No  SAIF    NJ      MA       47,130           112.16
    LARK Landmark Bancshares, Inc.                      NASDAQ       No  SAIF    KS      MW       31,128            39.68
    LARL Laurel Capital Group, Inc.                     NASDAQ       No  SAIF    PA      MA       13,372            40.15
    LSBX Lawrence Savings Bank                          NASDAQ       No   BIF    MA      NE       25,300            61.32
    LFBI Little Falls Bancorp, Inc.                     NASDAQ       No  SAIF    NJ      MA       62,281            52.16
    LOGN Logansport Financial Corp.                     NASDAQ       No  SAIF    IN      MW       20,265            19.22
    LONF London Financial Corporation                   NASDAQ       No  SAIF    OH      MW       38,210             8.11
    LISB Long Island Bancorp, Inc.                      NASDAQ       No  SAIF    NY      MA       32,544         1,150.10
    LSBI LSB Financial Corp.                            NASDAQ       No   BIF    IN      MW        3,658            24.05
    MAFB MAF Bancorp, Inc.                              NASDAQ       No  SAIF    IL      MW       28,251           498.36
    MARN Marion Capital Holdings, Inc.                  NASDAQ       No  SAIF    IN      MW       48,750            47.56
    MFSL Maryland Federal Bancorp, Inc.                 NASDAQ       No  SAIF    MD      MA       60,894           173.81
    MASB MASSBANK Corp.                                 NASDAQ       No   BIF    MA      NE       15,253           161.61
    MFLR Mayflower Co-operative Bank                    NASDAQ       No   BIF    MA      NE       63,497            22.04
    MBLF MBLA Financial Corp.                           NASDAQ       No  SAIF    MO      MW       27,405            34.22
    MECH Mechanics Savings Bank                         NASDAQ       No   BIF    CT      NE       44,309           140.27
    MWBX MetroWest Bank                                 NASDAQ       No   BIF    MA      NE       61,472           124.74
    MFBC MFB Corp.                                      NASDAQ       No  SAIF    IN      MW       59,313            37.55
    MCBN Mid-Coast Bancorp, Inc.                        NASDAQ       No  SAIF    ME      NE       61,473             6.70
    MIFC Mid-Iowa Financial Corp.                       NASDAQ       No  SAIF    IA      MW       62,481            19.09
    MWBI Midwest Bancshares, Inc.                       NASDAQ       No  SAIF    IA      MW       18,778            18.83

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                            Total Assets
                                                                    M&A  Dep                  MstRctQtr      Market Value
  Ticker Company Name                                 Exchange  Target?  Ins.  State  Region      ($000)             ($M)
  ------ ------------                                 --------  -------  ----  -----  ------ -----------     ------------
    MFFC Milton Federal Financial Corporation           NASDAQ       No  SAIF    OH      MW       13,350            34.72
    MIVI Mississippi View Holding Company               NASDAQ       No  SAIF    MN      MW        3,010            12.95
    MBSP Mitchell Bancorp, Inc.                         NASDAQ       No  SAIF    NC      SE       34,591            16.64
     MBB MSB Bancorp, Inc.                                AMSE       No   BIF    NY      MA       53,095            82.12
    MSBF MSB Financial, Inc.                            NASDAQ       No  SAIF    MI      MW       11,478            23.75
    NHTB New Hampshire Thrift Bancshares, Inc.          NASDAQ       No  SAIF    NH      NE       57,194            43.83
    NMSB NewMil Bancorp, Inc.                           NASDAQ       No   BIF    CT      NE       55,263            53.21
    NASB North American Savings Bank, FSB               NASDAQ       No  SAIF    MO      MW       15,689           121.04
    FFFD North Central Bancshares, Inc.                 NASDAQ       No  SAIF    IA      MW       18,525            60.84
     NBN Northeast Bancorp                                AMSE       No   BIF    ME      NE        3,298            40.38
    NEIB Northeast Indiana Bancorp, Inc.                NASDAQ       No  SAIF    IN      MW       59,247            36.14
    NWEQ Northwest Equity Corporation                   NASDAQ       No  SAIF    WI      MW       31,418            15.94
    OCFC Ocean Financial Corp.                          NASDAQ       No  SAIF    NJ      MA       47,428           299.56
    OHSL OHSL Financial Corp.                           NASDAQ       No  SAIF    OH      MW       37,992            34.26
    PBHC Oswego City Savings Bank (MHC)                 NASDAQ       No   BIF    NY      MA       61,933            55.58
    OFCP Ottawa Financial Corporation                   NASDAQ       No  SAIF    MI      MW       14,998           148.61
    PBCI Pamrapo Bancorp, Inc.                          NASDAQ       No  SAIF    NJ      MA       44,278            68.23
    PFED Park Bancorp, Inc.                             NASDAQ       No  SAIF    IL      MW       43,443            43.16
    PVSA Parkvale Financial Corporation                 NASDAQ       No  SAIF    PA      MA       22,400           145.52
    PEEK Peekskill Financial Corporation                NASDAQ       No  SAIF    NY      MA       50,170            56.68
    PFSB PennFed Financial Services, Inc.               NASDAQ       No  SAIF    NJ      MA       53,230           160.95
    PWBC PennFirst Bancorp, Inc.                        NASDAQ       No  SAIF    PA      MA       35,918            97.58
    PWBK Pennwood Bancorp, Inc.                         NASDAQ       No  SAIF    PA      MA       47,645            10.86
    PFDC Peoples Bancorp                                NASDAQ       No  SAIF    IN      MW       28,457            81.41
    PBKB People's Bancshares, Inc.                      NASDAQ       No   BIF    MA      NE       62,091            66.48
    PBCT People's Bank (MHC)                            NASDAQ       No   BIF    CT      NE       63,488         2,108.84
    PFFC Peoples Financial Corporation                  NASDAQ       No  SAIF    OH      MW       20,950            21.25
    PHBK Peoples Heritage Financial Group, Inc.         NASDAQ       No   BIF    ME      NE       26,771         1,196.29
    PERM Permanent Bancorp, Inc.                        NASDAQ       No  SAIF    IN      MW       40,352            55.21
    PCBC Perry County Financial Corporation             NASDAQ       No  SAIF    MO      MW       15,569            19.25
    PFFB PFF Bancorp, Inc.                              NASDAQ       No  SAIF    CA      WE       59,562           342.40
    PHFC Pittsburgh Home Financial Corp.                NASDAQ       No  SAIF    PA      MA       11,160            36.93
    PFSL Pocahontas Federal Savings & Loan Assoc. (MHC) NASDAQ       No  SAIF    AR      SE       55,737            57.13
    PTRS Potters Financial Corporation                  NASDAQ       No  SAIF    OH      MW       57,180            15.43
    PRBC Prestige Bancorp, Inc.                         NASDAQ       No  SAIF    PA      MA        6,762            17.38
    PFNC Progress Financial Corporation                 NASDAQ       No  SAIF    PA      MA       43,530            61.67
    PSBK Progressive Bank, Inc.                         NASDAQ       No   BIF    NY      MA       32,649           129.94
    PROV Provident Financial Holdings, Inc.             NASDAQ       No  SAIF    CA      WE       50,810           102.17
    PULS Pulse Bancorp, Inc.                            NASDAQ       No  SAIF    NJ      MA        1,728            80.09
    PVFC PVF Capital Corp.                              NASDAQ       No  SAIF    OH      MW       55,598            53.75
    QCFB QCF Bancorp, Inc.                              NASDAQ       No  SAIF    MN      MW       27,120            39.44
    QCBC Quaker City Bancorp, Inc.                      NASDAQ       No  SAIF    CA      WE       60,592            92.29
    QCSB Queens County Bancorp, Inc.                    NASDAQ       No   BIF    NY      MA       33,721           543.90
    RARB Raritan Bancorp, Inc.                          NASDAQ       No   BIF    NJ      MA       14,046            64.64
    REDF RedFed Bancorp Inc.                            NASDAQ       No  SAIF    CA      WE       49,805           143.57
    RELY Reliance Bancorp, Inc.                         NASDAQ       No  SAIF    NY      MA        3,137           294.05
     SSB Scotland Bancorp, Inc.                           AMSE       No  SAIF    NC      SE       64,399            19.38
    SFSL Security First Corp.                           NASDAQ       No  SAIF    OH      MW       25,467           159.10
    SFED SFS Bancorp, Inc.                              NASDAQ       No  SAIF    NY      MA       43,021            27.74
    SGVB SGV Bancorp, Inc.                              NASDAQ       No  SAIF    CA      WE       15,759            40.41
    SISB SIS Bancorp, Inc.                              NASDAQ       No   BIF    MA      NE       11,225           202.31
    SKAN Skaneateles Bancorp Inc.                       NASDAQ       No   BIF    NY      MA       51,035            27.26
    SOBI Sobieski Bancorp, Inc.                         NASDAQ       No  SAIF    IN      MW       18,743            14.81
    SOSA Somerset Savings Bank                          NASDAQ       No   BIF    MA      NE       61,587            81.18
    SCCB South Carolina Community Bancshares, Inc.      NASDAQ       No  SAIF    SC      SE       45,619            16.07
    SMBC Southern Missouri Bancorp, Inc.                NASDAQ       No  SAIF    MO      MW       32,225            30.23
    SWBI Southwest Bancshares, Inc.                     NASDAQ       No  SAIF    IL      MW       47,324            67.80

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                            Total Assets
                                                                    M&A  Dep                  MstRctQtr      Market Value
  Ticker Company Name                                 Exchange  Target?  Ins.  State  Region      ($000)             ($M)
  ------ ------------                                 --------  -------  ----  -----  ------ -----------     ------------
    SVRN Sovereign Bancorp, Inc.                        NASDAQ       No  SAIF    PA      MA       52,016         1,707.39
    STFR St. Francis Capital Corporation                NASDAQ       No  SAIF    WI      MW       22,249           204.94
    SPBC St. Paul Bancorp, Inc.                         NASDAQ       No  SAIF    IL      MW       26,452           847.80
    SFFC StateFed Financial Corporation                 NASDAQ       No  SAIF    IA      MW       22,006            21.03
    SFIN Statewide Financial Corp.                      NASDAQ       No  SAIF    NJ      MA       47,752            98.64
     SSM Stone Street Bancorp, Inc.                       AMSE       No  SAIF    NC      SE       39,237            41.99
    SFSB SuburbFed Financial Corp.                      NASDAQ       No  SAIF    IL      MW       39,343            43.80
    TPNZ Tappan Zee Financial, Inc.                     NASDAQ       No  SAIF    NY      MA       59,067            29.58
     TSH Teche Holding Co.                                AMSE       No  SAIF    LA      SW            0            70.90
     FTF Texarkana First Financial Corporation            AMSE       No  SAIF    AR      SE       47,638            45.12
    THRD TF Financial Corporation                       NASDAQ       No  SAIF    PA      MA       35,514            89.24
     THR Three Rivers Financial Corp.                     AMSE       No  SAIF    MI      MW       28,680            16.68
    ROSE TR Financial Corp.                             NASDAQ       No   BIF    NY      MA       21,548           598.13
    TRIC Tri-County Bancorp, Inc.                       NASDAQ       No  SAIF    WY      WE       22,637            16.05
    TWIN Twin City Bancorp, Inc.                        NASDAQ       No  SAIF    TN      SE       41,395            17.34
    UFRM United Federal Savings Bank                    NASDAQ       No  SAIF    NC      SE       23,600            35.35
    UBMT United Financial Corporation                   NASDAQ       No  SAIF    MT      WE       37,546            33.03
    VABF Virginia Beach Federal Financial Corporation   NASDAQ       No  SAIF    VA      SE       15,662            82.78
    WRNB Warren Bancorp, Inc.                           NASDAQ       No   BIF    MA      NE       36,450            79.88
    WFSL Washington Federal, Inc.                       NASDAQ       No  SAIF    WA      WE       17,957         1,538.10
    WYNE Wayne Bancorp, Inc.                            NASDAQ       No  SAIF    NJ      MA        5,141            42.79
    WEFC Wells Financial Corp.                          NASDAQ       No  SAIF    MN      MW        8,153            34.78
    WCBI Westco Bancorp, Inc.                           NASDAQ       No  SAIF    IL      MW       46,926            68.65
     WES Westcorp, Inc.                                   NYSE       No  SAIF    CA      WE       21,810           451.29
    WSTR WesterFed Financial Corporation                NASDAQ       No  SAIF    MT      WE       16,163           133.85
     WFI Winton Financial Corp.                           AMSE       No  SAIF    OH      MW       62,388            39.72
    FFWD Wood Bancorp, Inc.                             NASDAQ       No  SAIF    OH      MW       35,448            39.22
    WSFS WSFS Financial Corporation                     NASDAQ       No   BIF    DE      MA       53,817           248.85
    WVFC WVS Financial Corporation                      NASDAQ       No  SAIF    PA      MA       20,091            54.20
    YFCB Yonkers Financial Corporation                  NASDAQ       No  SAIF    NY      MA       50,812            56.64
    YFED York Financial Corp.                           NASDAQ       No  SAIF    PA      MA       41,613           226.76

         Maximum:                                                                                  6,453         5,865.30
         Minimum:                                                                                      0             6.62
         Average:                                                                                 10,756           224.21
         Median:                                                                                  45,014            63.13
         Aggregate:                                                                               22,538               NA

         Source:  SNL Securities, Charlottesville , VA

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                                       Weekly Volume/      Current
                              Current          Price/    Price/              Price/     Price/             Shares Out     Dividend
                                Price    LTM Earnings      Book       Tangible Book     Assets              One Month        Yield
    Ticker    Pricing Date        ($)             (x)       (%)                 (%)        (%)                    (%)          (%)
    ------    ------------    -------    ------------    ------       -------------     ------         --------------     --------
      FBCV      12/03/1997     27.500           15.19    126.44              128.87      10.94                   0.27         1.02
      FBER      12/03/1997     19.000           26.03    140.01              140.01      19.11                   0.28         1.05
      ABBK      12/03/1997     36.750           17.42    189.14              208.69      13.48                   0.55         1.09
       ANA      12/03/1997     23.500           21.96    136.55              136.55      23.13                   1.32         1.53
      AABC      12/03/1997     10.750            8.60    143.14              143.14      12.38                   2.58         0.00
      AFCB      12/03/1997     30.250           17.39    175.06              175.97      17.40                   1.88         1.98
      AFED      12/03/1997     19.125           21.49    120.13              120.13      17.48                   0.50         1.25
       AHM      12/03/1997     62.125           17.96    308.01              362.46      12.53                   2.72         1.42
      ALBK      12/03/1997     45.750           17.20    171.41              194.60      15.84                   1.70         1.57
      ALBC      12/03/1997     28.000           21.05    115.46              115.46       9.89                   0.05         1.14
      ABCL      12/03/1997     27.500           23.71    170.81              172.85      16.09                   1.15         1.60
      AMFC      12/03/1997     16.000           16.00    107.02              107.02      14.92                   0.30         1.75
      ASBI      12/03/1997     19.750           17.63    144.90              145.01      16.24                   0.17         3.24
       BKC      12/03/1997     47.625           14.93    205.10              212.80      18.06                   0.57         3.02
      ATSB      12/03/1997     14.000           25.00     96.82               97.77      10.58                   0.74         0.00
      ABCW      12/03/1997     32.000           16.16    231.55              235.64      14.82                   0.61         1.00
      ANDB      12/03/1997     38.375           15.41    189.98              189.98      15.43                   1.38         1.98
      ASBP      12/03/1997     13.250           18.66    128.64              128.64      20.03                   0.74         3.02
      ASFC      12/03/1997     56.250           19.46    190.61              225.36      14.71                   3.23         1.07
      BKCT      12/03/1997     23.000           22.12    256.70              256.70      27.60                   0.47         2.17
      BNKU      12/03/1997     43.250           17.87    228.35              233.66      11.42                   0.74         1.48
      BWFC      12/03/1997     15.000           24.19    169.11              169.11      23.93                   1.09         1.42
      BANC      12/03/1997     14.063           14.80    200.04              241.63      11.01                   1.75         0.94
     BKUNA      12/03/1997     12.875           23.84    162.15              206.00       5.72                   2.66         0.00
      BVCC      12/03/1997     35.125           26.61    237.17              283.95      13.80                   7.99         0.91
      BFSB      12/03/1997     28.250           19.22    156.60              156.60      23.19                   1.23         1.98
      CBCI      12/03/1997     32.125           15.90    128.45              128.45      20.83                   1.25         0.00
      CMRN      12/03/1997     20.500           21.13    117.61              117.61      24.72                   0.86         1.37
      CASB      12/03/1997     12.750           17.96    152.51              152.51      10.13                   0.04         0.00
      CATB      12/03/1997     18.000           21.95    116.81              116.81      28.95                   0.85         1.78
      CBES      12/03/1997     20.125           15.72    114.35              114.35      19.34                   5.08         1.99
      CNIT      12/03/1997     68.500           20.76    220.90              241.20      16.15                   1.53         1.46
      CEBK      12/03/1997     25.750           17.17    142.66              158.46      14.12                   0.77         1.24
      CFSB      12/03/1997     34.875           18.65    267.65              267.65      20.63                   1.01         1.95
      COFI      12/03/1997     62.250           17.24    287.79              313.29      20.30                   2.67         1.61
      CVAL      12/03/1997     27.000           19.85    209.46              209.46      18.34                   0.10         1.63
      CTZN      12/03/1997     36.250           18.98    227.70              250.52      14.29                   1.08         0.66
      CKFB      12/03/1997     18.500           14.80    109.40              109.40      27.91                   0.10         2.70
      CLAS      12/03/1997     16.500           18.97    109.05              128.40      16.23                   0.68         1.70
      CFCP      12/03/1997     22.250           18.70    319.23              319.23      20.93                   0.15         1.62
       CFB      12/03/1997     50.375           16.90    244.66              273.33      15.08                   1.00         0.66
      CMSB      12/03/1997     21.125           20.92    162.25              208.13      15.06                   1.64         1.33
      CFTP      12/03/1997     19.000           27.14    141.79              141.79      40.72                   0.67         1.58
      CFFC      12/03/1997     27.500           18.33    144.81              144.81      19.14                   2.29         2.04
      CIBI      12/03/1997     16.375           15.60    135.44              135.44      15.91                   0.62         1.95
      CMSV      07/08/1997     22.000           26.83    141.30              141.30      15.87                   0.81         4.09
      COOP      12/03/1997     18.750           27.17    202.27              202.27      15.56                   0.39         0.00
      CRZY      12/03/1997     15.375           21.06    103.33              103.33      24.49                   2.42         2.60
      DNFC      12/03/1997     25.750           15.90    230.32              232.61      12.10                   0.62         0.00
       DME      12/03/1997     25.250           20.36    243.26              255.57      13.20                   2.48         0.63
      DIME      12/03/1997     25.000           23.36    168.80              195.92      22.78                   1.57         0.96
      DIBK      12/03/1997     31.000           10.51    213.20              219.55      17.37                   2.01         1.42
       DSL      12/03/1997     28.813           19.47    184.58              186.98      13.17                   0.40         1.11
      EBSI      12/03/1997     19.250           22.38    152.90              152.90      12.50                   0.65         3.12
      ETFS      12/03/1997     20.000           25.64     98.33               98.33      17.70                   0.22         1.00
      ESBK      12/03/1997     30.500           22.43    144.76              148.64       9.44                   0.90         2.10

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                                       Weekly Volume/      Current
                              Current          Price/    Price/              Price/     Price/             Shares Out     Dividend
                                Price    LTM Earnings      Book       Tangible Book     Assets              One Month        Yield
    Ticker    Pricing Date        ($)             (x)       (%)                 (%)        (%)                    (%)          (%)
    ------    ------------    -------    ------------    ------       -------------     ------         --------------     --------
      EFBI      12/03/1997     27.125           22.05    171.46              171.57      19.60                   0.40         3.69
      EQSB      12/03/1997     45.000           12.82    174.42              174.42       8.79                   1.05         0.00
      FCBF      12/03/1997     28.375           22.70    151.58              151.58      21.05                   0.49         2.82
      FOBC      12/03/1997     25.750           19.22    147.56              154.38      17.08                   1.00         2.41
      FFBS      12/03/1997     22.500           18.75    149.30              149.30      26.21                   0.02         2.22
      FFDF      12/03/1997     18.750           15.00    126.18              126.18      30.71                   0.45         0.00
      FFLC      12/03/1997     22.750           25.28    165.70              165.70      22.75                   0.78         1.27
      FFFC      12/03/1997     33.750           20.71    189.18              193.08      26.90                   0.66         1.42
      FFWC      12/03/1997     39.000           15.85    158.28              174.42      15.36                   0.96         1.85
      FFYF      12/03/1997     30.500           16.49    150.25              150.25      20.58                   0.76         2.62
      FSBI      12/03/1997     26.625           15.57    159.91              159.91      10.87                   0.37         1.35
      FBCI      12/03/1997     23.438           16.98    125.61              125.88      13.16                   0.31         1.37
      FFED      12/03/1997     10.500           15.00    203.88              203.88      12.45                   0.45         3.81
      FFOH      12/03/1997     15.875           20.35    128.65              145.11      16.75                   0.54         1.76
      FIBC      12/03/1997     24.750           16.50    157.54              158.25      14.25                   0.90         0.00
      FBSI      12/03/1997     25.375           14.93    122.35              122.35      17.03                   0.03         0.79
      FBBC      12/03/1997     17.500           15.09    158.80              158.80      16.73                   0.50         2.29
      FSTC      12/03/1997     27.000           13.04    217.04              275.51      21.96                   0.40         1.09
      FFBA      12/03/1997     23.750           21.40    197.92              200.59      25.88                   0.65         2.02
      FDEF      12/03/1997     15.625           26.04    123.91              123.91      24.37                   1.44         2.05
      FESX      12/03/1997     20.500           14.86    172.27              196.93      12.76                   1.14         2.34
      FFBZ      12/03/1997     19.250           16.89    212.47              212.71      14.88                   0.00         1.25
      BDJI      12/03/1997     28.000           23.14    157.75              157.75      16.89                   0.31         0.00
      FFBH      12/03/1997     21.563           17.82    129.59              129.59      19.30                   0.84         1.11
      FTFC      12/03/1997     30.000           18.07    261.78              277.78      17.63                   0.37         1.60
      FFKY      12/03/1997     22.375           15.33    177.58              188.18      24.32                   0.06         2.50
      FFES      12/03/1997     37.000           19.79    151.64              151.64      10.05                   1.40         1.62
      FFSX      12/03/1997     32.250           27.10    229.05              230.85      20.00                   0.05         1.49
      FFCH      12/03/1997     49.000           21.97    297.87              297.87      18.22                   2.20         1.71
      FFHS      12/03/1997     26.500           25.98    151.52              152.39      13.66                   0.44         1.51
      FGHC      12/03/1997      8.250           27.50    195.96              213.73      16.10                   0.26         0.00
      FSPG      12/03/1997     23.750           13.81    178.44              181.16      12.25                   0.04         1.68
      FFSL      12/03/1997     15.000           22.06    127.33              127.33      13.04                   0.01         1.67
      FISB      12/03/1997     26.625           16.85    188.56              190.86      18.18                   0.34         1.80
      FKFS      12/03/1997     33.250           14.65    165.01              165.01      10.94                   0.53         0.60
      FLKY      12/03/1997     15.750           28.64    107.73              107.73      31.75                   0.24         3.17
      FLFC      12/03/1997     29.375           25.77    238.82              264.88      17.61                   0.72         1.50
      CASH      12/03/1997     20.500           16.14    127.25              143.26      13.67                   0.09         2.34
      FMSB      12/03/1997     18.125           17.77    240.70              240.70      16.34                   0.75         1.10
      FNGB      12/03/1997     13.750           21.48    166.87              166.87      18.51                   0.37         2.33
      FFPB      12/03/1997     39.500           21.35    176.42              180.61      11.03                   0.88         1.52
      SOPN      12/03/1997     23.500           19.11    127.51              127.51      29.34                   0.96         3.74
      FWWB      12/03/1997     26.500           20.38    167.40              181.26      24.72                   2.96         1.06
      SHEN      12/03/1997     33.750           15.13    149.67              149.67      17.39                   0.31         1.78
      FFDB      12/03/1997     21.281           14.48    144.08              157.40      13.88                   0.05         2.35
       FED      12/03/1997     37.125           17.27    185.53              187.41       9.57                   1.00         0.00
      FFSW      07/08/1997     40.250           25.80    313.96              371.65      16.97                   0.74         1.09
      FLAG      12/03/1997     18.688           18.69    175.31              175.31      15.96                   1.10         1.82
      FFIC      12/03/1997     23.000           21.70    134.66              140.24      19.12                   0.75         1.04
      FMCO      12/03/1997     30.000           13.16    189.87              192.68      12.32                   0.09         0.93
      FBHC      12/03/1997     19.625           20.66    165.19              176.96      10.17                   0.60         2.04
      FTSB      12/03/1997     15.000           18.99    142.05              142.05      22.92                   0.74         1.67
      FFHH      12/03/1997     20.000           18.87    123.15              123.15      15.51                   0.35         0.00
       GAF      12/03/1997     19.250           20.05    130.77              132.03      19.13                   0.85         0.00
      GUPB      12/03/1997     20.250           21.09    115.06              115.06      14.74                   0.23         1.98
      GBCI      12/03/1997     21.375           17.52    254.16              260.67      25.38                   0.31         2.25
      GFCO      12/03/1997     18.000           18.18    147.90              149.75      14.00                   0.63         2.22

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                                       Weekly Volume/      Current
                              Current          Price/    Price/              Price/     Price/             Shares Out     Dividend
                                Price    LTM Earnings      Book       Tangible Book     Assets              One Month        Yield
    Ticker    Pricing Date        ($)             (x)       (%)                 (%)        (%)                    (%)          (%)
    ------    ------------    -------    ------------    ------       -------------     ------         --------------     --------
       GDW      12/03/1997     93.313           15.84    205.72              205.72      13.50                   0.90         0.54
      GSBC      12/03/1997     22.500           14.71    288.83              288.83      24.99                   0.20         1.96
      GSFC      12/03/1997     18.500           27.61    126.37              126.37      44.68                   0.94         2.38
       GPT      12/03/1997     67.500           18.96    200.59              374.17      22.08                   1.59         1.48
      HALL      12/03/1997     15.000           16.48    141.64              141.64      10.34                   1.23         0.00
      HRBF      12/03/1997     20.750           22.07    123.95              123.95      16.18                   0.28         2.31
      HARB      12/03/1997     65.750           24.72    337.87              348.81      28.91                   0.82         2.13
      HFSA      12/03/1997     17.875           18.62    113.49              113.49      13.09                   0.62         2.69
      HARL      12/03/1997     28.500           14.18    207.12              207.12      13.72                   0.06         1.54
      HFFB      12/03/1997     17.750           22.76    113.20              113.20      32.99                   3.48         2.25
      HAVN      12/03/1997     22.000           17.32    175.44              176.00      10.53                   1.19         1.36
       HBS      12/03/1997     21.250           13.62    122.62              126.94      17.39                   0.12         2.64
      HFFC      12/03/1997     26.000           13.90    142.70              142.70      12.68                   0.30         1.62
      HFNC      12/03/1997     14.875           22.20    156.91              156.91      29.50                   0.98         1.88
      HIFS      12/03/1997     27.875           14.08    173.14              173.14      16.80                   0.24         1.72
      HMNF      12/03/1997     25.750           18.26    128.17              128.17      19.07                   1.15         0.00
      HBFW      12/03/1997     27.500           22.92    156.07              156.07      20.73                   1.17         0.73
      HBBI      12/03/1997     21.250           18.48    104.01              104.01      15.86                   0.14         1.41
      HOMF      12/03/1997     27.000           16.07    229.40              236.43      19.84                   0.36         1.30
      HWEN      12/03/1997     16.438           21.92    105.30              105.30      18.48                   2.58         1.22
      HPBC      12/03/1997     24.750           14.06    212.45              212.45      22.68                   0.28         3.23
      HRZB      12/03/1997     16.938           15.26    151.64              151.64      23.71                   0.61         2.60
      HZFS      12/03/1997     11.625           14.90    113.19              113.19      11.27                   1.06         1.55
      IFSB      12/03/1997     13.250           12.16     93.11              104.58       6.75                   0.46         1.66
      INBI      12/03/1997     17.875           17.70    152.00              152.00      26.11                   0.58         3.13
      IPSW      12/03/1997     13.000           15.48    271.97              271.97      15.26                   0.84         0.92
      ISBF      12/03/1997     27.188           25.89    153.17              178.99      19.62                   1.92         1.84
      ITLA      12/03/1997     18.000           12.08    146.10              146.70      15.67                   1.11         0.00
      JXVL      12/03/1997     18.875           24.51    139.30              139.30      20.78                   0.82         0.00
      JSBA      12/03/1997     42.750           19.88    173.99              221.85      17.02                   0.74         1.31
       JSB      12/03/1997     47.750           16.75    132.97              132.97      30.87                   0.43         0.00
       KNK      12/03/1997     33.875           16.61    124.31              131.86      14.21                   0.32         1.42
       KYF      12/03/1997     14.375           17.97    127.33              127.33      21.26                   0.43         3.48
      KFBI      12/03/1997     22.250           25.28    142.26              156.47      22.74                   0.84         1.44
      KSAV      12/03/1997     22.500           17.05    136.86              136.94      18.12                   0.10         0.00
      KSBK      12/03/1997     15.250           11.82    171.35              180.26      12.62                   0.58         0.52
      LVSB      12/03/1997     24.875           20.73    181.44              211.70      22.17                   0.41         0.50
      LARK      12/03/1997     23.500           17.28    123.75              123.75      17.43                   0.07         0.00
      LARL      12/03/1997     27.750           14.16    182.57              182.57      19.11                   0.06         0.00
      LSBX      12/03/1997     14.313           10.45    182.56              182.56      17.37                   2.12         0.00
      LFBI      12/03/1997     20.000           29.85    137.65              149.25      16.08                   0.38         0.00
      LOGN      12/03/1997     15.250           16.94    118.58              118.58      22.41                   0.48         0.00
      LONF      12/03/1997     15.750           19.44    106.71              106.71      21.23                   0.67         1.52
      LISB      12/03/1997     47.875           23.02    210.53              212.49      19.39                   3.08         1.25
      LSBI      12/03/1997     26.250           15.72    129.69              129.69      12.01                   0.22         1.30
      MAFB      12/03/1997     33.000           14.10    191.64              218.11      14.93                   1.33         0.85
      MARN      12/03/1997     26.750           16.82    120.39              120.39      26.42                   0.55         3.29
      MFSL      12/03/1997     26.875           23.37    174.29              176.35      14.79                   0.94         1.56
      MASB      12/03/1997     45.250           16.76    160.18              162.59      17.27                   0.51         2.12
      MFLR      12/03/1997     24.750           16.95    177.17              180.00      17.08                   0.75         2.75
      MBLF      12/03/1997     27.000           20.15    120.81              120.81      15.29                   0.04         1.48
      MECH      12/03/1997     26.500            9.89    162.28              162.28      16.89                   0.95         0.00
      MWBX      12/03/1997      8.938           16.86    285.56              285.56      21.30                   0.71         1.34
      MFBC      12/03/1997     22.750           19.96    112.01              112.01      14.67                   0.09         0.00
      MCBN      12/03/1997     28.750           14.82    126.93              126.93      10.90                   0.27         1.81
      MIFC      12/03/1997     11.375           12.64    158.21              158.43      14.91                   0.44         0.70
      MWBI      12/03/1997     18.500           16.67    181.73              181.73      12.57                   1.54         1.30

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                                       Weekly Volume/      Current
                              Current          Price/    Price/              Price/     Price/             Shares Out     Dividend
                                Price    LTM Earnings      Book       Tangible Book     Assets              One Month        Yield
    Ticker    Pricing Date        ($)             (x)       (%)                 (%)        (%)                    (%)          (%)
    ------    ------------    -------    ------------    ------       -------------     ------         --------------     --------
      MFFC      12/03/1997     15.063           23.91    122.36              122.36      16.54                   1.52         3.98
      MIVI      12/03/1997     17.500           18.23    107.36              107.36      18.90                   0.11         0.91
      MBSP      12/03/1997     17.875           28.83    116.37              116.37      48.10                   0.50         2.24
       MBB      12/03/1997     28.875           25.78    128.91              241.83      10.61                   1.82         2.08
      MSBF      12/03/1997     19.250           21.63    186.35              186.35      30.83                   0.24         1.45
      NHTB      12/03/1997     21.125           21.34    175.46              204.30      13.72                   1.05         2.37
      NMSB      12/03/1997     13.875           21.68    164.79              164.79      16.76                   0.55         0.00
      NASB      12/03/1997     54.125           13.36    213.34              220.74      16.38                   0.20         1.48
      FFFD      12/03/1997     18.625           16.20    123.10              123.10      28.21                   0.87         1.34
       NBN      12/03/1997     27.250           22.90    190.96              216.10      13.28                   1.56         1.17
      NEIB      12/03/1997     20.500           16.94    132.17              132.17      18.99                   1.34         0.00
      NWEQ      12/03/1997     19.000           15.32    130.76              130.76      16.44                   0.24         2.95
      OCFC      12/03/1997     37.375           22.79    135.27              135.27      20.52                   2.04         0.00
      OHSL      12/03/1997     27.750           16.92    129.55              129.55      14.60                   0.23         3.17
      PBHC      12/03/1997     29.000           27.10    241.26              287.13      28.80                   0.26         0.97
      OFCP      12/03/1997     27.875           22.66    197.00              243.88      17.21                   0.56         1.30
      PBCI      12/03/1997     24.000           14.63    142.10              143.11      18.34                   0.58         4.17
      PFED      12/03/1997     17.750           21.65    106.86              106.86      24.73                   3.72         0.00
      PVSA      12/03/1997     28.500           14.25    187.50              188.74      14.47                   0.46         1.82
      PEEK      12/03/1997     17.750           26.49    119.85              119.85      31.27                   1.02         2.03
      PFSB      12/03/1997     33.375           15.38    148.80              175.75      11.80                   1.22         0.84
      PWBC      12/03/1997     18.375           17.67    141.78              159.51      11.87                   0.52         1.96
      PWBK      12/03/1997     19.063           22.17    124.27              124.27      22.79                   0.53         1.68
      PFDC      12/03/1997     24.000           19.67    183.77              183.77      28.01                   0.12         1.78
      PBKB      12/03/1997     20.250           15.00    226.00              235.74       9.27                   1.64         0.00
      PBCT      12/03/1997     34.500           24.13    302.37              302.63      27.28                   0.63         0.00
      PFFC      12/03/1997     14.500           25.44     91.89               91.89      25.00                   3.22         3.45
      PHBK      12/03/1997     43.500           17.06    264.92              310.27      19.73                   2.71         0.00
      PERM      12/03/1997     26.250           21.69    129.63              131.38      12.73                   0.33         1.52
      PCBC      12/03/1997     23.250           24.22    123.60              123.60      23.73                   5.61         1.72
      PFFB      12/03/1997     19.125           28.98    130.19              131.53      13.09                   1.20         0.00
      PHFC      12/03/1997     18.750           18.03    128.16              129.49      13.51                   2.83         1.28
      PFSL      12/03/1997     35.000           23.97    235.69              235.69      14.90                   0.13         2.57
      PTRS      12/03/1997     16.000           13.68    142.73              142.73      12.58                   0.98         1.25
      PRBC      12/03/1997     19.000           20.88    112.56              112.56      12.61                   1.25         0.63
      PFNC      12/03/1997     15.500           18.02    264.96              296.93      14.23                   0.49         0.00
      PSBK      12/03/1997     33.938           15.43    168.18              186.68      14.69                   0.50         0.00
      PROV      12/03/1997     21.125           22.01    119.62              119.62      15.95                   1.88         0.00
      PULS      12/03/1997     26.000           14.44    185.32              185.32      15.23                   0.24         2.69
      PVFC      12/03/1997     20.750           11.53    195.20              195.20      14.02                   0.39         0.00
      QCFB      12/03/1997     28.500           14.54    151.35              151.35      24.89                   0.12         0.00
      QCBC      12/03/1997     19.750           16.46    128.83              128.83      10.90                   0.92         0.00
      QCSB      12/03/1997     36.000           25.35    271.49              271.49      35.29                   0.96         2.22
      RARB      12/03/1997     27.250           17.69    215.59              218.88      15.87                   0.43         1.76
      REDF      12/03/1997     20.000           15.87    178.41              179.05      14.84                   4.08         0.00
      RELY      12/03/1997     33.750           17.67    174.96              238.18      14.45                   1.87         1.90
       SSB      12/03/1997     10.125           13.68    133.05              133.05      30.09                   0.75         2.96
      SFSL      12/03/1997     21.000           20.19    252.71              256.72      23.41                   0.60         1.52
      SFED      12/03/1997     22.531           22.76    127.73              127.73      15.93                   0.33         0.00
      SGVB      12/03/1997     17.250           25.37    132.90              134.98       9.88                   0.28         0.00
      SISB      12/03/1997     36.250           17.68    191.39              191.39      13.92                   2.53         0.00
      SKAN      12/03/1997     19.000           16.10    157.02              161.70      10.99                   1.82         1.40
      SOBI      12/03/1997     19.000           28.79    110.08              110.08      17.57                   0.66         1.68
      SOSA      12/03/1997      4.875           15.73    236.65              236.65      15.60                   2.20         0.00
      SCCB      12/03/1997     23.000           29.49    132.56              132.56      35.23                   4.14         2.61
      SMBC      12/03/1997     18.750           19.95    114.61              114.61      18.51                   1.21         2.67
      SWBI      12/03/1997     25.500           17.71    159.28              159.28      18.07                   0.68         3.14

Exhibit XXX
Pricing Characteristics of
Publicly-Traded Thrifts
as of December 3, 1997

                                                                                                       Weekly Volume/      Current
                              Current          Price/    Price/              Price/     Price/             Shares Out     Dividend
                                Price    LTM Earnings      Book       Tangible Book     Assets              One Month        Yield
    Ticker    Pricing Date        ($)             (x)       (%)                 (%)        (%)                    (%)          (%)
    ------    ------------    -------    ------------    ------       -------------     ------         --------------     --------
      SVRN      12/03/1997     19.125           28.13    260.91              319.28      11.69                   3.15         0.42
      STFR      12/03/1997     39.125           17.78    159.43              180.22      12.34                   0.48         1.43
      SPBC      12/03/1997     24.813           18.38    207.12              207.64      18.62                   0.82         1.61
      SFFC      12/03/1997     13.500           18.75    136.92              136.92      24.02                   0.05         1.48
      SFIN      12/03/1997     21.875           17.22    152.55              152.76      14.28                   0.98         2.01
       SSM      12/03/1997     22.125           24.86    135.57              135.57      40.08                   0.49         2.03
      SFSB      12/03/1997     34.688           17.00    152.61              153.15      10.12                   0.48         0.92
      TPNZ      12/03/1997     19.875           27.60    138.41              138.41      23.74                   0.66         1.41
       TSH      12/03/1997     20.625           17.33        NA                2.06         NA                   0.59         2.42
       FTF      12/03/1997     25.250           15.40    164.82              164.82      25.25                   0.43         2.22
      THRD      12/03/1997     28.000           22.95    145.76              165.09      18.31                   1.83         1.43
       THR      12/03/1997     20.250           19.10    128.57              129.06      17.70                   1.80         1.98
      ROSE      12/03/1997     34.000           18.18    243.90              243.90      16.20                   1.04         0.00
      TRIC      12/03/1997     27.500           18.21    118.89              118.89      18.21                   0.11         2.91
      TWIN      12/03/1997     13.625           18.92    125.34              125.34      16.21                   0.04         2.94
      UFRM      12/03/1997     11.500           18.25    168.62              168.62      12.37                   0.20         0.00
      UBMT      12/03/1997     27.000           21.95    133.40              133.40      32.04                   1.42         3.70
      VABF      12/03/1997     16.625           22.17    191.09              191.09      13.67                   0.86         0.00
      WRNB      12/03/1997     21.000           10.77    205.88              205.88      21.91                   0.63         2.48
      WFSL      12/03/1997     32.375           14.65    214.26              233.42      26.89                   1.32         2.84
      WYNE      12/03/1997     21.250           19.68    128.87              128.87      16.01                   1.16         0.94
      WEFC      12/03/1997     17.750           16.14    119.45              119.45      16.98                   0.41         0.00
      WCBI      12/03/1997     27.750           16.32    142.89              142.89      22.21                   0.11         2.16
       WES      12/03/1997     17.188           13.02    132.22              132.52      12.01                   0.65         0.00
      WSTR      12/03/1997     24.000           19.05    126.12              156.35      13.40                   0.99         1.92
       WFI      12/03/1997     20.000           12.35    170.65              174.06      12.24                   0.12         2.30
      FFWD      12/03/1997     18.500           18.32    189.36              189.36      23.54                   0.13         2.16
      WSFS      12/03/1997     20.000           15.75    300.30              302.57      16.64                   1.53         0.00
      WVFC      12/03/1997     31.000           14.98    159.96              159.96      19.20                   0.16         0.00
      YFCB      12/03/1997     18.750           18.38    129.04              129.04      18.10                   1.19         1.28
      YFED      12/03/1997     25.750           21.11    221.60              221.60      19.62                   0.79         1.86

                               93.313           29.85    337.87              374.17      48.10                   7.99         4.17
                                4.875            8.60     91.89                2.06       5.72                   0.00         0.00
                               25.227           19.04    167.00              173.78      18.20                   0.95         1.45
                               22.641           18.26    156.07              158.45      16.89                   0.67         1.48
                                   NA              NA        NA                  NA         NA                     NA           NA

Exhibit XXXI
Pricing Characteristics of
Publicly-Traded Thrifts
in the Southeast
as of December 3, 1997

                                                                                               Total Assets     Market
                                                                       M&A  Dep                   MstRctQtr      Value
Ticker   Company Name                                   Exchange   Target?  Ins. State  Region       ($000)       ($M)
------   ------------                                   --------   -------  ---- -----  ------ ------------     ------
BANC     BankAtlantic Bancorp, Inc.                     NASDAQ          No  SAIF    FL      SE       26,948     308.91
BKUNA    BankUnited Financial Corporation               NASDAQ          No  SAIF    FL      SE       48,254     122.73
BFSB     Bedford Bancshares, Inc.                       NASDAQ          No  SAIF    VA      SE        8,107      32.27
CNIT     CENIT Bancorp, Inc.                            NASDAQ          No  SAIF    VA      SE       46,348     113.33
CFCP     Coastal Financial Corporation                  NASDAQ          No  SAIF    SC      SE       35,251     103.39
CFTP     Community Federal Bancorp, Inc.                NASDAQ          No  SAIF    MS      SE       19,345      87.95
CFFC     Community Financial Corporation                NASDAQ          No  SAIF    VA      SE       52,206      35.12
CMSV     Community Savings (MHC)                        NASDAQ          No  SAIF    FL      SE       26,954     108.25
COOP     Cooperative Bankshares, Inc.                   NASDAQ          No  SAIF    NC      SE       31,855      55.94
EBSI     Eagle Bancshares, Inc.                         NASDAQ          No  SAIF    GA      SE       20,738     109.70
FOBC     Fed One Bancorp, Inc.                          NASDAQ          No  SAIF    WV      SE       30,041      61.12
FFBS     FFBS BanCorp, Inc.                             NASDAQ          No  SAIF    MS      SE        3,880      35.38
FFLC     FFLC Bancorp, Inc.                             NASDAQ          No  SAIF    FL      SE       55,702      87.24
FFFC     FFVA Financial Corporation                     NASDAQ          No  SAIF    VA      SE       42,978     152.68
FSTC     First Citizens Corporation                     NASDAQ          No  SAIF    GA      SE        9,517      74.08
FFBH     First Federal Bancshares of Arkansas, Inc.     NASDAQ          No  SAIF    AR      SE       22,831     105.57
FFCH     First Financial Holdings Inc.                  NASDAQ          No  SAIF    SC      SE        8,995     312.04
FGHC     First Georgia Holding, Inc.                    NASDAQ          No  SAIF    GA      SE       25,311      25.18
FLFC     First Liberty Financial Corp.                  NASDAQ          No  SAIF    GA      SE       43,735     227.08
FFPB     First Palm Beach Bancorp, Inc.                 NASDAQ          No  SAIF    FL      SE       38,948     199.39
SOPN     First Savings Bancorp, Inc.                    NASDAQ          No  SAIF    NC      SE       33,171      86.88
FFDB     FirstFed Bancorp, Incorporated                 NASDAQ          No  SAIF    AL      SE       45,392      24.49
FLAG     FLAG Financial Corporation                     NASDAQ          No  SAIF    GA      SE       41,855      38.07
GSFC     Green Street Financial Corp.                   NASDAQ          No  SAIF    NC      SE       46,890      79.52
HARB     Harbor Florida Bancorp, Inc. (MHC)             NASDAQ          No  SAIF    FL      SE       16,912     327.00
HBS      Haywood Bancshares, Inc.                       AMSE            No   BIF    NC      SE       21,724      26.57
HFNC     HFNC Financial Corp.                           NASDAQ          No  SAIF    NC      SE       14,891     255.74
KSAV     KS Bancorp, Inc.                               NASDAQ          No  SAIF    NC      SE       44,401      19.92
MBSP     Mitchell Bancorp, Inc.                         NASDAQ          No  SAIF    NC      SE       34,591      16.64
PFSL     Pocahontas Federal Savings & Loan Assoc. (MHC) NASDAQ          No  SAIF    AR      SE       55,737      57.13
SSB      Scotland Bancorp, Inc.                         AMSE            No  SAIF    NC      SE       64,399      19.38
SCCB     South Carolina Community Bancshares, Inc.      NASDAQ          No  SAIF    SC      SE       45,619      16.07
SSM      Stone Street Bancorp, Inc.                     AMSE            No  SAIF    NC      SE       39,237      41.99
FTF      Texarkana First Financial Corporation          AMSE            No  SAIF    AR      SE       47,638      45.12
TWIN     Twin City Bancorp, Inc.                        NASDAQ          No  SAIF    TN      SE       41,395      17.34
UFRM     United Federal Savings Bank                    NASDAQ          No  SAIF    NC      SE       23,600      35.35
VABF     Virginia Beach Federal Financial Corporation   NASDAQ          No  SAIF    VA      SE       15,662      82.78

         Maximum:                                                                                    26,948     327.00
         Minimum:                                                                                    34,591      16.07
         Average:                                                                                    40,357      95.87
         Median:                                                                                      9,517      74.08
         Aggregate:                                                                                  51,410      NA

Source:  SNL Securities, Charlottesville, VA

Exhibit XXXI
Pricing Characteristics of
Publicly-Traded Thrifts
in the Southeast
as of December 3, 1997

                                                                                         Weekly Volume/      Current
                Current          Price/    Price/              Price/     Price/             Shares Out     Dividend
                  Price    LTM Earnings      Book       Tangible Book     Assets              One Month        Yield
Pricing Date        ($)             (x)       (%)                 (%)        (%)                    (%)          (%)
------------    -------    ------------    ------       -------------     ------         --------------     --------
12/03/1997       14.063           14.80    200.04              241.63      11.01                   1.75         0.94
12/03/1997       12.875           23.84    162.15              206.00       5.72                   2.66         0.00
12/03/1997       28.250           19.22    156.60              156.60      23.19                   1.23         1.98
12/03/1997       68.500           20.76    220.90              241.20      16.15                   1.53         1.46
12/03/1997       22.250           18.70    319.23              319.23      20.93                   0.15         1.62
12/03/1997       19.000           27.14    141.79              141.79      40.72                   0.67         1.58
12/03/1997       27.500           18.33    144.81              144.81      19.14                   2.29         2.04
07/08/1997       22.000           26.83    141.30              141.30      15.87                   0.81         4.09
12/03/1997       18.750           27.17    202.27              202.27      15.56                   0.39         0.00
12/03/1997       19.250           22.38    152.90              152.90      12.50                   0.65         3.12
12/03/1997       25.750           19.22    147.56              154.38      17.08                   1.00         2.41
12/03/1997       22.500           18.75    149.30              149.30      26.21                   0.02         2.22
12/03/1997       22.750           25.28    165.70              165.70      22.75                   0.78         1.27
12/03/1997       33.750           20.71    189.18              193.08      26.90                   0.66         1.42
12/03/1997       27.000           13.04    217.04              275.51      21.96                   0.40         1.09
12/03/1997       21.563           17.82    129.59              129.59      19.30                   0.84         1.11
12/03/1997       49.000           21.97    297.87              297.87      18.22                   2.20         1.71
12/03/1997        8.250           27.50    195.96              213.73      16.10                   0.26         0.00
12/03/1997       29.375           25.77    238.82              264.88      17.61                   0.72         1.50
12/03/1997       39.500           21.35    176.42              180.61      11.03                   0.88         1.52
12/03/1997       23.500           19.11    127.51              127.51      29.34                   0.96         3.74
12/03/1997       21.281           14.48    144.08              157.40      13.88                   0.05         2.35
12/03/1997       18.688           18.69    175.31              175.31      15.96                   1.10         1.82
12/03/1997       18.500           27.61    126.37              126.37      44.68                   0.94         2.38
12/03/1997       65.750           24.72    337.87              348.81      28.91                   0.82         2.13
12/03/1997       21.250           13.62    122.62              126.94      17.39                   0.12         2.64
12/03/1997       14.875           22.20    156.91              156.91      29.50                   0.98         1.88
12/03/1997       22.500           17.05    136.86              136.94      18.12                   0.10         0.00
12/03/1997       17.875           28.83    116.37              116.37      48.10                   0.50         2.24
12/03/1997       35.000           23.97    235.69              235.69      14.90                   0.13         2.57
12/03/1997       10.125           13.68    133.05              133.05      30.09                   0.75         2.96
12/03/1997       23.000           29.49    132.56              132.56      35.23                   4.14         2.61
12/03/1997       22.125           24.86    135.57              135.57      40.08                   0.49         2.03
12/03/1997       25.250           15.40    164.82              164.82      25.25                   0.43         2.22
12/03/1997       13.625           18.92    125.34              125.34      16.21                   0.04         2.94
12/03/1997       11.500           18.25    168.62              168.62      12.37                   0.20         0.00
12/03/1997       16.625           22.17    191.09              191.09      13.67                   0.86         0.00

                 68.500           29.49    337.87              348.81      48.10                   4.14         4.09
                  8.250           13.04    116.37              116.37       5.72                   0.02         0.00
                 24.685           21.18    175.14              181.94      21.94                   0.88         1.77
                 22.125           20.76    156.91              157.40      18.22                   0.75         1.88
                     NA              NA        NA                  NA         NA                     NA           NA

Exhibit XXXII
Pricing Characteristics of
Publicly-Traded Thrifts
in North Carolina
as of December 3, 1997

                                                                                    Total Assets   Market                Current
                                                      M&A   Dep                        MstRctQtr    Value      Pricing     Price
Ticker    Company Name                  Exchange   Target   Ins.  State   Region           ($000)    ($M)         Date       ($)
------    ------------                  --------   ------   ----  -----   ------    -------------  ------      -------   -------
CFNC      Carolina Fincorp, Inc.        NASDAQ         No   SAIF  NC      SE              48,533    32.86    12/03/1997   17.750
CENB      Century Bancorp, Inc.         NASDAQ         No   SAIF  NC      SE              35,401    33.81    12/03/1997   83.000
COOP      Cooperative Bankshares, Inc.  NASDAQ         No   SAIF  NC      SE              31,855    55.94    12/03/1997   18.750
SOPN      First Savings Bancorp, Inc.   NASDAQ         No   SAIF  NC      SE              33,171    86.88    12/03/1997   23.500
GSFC      Green Street Financial Corp.  NASDAQ         No   SAIF  NC      SE              46,890    79.52    12/03/1997   18.500
HBS       Haywood Bancshares, Inc.      AMSE           No   BIF   NC      SE              21,724    26.57    12/03/1997   21.250
HFNC      HFNC Financial Corp.          NASDAQ         No   SAIF  NC      SE              14,891   255.74    12/03/1997   14.875
KSAV      KS Bancorp, Inc.              NASDAQ         No   SAIF  NC      SE              44,401    19.92    12/03/1997   22.500
MBSP      Mitchell Bancorp, Inc.        NASDAQ         No   SAIF  NC      SE              34,591    16.64    12/03/1997   17.875
NSBC      NewSouth Bancorp, Inc.        NASDAQ         No   SAIF  NC      SE              58,255    74.19    07/08/1997   25.500
PDB       Piedmont Bancorp, Inc.        AMSE           No   SAIF  NC      SE              61,008    29.57    12/03/1997   10.750
SSB       Scotland Bancorp, Inc.        AMSE           No   SAIF  NC      SE              64,399    19.38    12/03/1997   10.125
SSFC      South Street Financial Corp.  NASDAQ         No   SAIF  NC      SE              43,916    86.00    12/03/1997   19.125
SSM       Stone Street Bancorp, Inc.    AMSE           No   SAIF  NC      SE              39,237    41.99    12/03/1997   22.125
UFRM      United Federal Savings Bank   NASDAQ         No   SAIF  NC      SE              23,600    35.35    12/03/1997   11.500

          Maximum:                                                                        14,891   255.74                 83.000
          Minimum:                                                                        34,591    16.64                 10.125
          Average:                                                                        22,649    59.62                 22.475
          Median:                                                                         21,724    35.35                 18.750
          Aggregate:                                                                      12,048       NA                     NA

Source:  SNL Securities, Charlottesville, VA

Exhibit XXXII
Pricing Characteristics of
Publicly-Traded Thrifts
in North Carolina
as of December 3, 1997

                                                                Weekly Volume/    Current
                 Price/  Price/            Price/    Price/         Shares Out   Dividend
           LTM Earnings    Book     Tangible Book    Assets          One Month      Yield
Ticker              (x)     (%)               (%)       (%)                (%)        (%)
------     ------------  ------     -------------    ------     --------------   --------
CFNC                 NA  127.51            127.51     28.81               0.71       0.00
CENB                 NA  110.59            110.59     33.49               0.37       0.00
COOP              27.17  202.27            202.27     15.56               0.39       0.00
SOPN              19.11  127.51            127.51     29.34               0.96       3.74
GSFC              27.61  126.37            126.37     44.68               0.94       2.38
HBS               13.62  122.62            126.94     17.39               0.12       2.64
HFNC              22.20  156.91            156.91     29.50               0.98       1.88
KSAV              17.05  136.86            136.94     18.12               0.10       0.00
MBSP              28.83  116.37            116.37     48.10               0.50       2.24
NSBC                 NM      NA                NA        NA               1.58       1.57
PDB                  NM  142.20            142.20     23.37               0.39       0.00
SSB               13.68  133.05            133.05     30.09               0.75       2.96
SSFC                 NA  128.87            128.87     35.75               1.41       2.09
SSM               24.86  135.57            135.57     40.08               0.49       2.03
UFRM              18.25  168.62            168.62     12.37               0.20       0.00

                  28.83  202.27            202.27     48.10               1.58       3.74
                  13.62  110.59            110.59     12.37               0.10       0.00
                  21.24  138.24            138.55     29.05               0.66       1.44
                  23.53  130.96            130.96     29.42               0.50       1.88
                     NA      NA                NA        NA                 NA         NA


Source:  SNL Securities, Charlottesville, VA

Exhibit XXXIII
Selection of
Comparative Group Companies

                                                                                            Total Assets            Price/
         Reason                                                               Conversion      MstRctQtr      LTM Earnings
Ticker Excluded Company Name                                                        Type          ($000)              (x)
------ -------- ------------                                                  ----------    ------------     ------------
SFFC          2 StateFed Financial Corporation                                   Standard         22,006            18.75
MBSP          2 Mitchell Bancorp, Inc.                                           Standard         34,591            28.83
HWEN          2 Home Financial Bancorp                                           Standard         41,309            21.92
FLKY          2 First Lancaster Bancshares, Inc.                                 Standard         47,184            28.64
FTSB          2 Fort Thomas Financial Corporation                                Standard         32,307            18.99
MSBF          3 MSB Financial, Inc.                                              Standard         11,478            21.63
SZB           4 SouthFirst Bancshares, Inc.                                      Standard         31,747               NM
TSH           5 Teche Holding Co.                                                Standard              0            17.33
PCBC          6 Perry County Financial Corporation                               Standard         15,569            24.22
TRIC          6 Tri-County Bancorp, Inc.                                         Standard         22,637            18.21
CRZY          6 Crazy Woman Creek Bancorp, Incorporated                          Standard         59,952            21.06
KYF           6 Kentucky First Bancorp, Inc.                                     Standard         22,553            17.97
RELI          6 Reliance Bancshares, Inc.                                        Standard         46,987            33.65
PWBK          6 Pennwood Bancorp, Inc.                                           Standard         47,645            22.17
PFFC          6 Peoples Financial Corporation                                    Standard         20,950            25.44
WCFB        1,6 Webster City Federal Savings Bank (MHC)                 Mutual Holding Co         28,945            32.69
ATSB        2,3 AmTrust Capital Corp.                                            Standard          4,149            25.00
NWEQ        2,3 Northwest Equity Corporation                                     Standard         31,418            15.32
CNSB        3,4 CNS Bancorp, Inc.                                                Standard         31,875            42.16
PSFI        4,6 PS Financial, Inc.                                               Standard         20,162               NA
HHFC        4,6 Harvest Home Financial Corporation                               Standard         22,060            56.73
CSBF        4,6 CSB Financial Group, Inc.                                        Standard         48,844            77.21
NSLB        4,6 NS&L Bancorp, Inc.                                               Standard         59,711            42.61

CKFB            CKF Bancorp, Inc.                                                Standard         59,868            14.80
CIBI            Community Investors Bancorp, Inc.                                Standard         28,792            15.60
FFDF            FFD Financial Corporation                                        Standard         22,684            15.00
HBBI            Home Building Bancorp, Inc.                                      Standard         41,746            18.48
JOAC            Joachim Bancorp, Inc.                                            Standard         35,073            39.47
LXMO            Lexington B&L Financial Corp.                                    Standard         59,236            30.04
LOGN            Logansport Financial Corp.                                       Standard         20,265            16.94
LONF            London Financial Corporation                                     Standard         38,210            19.44
MIVI            Mississippi View Holding Company                                 Standard          3,010            18.23
SSB             Scotland Bancorp, Inc.                                           Standard         64,399            13.68
SOBI            Sobieski Bancorp, Inc.                                           Standard         18,743            28.79
SCCB            South Carolina Community Bancshares, Inc.                        Standard         45,619            29.49
THR             Three Rivers Financial Corp.                                     Standard         28,680            19.10

                Maximum:                                                                          32,307            77.21
                Minimum:                                                                               0            13.68
                Average:                                                                           3,384            26.16
                Median:                                                                            7,814            21.92
                Aggregate:                                                                        56,292               NA

                1. Mutual Holding Company
                2. NPA's > 1.5%
                3. Loan Servicing/Assets > 20%
                4. PE for last 12 months > 40X
                5. Incomplete financial data available for company
                6. Loans/Assets < 65%

Exhibit XXXIII
Selection of
Comparative Group Companies

                                                                        Equity/
            Total Net Loans/     Loans Serviced/    NPAs/ Assets   Total Assets    ROAA    ROAE     Asset Growth     Loan Growth
                      Assets              Assets             LTM      MstRctQtr     LTM     LTM              LTM             LTM
   Ticker                (%)                 (%)             (%)            (%)     (%)     (%)              (%)             (%)
   ------                ---                 ---             ---            ---     ---     ---              ---             ---
SFFC                  77.56%               0.00%            2.19          17.53      NA      NA             8.00            2.36
MBSP                  83.23%               0.00%            2.25          41.35    1.62    3.79            -1.11           10.59
HWEN                  84.94%               0.00%            1.70          17.55    0.85    4.60             6.79           24.00
FLKY                  90.37%               0.00%            2.28          29.47    1.24    3.64            24.69           32.45
FTSB                  90.89%               0.00%            1.91          16.13    1.22    7.18            11.17           14.10
MSBF                  91.60%              43.38%            0.02          16.54    1.50    8.42            22.57           21.98
SZB                   73.51%               0.00%            0.53          14.00   -0.03   -0.20             7.45           15.27
TSH                  #DIV/0!                  NA              NM             NM    0.99    7.35          -100.00              NA
PCBC                  16.41%               0.00%            0.03          19.20    0.93    4.97             0.88              NA
TRIC                  44.21%               0.18%            0.00          15.31    1.05    7.13            10.94           12.51
CRZY                  47.76%               0.13%            0.38          23.70    1.28    4.74            16.37           10.73
KYF                   55.99%               0.00%            0.04          16.70    1.15    6.64             2.42            8.89
RELI                  57.54%                  NA            0.00          48.31    1.32    2.58            -2.08              NA
PWBK                  60.16%               0.31%            0.94          18.34    0.99    5.20             3.07           33.03
PFFC                  60.22%               0.00%            0.00          27.21    0.59    2.31            10.52           26.65
WCFB                  57.35%               0.00%            0.07          23.38    1.42    6.09            -0.01            0.70
ATSB                  70.79%              42.07%            2.20          10.93    0.40    3.86            -3.36           -5.96
NWEQ                  81.69%              26.63%            1.42          11.69    1.03    8.75             1.52            3.35
CNSB                  69.28%              21.30%            0.50          24.33    0.79    3.20            -1.50           19.57
PSFI                  41.36%               0.00%            0.68          37.32    2.03    5.26               NA              NA
HHFC                  51.44%               0.30%            0.11          11.81    0.30    2.31            14.66            7.45
CSBF                  55.41%               0.00%            0.56          25.04    0.31    1.21            17.63           18.37
NSLB                  55.66%               0.00%            0.02          19.56    0.49    2.39             4.23              NA

CKFB                  92.12%               0.00%            0.70          23.67    1.82    7.51            -0.05            4.40
CIBI                  83.92%               0.47%            0.53          11.75    0.97    8.37            -0.50           13.74
FFDF                  66.66%                  NA              NA          24.34    1.95    7.83             3.26           17.99
HBBI                  68.46%               0.00%            0.44          14.12    0.75    5.76            -1.91            1.69
JOAC                  70.21%               0.00%            0.20          28.14    0.79    2.72            -2.92            4.35
LXMO                  76.31%                  NA            0.48          28.32    1.02    3.45            -3.36           10.77
LOGN                  71.09%               0.00%            0.49          18.89    1.42    7.28             7.62            9.62
LONF                  77.11%                  NA              NA          19.90    1.03    4.96             3.78            8.94
MIVI                  65.08%               0.00%              NA          17.61    1.07    6.04            -2.09              NA
SSB                   72.15%                  NA              NA          22.61    1.89    6.39            -6.15            3.11
SOBI                  76.57%               0.00%            0.13          14.78    0.62    3.88             4.50           18.67
SCCB                  78.80%                  NA            0.87          26.58      NA      NA             5.52              NA
THR                   67.45%                  NA            0.87          13.77    0.90    6.48             7.84           11.43

                                                            2.28          48.31    2.03    8.75            24.69           33.03
                                                            0.00          10.93   -0.03   -0.20          -100.00           -5.96
                                                            0.73          21.43    1.05    5.06             2.01           12.44
                                                            0.52          19.38    1.02    5.09             3.26           10.77
                                                              NA             NA      NA      NA               NA              NA

Exhibit XXXIII
Selection of
Comparative Group Companies

           Deposit Growth                               FTE Employees      One Year Repricing Gap      One Year Gap/ Assets
                      LTM                         #         MstRctQtr                   MstRctQtr                 MstRctQtr
Ticker                (%)        IPO Date   Offices          (Actual)                      ($000)                       (%)
------     --------------        --------   -------     -------------      ----------------------      --------------------
SFFC               12.75       01/05/1994         2                NA                          NA                        NA
MBSP               -0.08       07/12/1996         1                 6                          NA                        NA
HWEN                7.30       07/02/1996         1                18                         409                      0.99
FLKY                3.03       07/01/1996         1                NA                          NA                        NA
FTSB               12.75       06/28/1995         2                19                       3,397                      3.47
MSBF                1.97       02/06/1995         2                19                          NA                        NA
SZB                -4.21       02/14/1995         2                45                     -10,591                    -10.89
TSH                   NA       04/19/1995         9                NA                          NA                        NA
PCBC               -2.93       02/13/1995         1                 9                          NA                        NA
TRIC                5.44       09/30/1993         2                19                          NA                        NA
CRZY                0.43       03/29/1996         1                10                          NA                        NA
KYF                10.35       08/29/1995         2                21                          NA                        NA
RELI               -2.96       04/19/1996         1                NA                          NA                        NA
PWBK                2.63       07/15/1996         3                11                       5,870                     12.32
PFFC               -8.54       09/13/1996         2                19                          NA                        NA
WCFB               -0.06       08/15/1994         1                21                       6,130                      6.49
ATSB                2.48       03/28/1995         2                NA                          NA                        NA
NWEQ                0.18       10/11/1994         3                35                     -12,032                    -12.41
CNSB               -0.73       06/12/1996         5                27                       3,544                      3.64
PSFI                  NA       11/27/1996         1                15                          NA                        NA
HHFC               -1.98       10/10/1994         3                17                          NA                        NA
CSBF               27.51       10/09/1995         2                15                          NA                        NA
NSLB                2.37       06/08/1995         2                19                          NA                        NA

CKFB               -1.85       01/04/1995         1                 9                          NA                        NA
CIBI                5.57       02/07/1995         3                26                          NA                        NA
FFDF                7.05       04/03/1996         1                NA                          NA                        NA
HBBI               -3.40       02/08/1995         2                15                          NA                        NA
JOAC               -0.44       12/28/1995         1                14                          NA                        NA
LXMO               -0.25       06/06/1996         1                 9                          NA                        NA
LOGN               10.38       06/14/1995         1                13                          NA                        NA
LONF                6.23       04/01/1996         1                NA                          NA                        NA
MIVI               -2.38       03/24/1995         1                NA                          NA                        NA
SSB                 1.72       04/01/1996         2                NA                          NA                        NA
SOBI               -2.52       03/31/1995         3                24                          NA                        NA
SCCB                9.13       07/07/1994         3                NA                          NA                        NA
THR                -3.38       08/24/1995         4                NA                          NA                        NA

                   27.51                          9                45                       6,130                     12.32
                   -8.54                          1                 6                     -12,032                    -12.41
                    2.75                          2                18                        -468                      0.52
                    1.08                          2                18                       3,397                      3.47
                      NA                         75               455                      -3,273                        NA

Exhibit XXXIII
Selection of
Comparative Group Companies

         Total Net Loans   Total Net Loans/   Loans Serviced    Loans Serviced/         Price/   Price/         Price/  Price/
               MstRctQtr            Assets         MstRctQtr             Assets   LTM Earnings     Book  Tangible Book  Assets
Ticker             ($000)              (%)             ($000)               (%)            (x)      (%)            (%)     (%)
------   ----------------  ---------------    ---------------   ---------------   ------------   ------  -------------  ------
SFFC               2,359            10.72%                 0              0.00%          18.75   136.92         136.92   24.02
MBSP              28,791            83.23%                 0              0.00%          28.83   116.37         116.37   48.10
HWEN              35,087            84.94%                 0              0.00%          21.92   105.30         105.30   18.48
FLKY              42,639            90.37%                 0              0.00%          28.64   107.73         107.73   31.75
FTSB              23,392            72.41%                 0              0.00%          18.99   142.05         142.05   22.92
MSBF               5,008            43.63%            33,411            291.09%          21.63   186.35         186.35   30.83
SZB                5,977            18.83%                 0              0.00%             NM   118.31         118.31   16.55
TSH                    0           #DIV/0!                NA                 NA          17.33       NA           2.06      NA
PCBC              13,311            85.50%                 0              0.00%          24.22   123.60         123.60   23.73
TRIC              38,980           172.20%               157              0.69%          18.21   118.89         118.89   18.21
CRZY              28,636            47.76%                77              0.13%          21.06   103.33         103.33   24.49
KYF               49,320           218.68%                 0              0.00%          17.97   127.33         127.33   21.26
RELI              27,035            57.54%                NA                 NA          33.65    95.32          95.32   46.04
PWBK              28,661            60.16%               148              0.31%          22.17   124.27         124.27   22.79
PFFC              52,083           248.61%                 0              0.00%          25.44    91.89          91.89   25.00
WCFB              54,184           187.20%                 0              0.00%          32.69   202.00         202.00   47.23
ATSB              49,328          1188.91%            29,316            706.58%          25.00    96.82          97.77   10.58
NWEQ              13,666            43.50%            25,821             82.19%          15.32   130.76         130.76   16.44
CNSB               1,949             6.11%            20,744             65.08%          42.16   149.93         149.93   36.49
PSFI              35,444           175.80%                 0              0.00%             NA   118.56         118.56   44.24
HHFC              45,063           204.27%               262              1.19%          56.73   130.42         130.42   15.40
CSBF              27,063            55.41%                 0              0.00%          77.21   101.04         106.97   25.31
NSLB              33,238            55.66%                 0              0.00%          42.61   113.57         113.57   22.22

CKFB              55,149            92.12%                 0              0.00%          14.80   109.40         109.40   27.91
CIBI              13,624            47.32%               445              1.55%          15.60   135.44         135.44   15.91
FFDF              58,810           259.26%                NA                 NA          15.00   126.18         126.18   30.71
HBBI              28,579            68.46%                 0              0.00%          18.48   104.01         104.01   15.86
JOAC              24,624            70.21%                 0              0.00%          39.47   109.81         109.81   30.90
LXMO              45,205            76.31%                NA                 NA          30.04   116.26         116.26   32.91
LOGN              60,994           300.98%                 0              0.00%          16.94   118.58         118.58   22.41
LONF              29,465            77.11%                NA                 NA          19.44   106.71         106.71   21.23
MIVI              44,610          1482.06%                 0              0.00%          18.23   107.36         107.36   18.90
SSB               46,463            72.15%                NA                 NA          13.68   133.05         133.05   30.09
SOBI              64,534           344.31%                 0              0.00%          28.79   110.08         110.08   17.57
SCCB              35,946            78.80%                NA                 NA          29.49   132.56         132.56   35.23
THR               63,551           221.59%                NA                 NA          19.10   128.57         129.06   17.70

                  23,392                              33,411                             77.21   202.00         202.00   48.10
                       0                                   0                             13.68    91.89           2.06   10.58
                  46,431                               3,942                             26.16   122.25         119.12   25.98
                  45,134                                   0                             21.92   118.56         118.44   23.73
                  33,120                              44,845                                NA       NA             NA      NA

Exhibit XXXIV
Balance Sheet Analysis
of Comparative Companies

                                            Cash &      Total      Real       Servicing   Tangible
                                            Securities  Net Loans  Estate     Rights      Assets
                                            MstRctQtr   MstRctQtr  MstRctQtr  MstRctQtr   MstRctQtr
                                            ---------   ---------  ---------  ---------   ---------
Company Name
CKF Bancorp, Inc.                                6.12%     92.12%         NA       0.00%      0.00%
Community Investors Bancorp, Inc.               14.85%     83.92%      0.04%       0.00%      0.00%
FFD Financial Corporation                       31.56%     66.66%         NA       0.00%      0.00%
Home Building Bancorp, Inc.                     28.70%     68.46%         NA       0.00%      0.00%
Joachim Bancorp, Inc.                           27.66%     70.21%         NA       0.00%      0.00%
Lexington B&L Financial Corp.                   21.52%     76.31%         NA       0.00%      0.00%
Logansport Financial Corp.                      24.41%     71.09%      0.12%       0.00%      0.00%
London Financial Corporation                    21.42%     77.11%         NA       0.00%      0.00%
Mississippi View Holding Company                32.28%     65.08%         NA       0.00%      0.00%
Scotland Bancorp, Inc.                          25.99%     72.15%         NA       0.00%      0.00%
Sobieski Bancorp, Inc.                          20.29%     76.57%         NA       0.00%      0.00%
South Carolina Community Bancshares, Inc.       18.73%     78.80%      0.22%       0.00%      0.00%
Three Rivers Financial Corp.                    28.97%     67.45%      0.52%       0.00%      0.05%


Average:                                        23.27%     74.30%      0.23%       0.00%      0.00%
Median:                                         17.54%     79.79%      0.52%       0.00%      0.02%

Landis Savings Bank, SSB                        21.03%     76.92%      0.00%       0.00%      0.00%

Source:  SNL Securities, Charlottesville, VA, Meritas calculations

Exhibit XXXIV
Balance Sheet Analysis
of Comparative Companies

                                                  Total       Total       Total        Total      Tangible
                                                  Deposits    Borrowings  Liabilities  Equity     Equity
                                                  MstRctQtr   MstRctQtr   MstRctQtr    MstRctQtr  MstRctQtr
                                                  ---------   ---------   ---------    ---------  ---------
Company Name
CKF Bancorp, Inc.                                    71.29%        3.71%       76.33%     23.67%     23.67%
Community Investors Bancorp, Inc.                    78.53%        9.05%       88.25%     11.75%     11.75%
FFD Financial Corporation                            64.93%        9.39%       75.66%     24.34%     24.34%
Home Building Bancorp, Inc.                          75.50%        9.58%       85.88%     14.12%     14.12%
Joachim Bancorp, Inc.                                70.19%           NA       71.86%     28.14%     28.14%
Lexington B&L Financial Corp.                        71.05%           NA       71.68%     28.32%     28.32%
Logansport Financial Corp.                           71.96%        6.41%       81.11%     18.89%     18.89%
London Financial Corporation                         78.39%        0.79%       80.10%     19.90%     19.90%
Mississippi View Holding Company                     80.51%           NA       82.39%     17.61%     17.61%
Scotland Bancorp, Inc.                               66.99%        8.54%       77.39%     22.61%     22.61%
Sobieski Bancorp, Inc.                               69.37%       15.44%       85.22%     14.78%     14.78%
South Carolina Community Bancshares, Inc.            72.53%           NA       73.42%     26.58%     26.58%
Three Rivers Financial Corp.                         64.62%       19.89%       86.23%     13.77%     13.72%


Average:                                             71.99%        9.20%       79.66%     20.34%     20.34%
Median:                                              67.95%       11.80%       81.28%     18.72%     18.70%

Landis Savings Bank, SSB                             81.29%        0.00%        0.00%     18.14%     18.14%

Source: SNL Securities, Charlottesville, VA, Meritas calculations

Exhibit XXXV
Landis Savings Bank, SSB
Comparative Income Statements

                                                                                          Total     Total
                                                                     Net       Loan        Non-      Non-         Non-     Income
                                         Interest    Interest   Interest       Loss    Interest  Interest    recurring     Before
                                           Income     Expense     Margin  Provision      Income   Expense      Expense      Taxes
                                         --------    --------   --------  ---------    --------  --------    ---------     ------
Company Name

CKF Bancorp, Inc.                            7.55%      3.80%      3.75%      0.00%       0.10%     1.77%        0.00%      2.78%
Community Investors Bancorp, Inc.            7.70%      4.31%      3.39%      0.10%       0.16%     1.99%        0.00%      1.46%
FFD Financial Corporation                    7.03%      3.70%      3.33%      0.15%       0.06%     1.82%        0.00%      2.92%
Home Building Bancorp, Inc.                  7.52%      4.16%      3.35%      0.01%       0.27%     2.40%        0.00%      1.22%
Joachim Bancorp, Inc.                        7.15%      3.03%      4.13%      0.04%       0.14%     2.91%        0.00%      1.32%
Lexington B&L Financial Corp.                7.43%      3.78%      3.66%      0.03%       0.15%     1.75%        0.00%      1.56%
Logansport Financial Corp.                   7.50%      3.76%      3.74%      0.02%       0.16%     1.55%        0.01%      2.25%
London Financial Corporation                 7.55%      3.91%      3.64%      0.00%       0.18%     2.36%        0.00%      1.56%
Mississippi View Holding Company             7.46%      3.61%      3.84%      0.00%       0.28%     2.39%        0.00%      1.73%
Scotland Bancorp, Inc.                       7.77%      2.98%      4.79%      0.04%       0.10%     2.18%        0.00%      2.69%
Sobieski Bancorp, Inc.                       7.18%      3.95%      3.23%      0.00%       0.20%     2.44%        0.00%      1.07%
South Carolina Community Bancshares, Inc.    7.83%      3.65%      4.18%      0.00%       0.23%     2.53%        0.00%      1.89%
Three Rivers Financial Corp.                 7.58%      3.91%      3.67%      0.07%       0.59%     2.83%        0.00%      1.36%

Average:                                     7.48%      3.73%      3.75%      0.04%       0.20%     2.23%        0.00%      1.83%
Median:                                      7.52%      3.78%      3.67%      0.02%       0.16%     2.36%        0.00%      1.56%

Landis Savings Bank, SSB                     7.40%      4.12%      3.27%      0.10%       0.03%     2.46%        0.18%      0.74%

                                                     Reported
                                            Income        Net         Core
                                             Taxes     Income       Income
                                            ------   --------       ------
Company Name

CKF Bancorp, Inc.                            0.95%      1.82%        1.37%
Community Investors Bancorp, Inc.            0.49%      0.97%        0.97%
FFD Financial Corporation                    0.97%      1.95%        0.98%
Home Building Bancorp, Inc.                  0.48%      0.75%        0.73%
Joachim Bancorp, Inc.                        0.53%      0.79%        0.79%
Lexington B&L Financial Corp.                0.54%      1.02%        1.32%
Logansport Financial Corp.                   0.83%      1.42%        1.47%
London Financial Corporation                 0.53%      1.03%        0.96%
Mississippi View Holding Company             0.66%      1.07%        1.07%
Scotland Bancorp, Inc.                       0.80%      1.89%        1.88%
Sobieski Bancorp, Inc.                       0.45%      0.62%        0.57%
South Carolina Community Bancshares, Inc.    0.72%      1.16%        1.16%
Three Rivers Financial Corp.                 0.46%      0.90%        0.90%

Average:                                     0.65%      1.18%        1.09%
Median:                                      0.54%      1.03%        0.98%

Landis Savings Bank, SSB                     0.22%      0.53%        0.71%

Source:  SNL Securities, Charlottesville, VA; Meritas calculations

Exhibit XXXVI
Compound Growth Rates
for 1993-1996

                                                 Annual       Annual        Annual       Annual
                                                 Growth       Growth        Growth       Growth
                                               in Loans  in Deposits    Borrowings       Assets
Company Name

CKF Bancorp, Inc.                                 8.43%       -0.59%        36.62%        6.23%
Community Investors Bancorp, Inc.                 6.77%        1.14%        77.61%        7.26%
FFD Financial Corporation                         5.43%        1.32%            NA       11.89%
Home Building Bancorp, Inc.                      -2.77%       -5.20%        16.71%       -0.92%
Joachim Bancorp, Inc.                             0.70%       -1.60%            NA        5.84%
Lexington B&L Financial Corp.                     6.44%        0.99%            NA        9.11%
Logansport Financial Corp.                       14.49%        5.02%            NA       11.37%
London Financial Corporation                      3.16%        0.48%         0.00%        5.94%
Mississippi View Holding Company                 -1.28%       -1.34%            NA        2.51%
Scotland Bancorp, Inc.                            3.53%       -3.69%            NA        7.61%
Sobieski Bancorp, Inc.                            3.44%       -3.28%            NA        2.45%
South Carolina Community Bancshares, Inc.         1.51%       -2.86%            NA        3.46%
Three Rivers Financial Corp.                      2.00%       -1.37%       109.62%        5.88%

Average:                                          3.99%       -0.85%        48.11%        6.05%
Median:                                           3.44%       -1.34%        36.62%        5.94%

Landis Savings Bank, SSB                          7.05%        6.66%            NA        6.20%

Source:  SNL Securities, Charlottesville, Virginia

Exhibit XXXVII
Loan Portfolio Composition
Regulatory Data as of June 30, 1997

                                              Total Real              Total          Const &        Total 1-4     Multifamily
                                            Estate Loans        Other Loans        Dev Loans     Family Loans           Loans
                                                 06/97 Q            06/97 Q          06/97 Q          06/97 Q         06/97 Q
Company Name                             (% Gross Loans)    (% Gross Loans)     (% RE Loans)     (% RE Loans)    (% RE Loans)
------------                             ---------------    ---------------     ------------     ------------    ------------
CKF Bancorp, Inc.                                 93.75%              6.25%            1.77%           83.02%           2.05%
Community Investors Bancorp, Inc.                 87.77%             12.23%            0.69%           92.18%           1.62%
FFD Financial Corporation                         98.95%              1.05%            1.26%           95.22%           2.10%
Home Building Bancorp, Inc.                       77.83%             22.17%            1.03%           97.60%           0.34%
Joachim Bancorp, Inc.                             98.16%              1.84%            0.61%           89.16%           1.56%
Lexington B&L Financial Corp.                     92.29%              7.71%            2.46%           94.37%           0.24%
Logansport Financial Corp.                        82.38%             17.62%            2.38%           88.78%           4.28%
London Financial Corporation                      97.08%              2.92%            5.14%           81.27%           1.68%
Mississippi View Holding Company                  79.60%             20.40%            1.24%           93.99%           1.13%
Scotland Bancorp, Inc.                            99.14%              0.86%            0.19%           94.22%           2.22%
Sobieski Bancorp, Inc.                            90.37%              9.63%            2.88%           94.98%           0.00%
South Carolina Community Bancshares, Inc.         96.14%              3.86%            3.48%           92.21%           0.03%
Three Rivers Financial Corp.                      82.12%             17.88%            5.57%           83.15%           2.18%

Average:                                          90.43%              9.57%            2.21%           90.78%           1.49%
Median:                                           92.29%              7.71%            1.77%           92.21%           1.62%

Landis Savings Bank, SSB                          99.65%              0.35%            0.00%           97.22%           1.31%

Source:  SNL Securities, VA

Exhibit XXXVII
Loan Portfolio Composition
Regulatory Data as of June 30, 1997

                                               Total Other            Commercial          Consumer        Allowance for
                                           Real Estate Lns                 Loans             Loans          Loan Losses
                                                   06/97 Q               06/97 Q           06/97 Q              06/97 Q
Company Name                                  (% RE Loans)       (% Other Loans)   (% Other Loans)      (% Gross Loans)
------------                                  ------------       ---------------   ---------------      ---------------
CKF Bancorp, Inc.                                   13.17%                14.15%            85.85%                0.20%
Community Investors Bancorp, Inc.                    5.51%                11.85%            88.15%                0.58%
FFD Financial Corporation                            1.42%                 1.37%            98.63%                0.48%
Home Building Bancorp, Inc.                          1.03%                21.31%            78.69%                0.29%
Joachim Bancorp, Inc.                                8.67%                 0.00%           100.00%                0.32%
Lexington B&L Financial Corp.                        2.94%                 0.00%           100.00%                0.44%
Logansport Financial Corp.                           4.56%                 0.00%           100.00%                0.38%
London Financial Corporation                        11.91%                19.19%            80.81%                0.63%
Mississippi View Holding Company                     3.65%                 4.74%            95.26%                1.91%
Scotland Bancorp, Inc.                               3.37%                26.33%            73.67%                0.50%
Sobieski Bancorp, Inc.                               2.14%                76.95%            23.05%                0.35%
South Carolina Community Bancshares, Inc.            4.27%                45.33%            54.67%                0.81%
Three Rivers Financial Corp.                         9.10%                18.39%            81.61%                0.78%

Average:                                             5.52%                18.43%            81.57%                0.59%
Median:                                              4.27%                14.15%            85.85%                0.48%

Landis Savings Bank, SSB                             1.47%                 0.00%           100.00%                0.78%

Source:  SNL Securities, VA

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Mississippi View Holding Company
Morrison County, MN

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
                              ------------------------------------------------------------
Total Population of area        29,604         3.56       30,659         2.70       31,488
0-14 Age Group (%)               26.64        -0.93        26.39        -2.30        25.78
15-34 Age Group (%)              26.82        -9.00        24.41        -0.28        24.34
35-54 Age Group (%)              22.02        14.39        25.19         2.65        25.86
55+ Age Group (%)                24.51        -2.07        24.01         0.03        24.01
Total Households of area        10,399         4.24       10,840         3.28       11,196
$ 0-24K Households (%)           55.50       -18.66        45.14       -13.13        39.21
$25-49K Households (%)           33.36         1.88        33.99        -7.17        31.55
$50K+ Households (%)             11.15        87.31        20.88        40.07        29.24
Average Household Income        27,313        32.77       36,263        22.53       44,432
Median Household Income         22,224        25.96       27,994        14.18       31,963
Per Capita Income in area        9,679        33.56       12,927        23.50       15,965

FFD Financial Corp
Tuscarawas County, OH

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        84,090         4.91       88,217         2.74       90,632
0-14 Age Group (%)               22.10        -1.47        21.77        -2.93        21.14
15-34 Age Group (%)              28.08       -11.43        24.87        -0.66        24.70
35-54 Age Group (%)              25.24        12.25        28.34        -0.13        28.30
55+ Age Group (%)                24.58         1.79        25.02         3.35        25.86
Total Households of area        31,971         5.04       33,582         3.01       34,592
$ 0-24K Households (%)           50.45       -22.77        38.96       -15.84        32.79
$25-49K Households (%)           37.43        -2.46        36.51        -7.79        33.67
$50K+ Households (%)             12.11       102.43        24.52        36.77        33.54
Average Household Income        29,199        33.48       38,975        22.57       47,772
Median Household Income         24,784        26.25       31,291        16.43       36,433
Per Capita Income in area       11,154        33.53       14,894        23.18       18,347

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Home Building Bancorp
Daviess County, IN

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        27,533         5.03       28,919         3.18       29,839
0-14 Age Group (%)               24.31        -1.02        24.06        -2.55        23.44
15-34 Age Group (%)              27.74        -7.65        25.62        -1.16        25.32
35-54 Age Group (%)              23.01        11.83        25.73         1.84        26.20
55+ Age Group (%)                24.95        -1.41        24.60         1.78        25.04
Total Households of area        10,012         3.31       10,343         2.88       10,641
$ 0-24K Households (%)           54.28       -17.63        44.72       -11.54        39.55
$25-49K Households (%)           33.66         0.79        33.93        -1.28        33.49
$50K+ Households (%)             12.06        77.16        21.36        26.20        26.95
Average Household Income        27,626        29.59       35,801        18.10       42,281
Median Household Income         22,820        22.97       28,062        11.67       31,337
Per Capita Income in area       10,140        27.53       12,932        18.60       15,337

Home Building Bancorp
Pike County, IN

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        12,509         0.57       12,580         0.49       12,642
0-14 Age Group (%)               20.18        -3.13        19.55        -2.92        18.98
15-34 Age Group (%)              28.02        -9.44        25.37        -2.64        24.70
35-54 Age Group (%)              25.81        10.43        28.51         0.59        28.67
55+ Age Group (%)                25.99         2.25        26.57         4.03        27.65
Total Households of area         4,925         0.00        4,925         0.53        4,951
$ 0-24K Households (%)           54.52       -17.32        45.08       -13.21        39.12
$25-49K Households (%)           33.73        -3.61        32.51         1.59        33.02
$50K+ Households (%)             11.76        90.67        22.42        24.25        27.85
Average Household Income        27,732        27.47       35,351        18.23       41,794
Median Household Income         22,955        20.51       27,662        12.06       30,997
Per Capita Income in area       10,924        26.79       13,851        18.30       16,386

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Joachim Bancorp
Jefferson County, MO

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area       171,380        11.40      190,912         7.09      204,446
0-14 Age Group (%)               25.39        -3.66        24.46        -4.19        23.43
15-34 Age Group (%)              32.87       -14.40        28.14        -5.51        26.59
35-54 Age Group (%)              26.12        12.84        29.48         0.54        29.64
55+ Age Group (%)                15.62        14.78        17.93        13.47        20.34
Total Households of area        59,199        11.89       66,239         7.55       71,240
$ 0-24K Households (%)           34.88       -17.82        28.66       -10.24        25.73
$25-49K Households (%)           44.16       -14.58        37.72       -12.05        33.17
$50K+ Households (%)             20.97        60.35        33.62        22.24        41.10
Average Household Income        35,283        24.23       43,832        16.73       51,165
Median Household Income         32,328        20.38       38,918        11.94       43,566
Per Capita Income in area       12,235        24.68       15,255        17.21       17,881

Lexington B&L Financial Corp.
Lafayette County, MO

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        31,107         4.16       32,401         2.44       33,190
0-14 Age Group (%)               22.31        -1.48        21.98        -2.36        21.46
15-34 Age Group (%)              27.43        -7.53        25.37        -0.17        25.32
35-54 Age Group (%)              24.35         9.53        26.67        -1.15        26.36
55+ Age Group (%)                25.91         0.28        25.99         3.34        26.85
Total Households of area        11,732         2.09       11,977         2.07       12,225
$ 0-24K Households (%)           50.74       -18.85        41.18       -10.47        36.87
$25-49K Households (%)           36.12         2.44        37.00        -3.53        35.70
$50K+ Households (%)             13.14        66.10        21.82        25.75        27.44
Average Household Income        29,482        25.49       36,996        15.09       42,579
Median Household Income         24,646        20.27       29,641         8.77       32,240
Per Capita Income in area       11,362        23.09       13,986        15.25       16,119

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Logansport Financial Corp
Cass County, IN

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        38,413         1.24       38,889         1.51       39,475
0-14 Age Group (%)               21.79        -1.47        21.47        -2.77        20.88
15-34 Age Group (%)              28.24        -9.12        25.66         0.27        25.73
35-54 Age Group (%)              25.24         9.95        27.75        -1.34        27.38
55+ Age Group (%)                24.73         1.55        25.12         3.57        26.01
Total Households of area        14,659         1.52       14,882         1.77       15,146
$ 0-24K Households (%)           47.72       -18.07        39.09       -12.03        34.39
$25-49K Households (%)           37.67        -4.69        35.90        -5.60        33.89
$50K+ Households (%)             14.61        71.11        25.00        26.85        31.72
Average Household Income        30,720        26.30       38,799        17.83       45,718
Median Household Income         26,004        20.39       31,307        11.97       35,055
Per Capita Income in area       11,881        27.25       15,118        18.86       17,970

London Financial Corp.
Madison County, OH

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        37,068        12.02       41,525         5.51       43,813
0-14 Age Group (%)               20.71        -3.94        19.89        -2.95        19.30
15-34 Age Group (%)              34.94        -8.28        32.05        -2.53        31.24
35-54 Age Group (%)              26.61         9.22        29.06        -0.82        28.82
55+ Age Group (%)                17.74         7.07        19.00         8.61        20.63
Total Households of area        11,990        10.58       13,258         6.65       14,140
$ 0-24K Households (%)           40.51       -27.22        29.48       -15.04        25.05
$25-49K Households (%)           38.47        -5.98        36.17       -10.75        32.28
$50K+ Households (%)             21.03        63.37        34.35        24.23        42.67
Average Household Income        35,075        34.28       47,098        22.07       57,494
Median Household Income         30,100        24.50       37,474        14.63       42,958
Per Capita Income in area       11,974        32.22       15,832        21.56       19,246

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Sobieski Bancorp, Inc.
St. Joseph County, IN

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area       247,052         4.82      258,965         2.55      265,558
0-14 Age Group (%)               21.43        -1.18        21.18        -2.40        20.67
15-34 Age Group (%)              32.13        -9.28        29.15        -3.16        28.23
35-54 Age Group (%)              23.55        15.62        27.23         3.27        28.12
55+ Age Group (%)                22.89        -1.94        22.44         2.40        22.98
Total Households of area        92,365         4.53       96,553         2.74       99,202
$ 0-24K Households (%)           43.68       -24.16        33.13       -17.48        27.34
$25-49K Households (%)           36.41        -9.29        33.02        -9.42        29.91
$50K+ Households (%)             19.91        70.01        33.85        26.30        42.75
Average Household Income        35,124        35.87       47,723        24.30       59,322
Median Household Income         28,348        27.95       36,271        17.03       42,447
Per Capita Income in area       13,324        35.57       18,063        24.79       22,540


Scotland Bancorp, Inc.
Scotland County, NC

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        33,754         5.50       35,611         3.82       36,973
0-14 Age Group (%)               24.18        -3.67        23.29        -3.01        22.59
15-34 Age Group (%)              31.42        -6.16        29.49         0.44        29.62
35-54 Age Group (%)              25.51         8.73        27.74        -2.23        27.12
55+ Age Group (%)                18.89         3.16        19.48         6.10        20.67
Total Households of area        11,837         5.80       12,523         4.07       13,033
$ 0-24K Households (%)           53.78       -24.82        40.43       -17.44        33.38
$25-49K Households (%)           32.84        -6.50        30.70       -10.34        27.53
$50K+ Households (%)             13.38       115.72        28.87        35.43        39.09
Average Household Income        27,608        47.72       40,782        32.66       54,103
Median Household Income         22,669        38.14       31,315        23.85       38,783
Per Capita Income in area        9,805        47.28       14,441        33.09       19,220

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Scotland Bancorp, Inc.
Moore County, NC

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        59,013        17.95       69,606        10.11       76,642
0-14 Age Group (%)               18.90        -2.20        18.48        -1.69        18.17
15-34 Age Group (%)              26.32        -8.36        24.12        -2.23        23.59
35-54 Age Group (%)              22.59        11.78        25.25         1.28        25.57
55+ Age Group (%)                32.19        -0.14        32.15         1.63        32.67
Total Households of area        23,827        17.99       28,113        10.51       31,067
$ 0-24K Households (%)           44.46       -23.26        34.12       -15.85        28.71
$25-49K Households (%)           36.13        -6.94        33.62       -11.64        29.71
$50K+ Households (%)             19.41        66.19        32.26        28.90        41.58
Average Household Income        36,550        34.89       49,301        22.92       60,603
Median Household Income         28,060        27.34       35,733        16.24       41,536
Per Capita Income in area       14,897        35.97       20,255        24.66       25,249


South Carolina Community Bancshares
Fairfield County, SC

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        22,295        -0.11       22,270        -0.64       22,127
0-14 Age Group (%)               23.34        -3.77        22.46        -2.09        21.99
15-34 Age Group (%)              30.87        -5.98        29.03        -1.56        28.57
35-54 Age Group (%)              23.53        11.98        26.35         1.64        26.79
55+ Age Group (%)                22.26        -0.41        22.16         2.22        22.66
Total Households of area         7,467         1.55        7,583         0.47        7,619
$ 0-24K Households (%)           55.04       -13.89        47.40       -12.68        41.38
$25-49K Households (%)           32.82        -6.75        30.61        -3.09        29.66
$50K+ Households (%)             12.13        81.29        22.00        31.63        28.95
Average Household Income        26,891        30.30       35,038        21.25       42,485
Median Household Income         21,782        22.26       26,630        14.17       30,404
Per Capita Income in area        9,103        32.54       12,065        23.38       14,886

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Three Rivers Financial Corp.
St. Joseph County, MI

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        58,913         4.01       61,273         2.80       62,991
0-14 Age Group (%)               24.34        -1.77        23.91        -2.95        23.21
15-34 Age Group (%)              29.22       -11.31        25.92        -2.11        25.37
35-54 Age Group (%)              24.54        13.49        27.85         0.51        27.99
55+ Age Group (%)                21.89         1.94        22.32         4.97        23.43
Total Households of area        21,579         3.16       22,260         2.77       22,877
$ 0-24K Households (%)           44.93       -26.37        33.08       -19.36        26.68
$25-49K Households (%)           38.30       -12.77        33.41       -12.43        29.25
$50K+ Households (%)             16.78        99.77        33.51        31.50        44.07
Average Household Income        32,527        41.42       45,999        27.25       58,535
Median Household Income         27,597        33.20       36,759        19.88       44,066
Per Capita Income in area       12,000        40.21       16,825        27.32       21,421


Three Rivers Financial Corp.
Cass County, MI

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        49,477         1.53       50,232         1.87       51,172
0-14 Age Group (%)               22.62        -2.30        22.10        -2.88        21.46
15-34 Age Group (%)              28.47        -9.69        25.71        -0.86        25.48
35-54 Age Group (%)              26.13         9.63        28.65        -1.51        28.21
55+ Age Group (%)                22.78         3.35        23.55         5.48        24.84
Total Households of area        18,239         1.75       18,558         2.19       18,964
$ 0-24K Households (%)           44.60       -27.14        32.50       -17.49        26.81
$25-49K Households (%)           38.30        -9.23        34.77       -17.43        28.71
$50K+ Households (%)             17.10        91.49        32.74        35.88        44.48
Average Household Income        32,855        40.46       46,147        27.45       58,813
Median Household Income         28,113        31.19       36,882        19.31       44,005
Per Capita Income in area       12,145        40.77       17,096        27.84       21,855

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Three Rivers Financial Corp.
Kalamazoo County, MI

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area       223,411         2.87      229,826         1.78      233,911
0-14 Age Group (%)               20.73         0.04        20.73        -2.88        20.14
15-34 Age Group (%)              36.23       -13.27        31.42        -4.95        29.86
35-54 Age Group (%)              24.82        15.07        28.57         1.90        29.11
55+ Age Group (%)                18.22         5.81        19.28         8.36        20.89
Total Households of area        83,702         3.52       86,645         1.94       88,328
$ 0-24K Households (%)           39.87       -20.26        31.80       -13.74        27.43
$25-49K Households (%)           34.82       -14.99        29.60       -12.00        26.05
$50K+ Households (%)             25.31        52.55        38.60        20.52        46.52
Average Household Income        38,252        35.01       51,643        23.67       63,867
Median Household Income         31,184        28.04       39,929        15.19       45,996
Per Capita Income in area       14,529        35.05       19,621        23.95       24,321


Landis Savings Bank, SSB
Rowan County, NC

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area       110,605        11.51      123,340         8.11      133,349
0-14 Age Group (%)               20.01        -1.13        19.79        -1.17        19.55
15-34 Age Group (%)              29.89       -10.26        26.82        -3.86        25.78
35-54 Age Group (%)              24.99        11.97        27.98         1.36        28.36
55+ Age Group (%)                25.12         1.20        25.42         3.49        26.30
Total Households of area        42,512         9.55       46,570         7.92       50,258
$ 0-24K Households (%)           47.21       -20.19        37.68       -13.96        32.42
$25-49K Households (%)           37.36        -6.87        34.79        -8.23        31.93
$50K+ Households (%)             15.43        78.38        27.53        29.51        35.65
Average Household Income        30,810        33.33       41,079        20.89       49,662
Median Household Income         26,345        25.09       32,956        13.90       37,537
Per Capita Income in area       11,981        30.16       15,595        20.60       18,807

Exhibit XXXVIII
Comparative Companies'
Demographic Data by County

Landis Savings Bank, SSB
Cabarrus County, NC

                                                  %                         %       5-year
                                  Base       Change      Current       Change    Projected
                                  1990       '90-97         1997     '97-2002         2002
------------------------------------------------------------------------------------------
Total Population of area        98,935        16.20      114,965        10.89      127,489
0-14 Age Group (%)               20.09        -0.47        19.99        -2.06        19.58
15-34 Age Group (%)              30.70       -12.40        26.89        -4.10        25.79
35-54 Age Group (%)              26.76        11.95        29.95         1.08        30.28
55+ Age Group (%)                22.46         3.13        23.16         5.14        24.35
Total Households of area        37,515        14.44       42,931        10.68       47,517
$ 0-24K Households (%)           41.16       -22.71        31.82       -16.04        26.71
$25-49K Households (%)           37.14       -12.31        32.56       -11.62        28.78
$50K+ Households (%)             21.70        64.14        35.62        24.95        44.51
Average Household Income        35,460        35.21       47,947        22.44       58,707
Median Household Income         30,216        26.45       38,208        15.71       44,209
Per Capita Income in area       13,532        32.84       17,976        22.59       22,037

Source: SNL Securities LC and Claritas

Exhibit XXXIX
Recent Thrify Conversions

                                                                    Offer Price to   Offer Price to  Offer Price to  Offer Price to
                                                 IPO Gross     IPO       Pro Forma        Pro Forma       Pro Forma       Pro Forma
                                                  Proceeds   Price       P.F. Book    Tangible Book       P. F. EPS     P.F. Assets
Company Name                           IPO Date     ($000)     ($)             (%)              (%)             (x)             (%)
------------                           --------  ---------  -----   --------------   --------------  --------------  --------------
First SecurityFed Financial, Inc.    10/31/1997     64,080  10.000           75.18            75.18           14.90           19.8
Oregon Trail Financial Corp.         10/06/1997     46,949  10.000           76.63            76.63           18.50           18.7
Riverview Bancorp, Inc.              10/01/1997         NA  10.000              NA             0.00              NA             NA
SHS Bancorp, Inc.                    10/01/1997      8,200  10.000           70.73            70.73           13.90            9.1
Ohio State Financial Services, Inc.  09/29/1997      6,332  10.000           63.33            63.33           17.00           15.7
FirstSpartan Financial Corp.         07/09/1997     88,608  20.000           72.98            72.98           26.00           19.1
GSB Financial Corporation            07/09/1997     22,483  10.000           73.44            73.44           23.20           18.9
FirstBank Corporation                07/02/1997     19,838  10.000           71.93            71.93           19.20           13.0
Community First Banking Company      07/01/1997     48,271  20.000           72.74            72.74           36.10           12.0
HCB Bancshares, Inc.                 05/07/1997     26,450  10.000           71.95            71.95           29.00           13.4
Peoples-Sidney Financial Corp        04/28/1997     17,854  10.000           71.24            71.24           11.50           17.0
Hemlock Federal Financial Corp       04/02/1997     20,763  10.000           71.62            71.62           37.50           12.4
GS Financial Corp.                   04/01/1997     34,385  10.000           63.75            63.75           38.70           28.4
Market Financial Corporation         03/27/1997     13,357  10.000           71.07            71.07           26.20           22.7
Empire Federal Bancorp, Inc.         01/27/1997     25,921  10.000           68.09            68.09           21.50           23.0
FirstFed America Bancorp, Inc.       01/15/1997     87,126  10.000           72.02            72.02           13.60           10.7
Roslyn Bancorp, Inc.                 01/13/1997    423,714  10.000           71.98            71.98            9.30           21.0
Advance Financial Bancorp            01/02/1997     10,845  10.000           71.09            71.09           16.80           10.6
Home City Financial Corporation      12/30/1996      9,522  10.000           71.20            71.20           13.70           14.6
Century Bancorp, Inc.                12/23/1996     20,367  50.000           72.11            72.11           18.90           20.0
Southern Community Bancshares        12/23/1996     11,374  10.000           74.39            74.39           14.50           15.0
Big Foot Financial Corporation       12/20/1996     25,128  10.000           72.67            72.67           33.10           11.4
River Valley Bancorp                 12/20/1996     11,903  10.000           72.96            72.96           15.20           12.1

Maximum:                                           423,714  50.000           76.63            76.63           38.70           28.4
Minimum:                                             6,332  10.000           63.33             0.00            9.30            9.1
Average:                                            47,430  12.609           71.50            68.40           21.29           16.3
Median:                                             21,623  10.000           71.97            71.95           18.70           15.4
Aggregate:                                       1,043,470      NA              NA               NA              NA             NA

Source:  SNL Securities, Charlottesville, VA

Exhibit XXXIX
Recent Thrify Conversions

                                    Price Chg  Price Chg  Price Chg  Price Chg             Price/                Price/
                                    Since IPO  Since IPO  Since IPO  Since IPO    Price       LTM    Price/    Tangible     Price/
                                        1 Day     1 Week    1 Month   3 Months  12/3/97  Earnings      Book        Book     Assets
Company Name                              (%)        (%)        (%)        (%)      ($)       (x)       (%)         (%)        (%)
------------                        ---------  ---------  ---------  ---------  -------  --------    ------    --------     ------
First SecurityFed Financial, Inc.       50.63      51.88      60.63         NA   16.500        NA        NA          NA         NA
Oregon Trail Financial Corp.            67.50      64.38      60.00         NA   15.938        NA        NA          NA         NA
Riverview Bancorp, Inc.                 31.88      35.00      32.50         NA   15.125        NA    158.21      164.22      32.84
SHS Bancorp, Inc.                       47.50      52.10      60.00         NA   15.870        NA    110.28      110.28      14.71
Ohio State Financial Services, Inc.     55.00      52.50      49.60         NA   14.750        NA     89.56       89.56      24.26
FirstSpartan Financial Corp.            83.44      85.00      78.13      93.75   37.875        NA    129.84      129.84      34.79
GSB Financial Corporation               46.25      47.50      43.75      57.50   16.125        NA        NA          NA         NA
FirstBank Corporation                   58.13      57.50      77.50      73.75   18.625        NA    116.48      116.48      20.77
Community First Banking Company         59.38      64.38      71.25      88.75   38.500        NA    122.26      123.91      23.55
HCB Bancshares, Inc.                    26.25      26.25      28.75      39.38   13.625        NA     94.42       97.95      18.02
Peoples-Sidney Financial Corp           25.63      30.00      32.50      56.25   17.250        NA    109.73      109.73      29.95
Hemlock Federal Financial Corp          28.75      28.75      27.50      38.75   17.000        NA    112.88      112.88      21.80
GS Financial Corp.                      33.75      35.00      40.63      53.75   18.125        NA    110.25      110.25      47.55
Market Financial Corporation            29.38      25.00      26.25      35.00   15.688        NA    105.36      105.36      37.34
Empire Federal Bancorp, Inc.            32.50      32.50      37.50      31.25   16.500        NA    106.38      106.38      38.69
FirstFed America Bancorp, Inc.          36.25      41.25      48.75      37.50   20.750        NA    132.76      132.76      17.44
Roslyn Bancorp, Inc.                    50.00      58.75      60.00      58.75   23.188        NA    165.16      165.98      29.13
Advance Financial Bancorp               28.75      28.75      40.00      38.75   17.750        NA    118.25      118.25      18.21
Home City Financial Corporation            NA      26.25      33.13      35.00   17.375        NA    114.31      114.31      22.42
Century Bancorp, Inc.                   25.25      32.00      30.00      36.00   83.000        NA    110.59      110.59      33.49
Southern Community Bancshares           30.00      37.50      35.00      40.00   18.000        NA    136.47      136.47      29.09
Big Foot Financial Corporation          23.13      26.25      40.00      45.00   18.375        NA    122.75      122.75      21.46
River Valley Bancorp                    36.88      37.50      48.13      43.75   18.125        NA    122.47      124.23      15.58

Maximum:                                83.44      85.00      78.13      93.75   83.000              165.16      165.98      47.55
Minimum:                                23.13      25.00      26.25      31.25   13.625               89.56       89.56      14.71
Average:                                41.19      42.43      46.15      50.16   21.916              119.42      120.11      26.55
Median:                                 35.00      37.50      40.63      41.88   17.375              115.40      115.40      23.91
Aggregate:                                 NA         NA         NA         NA       NA        NA        NA          NA         NA

Source:  SNL Securities, Charlottesville, VA

Exhibit XXXX
Calculation of Net Return on Conversion Proceeds


The assumptions underlying the net return assumed on conversion proceeds are as follows:

1. The net average proceeds received by the Savings Bank are invested to yield a pre-tax return of 5.26% (3.37% after tax), which represents the average of the Savings Bank's yield on the one year treasury bill on December 3, 1997.

2. The total amount of net conversion proceeds, net of $1.6 million for investment in Kings Grant branch, is invested at the beginning of the applicable period.

3. An aggregate tax rate, inclusive of state and federal income taxes, of 36% is used.

4.    Estimated fixed conversion expenses are assumed to be $450,000.

5. No effect is given to the possible withdrawals from deposit accounts to purchase conversion stock.

         Calculation of Marginal Rate of Return

         Pre-tax rate of return on conversion proceeds                   5.26%
         Less:    Federal and state income taxes at 36 %                 1.89%
                                                                         ----
         Net return on conversion proceeds                               3.37%
                                                                         ====

Exhibit XXXXI
Pro Forma Mid-Point Analysis

Name of Savings Bank:                          Landis Savings Bank, SSB
Date of Valuation Letter:                      December 8, 1997
Date of Market Data:                           December 3, 1997

                                                                                     Comparative Group          All Publicly Thrifts
                                                                                     -----------------          --------------------
                                                    Symbol          Value            Mean        Median          Mean       Median
                                                    ------          -----            ----        ------          ----       ------
Price/Earnings Ratio (1)                               P/E
Twelve Months (Adjusted) Ending 09/30/97               (x)          30.10            21.47        18.48         19.04        18.26
  Pro Forma Minimum                                                 28.00
  Pro Forma Maximum                                                 21.80
  Pro Forma Supermaximum                                            33.40

Price/Book Ratio                                       P/B          69.24           118.31       116.26        167.00       156.07
  Pro Forma Minimum                                    (%)          64.78
  Pro Forma Maximum                                                 72.96
  Pro Forma Supermaximum                                            76.53

Price/Tangible Book Ratio                              P/B          69.24           118.35       116.26        173.78       158.45
  Pro Forma Minimum                                    (%)          64.78
  Pro Forma Maximum                                                 72.96
  Pro Forma Supermaximum                                            76.53

Price/Assets Ratio                                     P/A          23.38            24.41        22.41         18.20        16.89
  Pro Forma Minimum                                    (%)          20.50
  Pro Forma Maximum                                                 26.08
  Pro Forma Supermaximum                                            28.99

Key Assumptions:
  Earnings Base
    12 months ended September 30, 1997                   Y        166,176
    Book Value                                           B      4,399,568
    Tangible Book Value                                  B      4,399,568
    Total Assets                                         A     24,234,080
    Estimated Fixed Expenses                             E        450,000
    Net Return on Conversion Proceeds                    R          3.37%
   Percent Sold on Commission                            S              0
    Average Underwriting Commission                      C              0
    ESOP Purchase                                        P        560,000
   Depositor Recognition Plan                            e         56,000
  Management Recognition Plan                            M        280,000
  Management Recognition Plan Annual Expense             m         56,000

Exhibit XXXXI (Page 2)
Pro Forma Mid-Point Analysis

Calculation of Estimated Value in a Standard Conversion


          1.     V  =P/E (Y - R x E)/1- P/E (R( 1- C x S))    =     $7,000,000

          1.     V  =P/B (B - E - P)/1- P/B (1- C x S)        =     $6,999,561

          1.     V  =P/A (A - E)/1- P/A (1- C x S)            =     $7,000,000


Estimated Pro Forma     Valuation         Estimated Pro Forma
Conversion Value        Date: 12/03/97    Conversion Valuation Range

           $7,000,000   Minimum           $7,000,000    85.00% =   $5,950,000
                        Maximum           $7,000,000   115.00% =   $8,050,000
                        Supermaximum      $7,000,000   132.25% =   $9,257,500



Pro Forma Shares                               Pro Forma Price Range
                                 -----------------------------------------------
                                 Minimum     Midpoint      Maximum      Supermax
                                 -------     --------      -------      --------

                    Shares       595,000      700,000      805,000       925,750
                    Value      5,950,000    7,000,000    8,050,000     9,257,500